PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 14, 2006)

                                  $275,384,000
                                  (Approximate)

                  Morgan Stanley Mortgage Loan Trust 2006-10SL
                                (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-10SL
                          Morgan Stanley Capital I Inc.
                                   (Depositor)

                      Morgan Stanley Mortgage Capital Inc.
                              (Sponsor and Seller)

                            GMAC Mortgage Corporation
                                   (Servicer)

                                   ----------

      Morgan Stanley Mortgage Loan Trust 2006-10SL is issuing twelve classes of certificates, but is offering only seven of these classes of certificates through this prospectus supplement.

--------------------------------------------------------------------------------

      You should read the section entitled "Risk Factors" starting on page S-9 of this prospectus supplement and page 6 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

      The certificates represent interests in the trust fund only and are not interests in or obligations of any other person.

      Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

--------------------------------------------------------------------------------

Assets of the Issuing Entity-

o The issuing entity is a trust, whose assets will consist primarily of a group of fixed rate second-lien mortgages on residential real properties with original terms to maturity ranging from approximately 15 years to 30 years, which were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines. Any liquidation, insurance or condemnation proceeds received in respect of these second lien mortgage loans will be available to pay the outstanding balance of these mortgage loans only to the extent that the claims of the holders of the related first lien mortgages have been satisfied in full, including any related foreclosure costs.

The Certificates-

o The certificates will represent beneficial interests in the assets of the trust fund, as described in this prospectus supplement.

o The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal balances and interest rates, in the table under "The Series 2006-10SL Certificates" on page iv of this prospectus supplement.

Credit Enhancement-

o Subordination, Excess Interest and Overcollateralization as described in this prospectus supplement.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association. Each class of certificates will receive monthly distributions of interest, principal or both, commencing on August 25, 2006.

      The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately 100.00% of the principal balance of these classes of certificates (excluding accrued interest) before the deduction of expenses payable by the depositor, estimated to be approximately $600,000. The offered certificates will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about July 28, 2006.

                                   ----------

                                 MORGAN STANLEY

July 20, 2006

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the Mortgage Pass-Through Certificates, Series 2006-10SL in any state where the offer is not permitted.

      For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

      We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The tables of contents in this prospectus supplement provide the pages in this prospectus supplement and in the accompanying prospectus on which these captions are located.

      Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this prospectus supplement.

      Morgan Stanley Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                             European Economic Area

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
      (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 United Kingdom

      The underwriter has represented and agreed that:

            (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

            (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       Notice to United Kingdom Investors

      The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        THE SERIES 2006-10SL CERTIFICATES

                                                                                                    Interest     Initial Ratings of
                                                                                                     Accrual    the Certificates (3)
                                   Initial Principal                                                 Period/    --------------------
Class                                 Balance (1)         Pass-Through Rate       Principal Types   Delay (2)     S&P      Moody's
---------------------------------  -----------------   -----------------------    ---------------   ---------    -----    ---------
Offered Certificates
Class A-1........................    $206,616,000       Floating Rate (4), (5)         Senior         0 day       AAA        Aaa
Class M-1........................    $ 29,280,000       Floating Rate (4), (6)      Subordinate       0 day        AA        Aa2
Class M-2........................    $ 19,820,000       Floating Rate (4), (7)      Subordinate       0 day        A         A2
Class M-3........................    $  5,105,000       Floating Rate (4), (8)      Subordinate       0 day        A-        A3
Class B-1........................    $  6,606,000       Floating Rate (4), (9)      Subordinate       0 day       BBB+      Baa1
Class B-2........................    $  3,753,000      Floating Rate (4), (10)      Subordinate       0 day       BBB       Baa2
Class B-3........................    $  4,204,000      Floating Rate (4), (11)      Subordinate       0 day       BBB-      Baa3

Non-Offered Certificates

Class OC.........................        (12)                    N/A                Subordinate        N/A        N/A        N/A
Class B-4........................    $  5,105,000          Fixed Rate (13)          Subordinate      24 day       BB+        Ba1
Class B-5........................    $  3,753,000          Fixed Rate (14)          Subordinate      24 day        BB        Ba2
Class P..........................        $100                  N/A(15)                  N/A            N/A        N/A        N/A
Class R..........................         N/A                    N/A                  Residual         N/A        N/A        N/A

----------
(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) 0 day = For any distribution date, the one-month period commencing on the immediately preceding distribution date (or, in the case of the first distribution date, from and including the closing date) and ending on the day immediately preceding such distribution date. 24 day = For any distribution date, the prior calendar month.

(3) A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

(4) The pass-through rate for each class of offered certificates will be subject to the weighted average adjusted net rate of the mortgage loans (the "Net WAC Cap") as described in this prospectus supplement under "Description of the Certificates--Glossary" and "--Interest Distributions on the Certificates." The "Optional Termination Date" for the certificates is the first distribution date and any subsequent distribution date on which the aggregate stated principal balance of the mortgage loans is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

(5) The pass-through rate for the Class A-1 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 0.130% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class A-1 Certificates will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 0.260% and (ii) the Net WAC Cap. The pass-through rate for the Class A-1 Certificates for the first distribution date will be a per annum rate of approximately 5.5547%.

(6) The pass-through rate for the Class M-1 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 0.340% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-1 Certificates will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 0.510% and (ii) the Net WAC Cap. The pass-through rate for the Class M-1 Certificates for the first distribution date will be a per annum rate of approximately 5.7647%.

(7) The pass-through rate for the Class M-2 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 0.500% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-2 Certificates will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 0.750% and (ii) the Net WAC Cap. The pass-through rate for the Class M-2 Certificates for the first distribution date will be a per annum rate of approximately 5.9247%.

(8) The pass-through rate for the Class M-3 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 0.600% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class M-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + 0.900% and (ii) the Net WAC Cap. The pass-through rate for the Class M-3 Certificates for the first distribution date will be a per annum rate of approximately 6.0247%.

(9) The pass-through rate for the Class B-1 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 1.100% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-1 Certificates will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 1.650% and (ii) the Net WAC Cap. The pass-through rate for the Class B-1 Certificates for the first distribution date will be a per annum rate of approximately 6.5247%.

(10) The pass-through rate for the Class B-2 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 1.300% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-2 Certificates will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 1.950% and (ii) the Net WAC Cap. The pass-through rate for the Class B-2 Certificates for the first distribution date will be a per annum rate of approximately 6.7247%.

(11) The pass-through rate for the Class B-3 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 2.400% and (ii) the Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-3 Certificates will be a per annum rate equal to the lesser of
      (i) one-month LIBOR + 3.600% and (ii) the Net WAC Cap. The pass-through rate for the Class B-3 Certificates for the first distribution date will be a per annum rate of approximately 7.8247%.

(12) The class principal balance of the Class OC Certificates for any distribution date will equal the overcollateralized amount as described in this prospectus supplement. As of the closing date, the class principal balance of the Class OC Certificates is expected to equal approximately $16,073,389. The Class OC Certificates are entitled to receive certain distributions from Net Monthly Excess Cashflow as described in the trust agreement.

(13) The pass-through rate for the Class B-4 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to 7.000%. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-4 Certificates will be a per annum rate equal to 7.500%.

(14) The pass-through rate for the Class B-5 Certificates for the interest accrual period related to any distribution date on or prior to the first Optional Termination Date will be a per annum rate equal to 7.000%. Beginning with the interest accrual period related to the distribution date immediately following the first Optional Termination Date, the pass-through rate for the Class B-5 Certificates will be a per annum rate equal to 7.500%.

(15) The Class P Certificates will receive all payments in respect of prepayment penalties on the mortgage loans and are not entitled to receive any distributions of interest.

                                Table of Contents

                              PROSPECTUS SUPPLEMENT

SUMMARY ..................................................................   S-1
RISK FACTORS .............................................................   S-9
FORWARD-LOOKING STATEMENTS ...............................................  S-19
DESCRIPTION OF THE MORTGAGE LOANS ........................................  S-19
     General .............................................................  S-19
     Tabular Characteristics of the Mortgage Loans .......................  S-22
     Assignment of the Mortgage Loans ....................................  S-28
     Loan Purchasing Guidelines and Underwriting Standards ...............  S-29
     Loan Purchasing Guidelines - Morgan Stanley Mortgage Capital Inc. ...  S-30
THE SPONSOR ..............................................................  S-32
STATIC POOL INFORMATION ..................................................  S-33
THE DEPOSITOR ............................................................  S-34
THE ISSUING ENTITY .......................................................  S-34
THE SERVICER .............................................................  S-34
     General .............................................................  S-34
     GMAC Mortgage Corporation ...........................................  S-34
SERVICING OF THE MORTGAGE LOANS ..........................................  S-37
     Servicing and Collection Procedures .................................  S-37
     Servicing Compensation and Payment of Expenses ......................  S-38
     Adjustment to Servicing Fees in Connection with Certain
        Prepaid Mortgage Loans ...........................................  S-39
     Advances ............................................................  S-39
     Charged-off Loans and Released Mortgage Loans .......................  S-40
     Evidence as to Compliance ...........................................  S-40
     Servicer Default ....................................................  S-41
     Resignation of the Servicer; Assignment and Merger ..................  S-41
     Seller's Retention of Servicing Rights ..............................  S-42
THE TRUSTEE ..............................................................  S-42
DESCRIPTION OF THE CERTIFICATES ..........................................  S-44
     General .............................................................  S-44
     Senior Certificates .................................................  S-44
     Subordinated Certificates ...........................................  S-44
     Class P, Class OC and Class R Certificates ..........................  S-45
     Designations ........................................................  S-45
     Forms and Denominations of Offered Certificates; Distributions
        to Certificates ..................................................  S-47
     Book-Entry Certificates .............................................  S-48
     Calculation of One-Month LIBOR ......................................  S-50
     Payments on Mortgage Loans; Accounts ................................  S-50
     Administration Fees .................................................  S-51
     Priority of Distributions ...........................................  S-51
     Glossary ............................................................  S-52
     Interest Distributions on the Certificates ..........................  S-61
     Principal Distributions on the Certificates .........................  S-62
     Net Monthly Excess Cashflow and Overcollateralization
        Provisions .......................................................  S-63
     Subordination and Allocation of Losses on the Certificates ..........  S-64
     Reports to Certificateholders .......................................  S-65
     Last Scheduled Distribution Date ....................................  S-67
THE TRUST AGREEMENT ......................................................  S-67
     General .............................................................  S-67
     Subservicers ........................................................  S-67
     Trustee Fees and Other Compensation and Payment of Expenses .........  S-67
     Depositor's Option to Purchase Breached Mortgage Loans ..............  S-68
     Auction and Optional Termination of the Certificates ................  S-68
     Eligibility Requirements for Trustee; Resignation and
        Removal of Trustee ...............................................  S-69
     Voting Rights .......................................................  S-70
     Certain Matters Regarding the Depositor, the Servicer
        and the Trustee ..................................................  S-70
     Amendment ...........................................................  S-71
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE ..............................  S-71
     General .............................................................  S-71
     Prepayment Considerations and Risks .................................  S-71
     Additional Information ..............................................  S-72
     Weighted Average Lives of the Offered Certificates ..................  S-73
     Structuring Assumptions .............................................  S-73
     Decrement Tables ....................................................  S-80
     Special Yield Considerations Related to the Subordinated
        Certificates .....................................................  S-83
USE OF PROCEEDS ..........................................................  S-83
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .................................  S-83
     General .............................................................  S-83

     Taxation of the Regular Certificates and the REMIC Regular
        Interest Components of the Regular Certificates ..................  S-84
     Disposition of Regular Certificates .................................  S-85
     Basis Risk Carry Forward Amounts ....................................  S-85
     Other Taxes .........................................................  S-86
ERISA MATTERS ............................................................  S-87
METHOD OF DISTRIBUTION ...................................................  S-89
LEGAL MATTERS ............................................................  S-90
RATINGS ..................................................................  S-90
INDEX OF CERTAIN DEFINITIONS .............................................  S-91
ANNEX I GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES .... S-I-1

                                TABLE OF CONTENTS

                                   PROSPECTUS

SUMMARY OF PROSPECTUS ....................................................     1
RISK FACTORS .............................................................     6
DESCRIPTION OF THE TRUST FUNDS ...........................................    29
  Assets .................................................................    29
  Mortgage Loans .........................................................    29
  Mortgage-Backed Securities .............................................    31
  Government Securities ..................................................    32
  Accounts ...............................................................    33
  Credit Support .........................................................    33
  Cash Flow Agreements and Derivatives ...................................    33
USE OF PROCEEDS ..........................................................    35
YIELD CONSIDERATIONS .....................................................    35
  General ................................................................    35
  Pass-Through Rate ......................................................    35
  Timing of Payment of Interest ..........................................    35
  Payments of Principal; Prepayments .....................................    36
  Prepayments, Maturity and Weighted Average Life ........................    37
  Other Factors Affecting Weighted Average Life ..........................    38
THE DEPOSITOR ............................................................    39
THE SPONSOR ..............................................................    40
STATIC POOL INFORMATION ..................................................    40
ISSUING ENTITY ...........................................................    40
DESCRIPTION OF THE CERTIFICATES ..........................................    40
  General ................................................................    40
  Categories of Classes of Certificates ..................................    41
  Indices Applicable to Floating Rate and Inverse Floating
     Rate Classes ........................................................    43
  LIBOR ..................................................................    43
  COFI ...................................................................    44
  Treasury Index .........................................................    46
  Prime Rate .............................................................    46
  Distributions ..........................................................    46
  Available Distribution Amount ..........................................    47
  Distributions of Interest on the Certificates ..........................    47
  Distributions of Principal of the Certificates .........................    48
  Components .............................................................    48
  Distributions on the Certificates of Prepayment Premiums ...............    48
  Allocation of Losses and Shortfalls ....................................    48
  Advances in Respect of Delinquencies ...................................    49
  Reports to Certificateholders ..........................................    49
  Termination ............................................................    52
  Book-Entry Registration and Definitive Certificates ....................    52
DESCRIPTION OF THE AGREEMENTS ............................................    56
  Assignment of Assets; Repurchases ......................................    56
  Representations and Warranties; Repurchases ............................    58
  Certificate Account and Other Collection
     Accounts ............................................................    59
  Pre-Funding Account ....................................................    62
  Collection and Other Servicing Procedures ..............................    63
  Subservicers ...........................................................    64
  Realization Upon Defaulted Mortgage Loans ..............................    64
  Hazard Insurance Polices ...............................................    66
  Fidelity Bonds and Errors and Omissions Insurance ......................    68
  Due-on-Sale Provisions .................................................    68
  Retained Interest; Servicing Compensation and Payment of Expenses ......    68
  Evidence as to Compliance ..............................................    69
  Matters Regarding a Master Servicer and the Depositor ..................    69
  Events of Default ......................................................    71
  Rights Upon Event of Default ...........................................    71
  Amendment ..............................................................    72
  The Trustee ............................................................    73
  Duties of the Trustee ..................................................    73
  Matters Regarding the Trustee ..........................................    73
  Resignation and Removal of the Trustee .................................    74
DESCRIPTION OF CREDIT SUPPORT ............................................    74
  General ................................................................    74
  Subordinate Certificates ...............................................    75
  Cross-Support Provisions ...............................................    75
  Insurance or Guarantees for the Mortgage Loans .........................    75
  Letter of Credit .......................................................    75
  Insurance Policies and Surety Bonds ....................................    76
  Reserve Funds ..........................................................    76
  Derivative Products ....................................................    76
  Credit Support for Mortgage-Backed Securities ..........................    76
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................    77
  General ................................................................    77
  Types of Mortgage Instruments ..........................................    77
  Interest in Real Property ..............................................    78
  Cooperative Loans ......................................................    78
  Foreclosure ............................................................    79
  Junior Mortgages .......................................................    83
  Anti-Deficiency Legislation and Other Limitations on Lenders ...........    83
  Environmental Legislation ..............................................    84

  Due-on-Sale Clauses ....................................................    84
  Prepayment Charges .....................................................    85
  Subordinate Financing ..................................................    85
  Applicability of Usury Laws ............................................    85
  Alternative Mortgage Instruments .......................................    86
  Servicemembers' Civil Relief Act .......................................    87
  Forfeiture for Drug, RICO and Money Laundering Violations ..............    87
FEDERAL INCOME TAX CONSEQUENCES ..........................................    88
  General ................................................................    88
  Grantor Trust Funds ....................................................    88
  a. Single Class of Grantor Trust Certificates ..........................    88
  b. Multiple Classes of Grantor Trust Certificates ......................    92
  c. Sale or Exchange of a Grantor Trust Certificate .....................    95
  d. Non-U.S. Persons ....................................................    96
  e. Information Reporting and Backup Withholding ........................    96
  REMICS .................................................................    97
  a. Taxation of Owners of REMIC Regular Certificates ....................    99
  b. Taxation of Owners of REMIC Residual Certificates ...................   108
  Prohibited Transactions and Other Taxes ................................   112
  Liquidation and Termination ............................................   113
  Administrative Matters .................................................   113
  Tax-Exempt Investors ...................................................   113
  Residual Certificate Payments - Non-U.S. Persons .......................   114
  Tax Related Restrictions on Transfers of REMIC Residual
     Certificates ........................................................   114
  Reportable Transactions ................................................   117
STATE TAX CONSIDERATIONS .................................................   117
ERISA CONSIDERATIONS .....................................................   117
  General ................................................................   117
  Prohibited Transactions ................................................   117
  Review by Plan Fiduciaries .............................................   121
LEGAL INVESTMENT .........................................................   121
PLAN OF DISTRIBUTION .....................................................   123
LEGAL MATTERS ............................................................   124
FINANCIAL INFORMATION ....................................................   124
RATING ...................................................................   124
INCORPORATION OF INFORMATION BY REFERENCE ................................   125
GLOSSARY OF TERMS ........................................................   126

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                                     SUMMARY

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. To understand the terms of the offering of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Relevant Parties

  Issuing Entity............  Morgan Stanley Mortgage Loan Trust 2006-10SL. The
                              trust will be established under a trust agreement, dated as of the cut-off date, between Morgan Stanley Capital I Inc., as depositor and LaSalle Bank National Association, as auction administrator and trustee.

  Depositor.................  Morgan Stanley Capital I Inc., a Delaware
                              corporation. The depositor's address is 1585
                              Broadway, New York, New York 10036, telephone number (212) 761-4000.

                              See "The Depositor" in the accompanying
                              prospectus.

  Sponsor and Seller........  Morgan Stanley Mortgage Capital Inc., a New York
                              corporation, which is an affiliate of the depositor and of Morgan Stanley & Co. Incorporated, the underwriter. Morgan Stanley Mortgage Capital Inc.'s address is 1585 Broadway, New York, New York 10036.

                              See "Description of the Mortgage Loans--Assignment of the Mortgage Loans" in this prospectus supplement.

  Trustee and Auction
    Administrator...........  LaSalle Bank National Association, a national banking association, will act as trustee under the trust agreement. LaSalle Bank National Association's offices are located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603.

                              LaSalle Bank National Association, in its capacity as trustee, will also act as auction administrator under the trust agreement.

                              See "Servicing of the Mortgage Loans" and "The Trustee" in this prospectus supplement.

  Originators and Servicer..  The seller previously acquired the mortgage loans from various correspondent lenders and other mortgage loan sellers who originated less than 10% of the mortgage loans. On the closing date, the seller will sell all of its interest in the mortgage loans (other than servicing rights which will be retained by the seller) to the depositor.

                              GMAC Mortgage Corporation will act as the servicer of the mortgage loans.

                              See "The Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

                              The following diagram illustrates the various parties involved in the

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                              transaction and their functions.

                            -------------------------
                               Various Originators
                            -------------------------
                                       |
                                       | Loans
                                       |
                            -------------------------
                                 Morgan Stanley
                             Mortgage Capital Inc.
                              (Sponsor and Seller)
                            -------------------------
                                       |
                                       | Loans
                                       |
                            -------------------------
                                 Morgan Stanley
                                 Capital I Inc.
                                  (Depositor)
                            -------------------------
                                       |
                                       | Loans
                                       |
                            -------------------------   -----------------------
                             Morgan Stanley Mortgage         GMAC Mortgage
                              Loan Trust 2006-10SL   ---      Corporation
                                (Issuing Entity)               (Servicer)
                            -------------------------   -----------------------
                                                      \
                                                        -----------------------
                                                         LaSalle Bank National
                                                              Association
                                                        -----------------------

Relevant Dates

  Cut-off Date..............  July 1, 2006.

  Closing Date..............  On or about July 28, 2006.

  Distribution Date.........  The 25th day of each month or, if that day is not a business day, the next business day, beginning August 25, 2006.

  Interest Accrual Period...  For any distribution date and (a) each class of offered certificates, the one-month period commencing on the immediately preceding distribution date (or, in the case of the first distribution date, from and including the closing date) and ending on the day immediately preceding such distribution date and (b) the Class B-4 and Class B-5 Certificates, the prior calendar month.

  Record Date...............  For the offered certificates and any distribution date, the business day immediately preceding that distribution date, or if the offered certificates are no longer book-entry certificates, the last business day of the month preceding the month of that distribution date.

  Offered Certificates......  We are offering the classes of certificates in the approximate original principal balances as designated on page iv of this prospectus supplement, subject to a permitted variance of plus or minus 5%.

                              The certificates will consist of a total of twelve classes. The Class OC, Class B-4, Class B-5, Class P and Class R Certificates are not being offered through this prospectus supplement and the accompanying

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                              prospectus.

  Structure Overview........  The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates.

   Accrued certificate    -----------------------------   Losses
interest, then principal           Class M-1           /|\
                       |  ----------------------------- |
                       |           Class M-2            |
                       |  ----------------------------- |
                       |           Class M-3            |
                       |  ----------------------------- |
                       |           Class B-1            |
                       |  ----------------------------- |
                       |           Class B-2            |
                       |  ----------------------------- |
                      \|/          Class B-3            |
                          -----------------------------

  Interest Distributions....  The certificates will bear interest at the per annum rates set forth on pages iv and v of this prospectus supplement. The actual amount of interest you receive on your certificates on each distribution date will depend on:

                              o  the amount of interest accrued on your
                                 certificates;

                              o  the total amount of funds available for
                                 distribution; and

                              o the amount of any accrued interest not paid on your certificates on earlier distribution dates.

                              Interest on the offered certificates is required to be calculated on the basis of a 360-day year and the actual number of days in the related interest accrual period. Interest on the Class B-4 and Class B-5 Certificates is required to be calculated on the basis of a 360-day year consisting of twelve 30 day months.

                              See "Description of the Certificates" in this prospectus supplement.

  Principal Distributions...  On each distribution date, one or more classes of the offered certificates will be entitled to distributions of principal.

                              See "Description of the Certificates--Principal Distributions on the Certificates" in this prospectus supplement for a detailed discussion of the amount and timing of principal distributions.

  The Mortgage Loans........  The trust fund will be comprised primarily of a group of fixed rate mortgage loans secured by second priority mortgages or deeds of trust on residential one- to four-family properties with original terms to maturity ranging from approximately 180 months to approximately 360 months.

                              The mortgage loans to be deposited into the trust fund on the closing date are expected to have the following approximate characteristics

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                              based on the stated principal balances of the mortgage loans as of July 1, 2006:

Number of Mortgage Loans:..................................................4,845
Weighted Average Mortgage Rate:......................................... 11.120%
Range of Mortgage Rates:.......................................6.500% to 18.125%
Weighted Average Original Term to Maturity............................205 months
Range of Original Terms to Maturity:...........................180 to 360 months
Weighted Average Remaining Scheduled
   Term to Maturity:..................................................201 months
Range of Remaining Scheduled Terms to Maturity:................166 to 360 months
Aggregate Scheduled Principal Balance:...........................$300,315,389.24
Average Scheduled Principal Balance:..................................$61,984.60
Range of Principal Balances:............................$7,039.94 to $450,000.00
Geographic Concentration of Mortgaged Properties
   Securing Mortgage Loans in Excess of 10% of the
   Aggregate Scheduled Principal Balance:           California............25.49%
                                                    New York..............11.93%
Weighted Average Original Combined Loan-to-Value Ratio:...................97.07%
Weighted Average Junior Loan-to-Value Ratio:..............................19.41%
Percent Owner-Occupied:...................................................84.04%
Weighted Average Credit Score:...............................................689

                              See "Description of the Mortgage Loans" in this prospectus supplement.

Servicing of the
  Mortgage Loans............  GMAC Mortgage Corporation will act as servicer for all of the mortgage loans. The servicer will be obligated to service and administer the mortgage loans on behalf of the trust fund, for the benefit of the holders of the certificates.

Advances....................  Under the servicing agreement, the servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans (other than any charged-off loans) on the immediately preceding determination date. The servicer will be entitled to reimburse itself for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if the servicer makes advances which are determined to be nonrecoverable from future payments and collections on a mortgage loan, the servicer will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

                              The servicer will also make interest payments to compensate for certain shortfalls in interest payments on the certificates which result from a mortgagor prepaying a mortgage loan in full.

                              See "Servicing of the Mortgage Loans" and
                              "--Advances" in this prospectus supplement.

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Credit Enhancement..........  Credit enhancement provides limited protection to holders of the certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement for the offered certificates: subordination, shifting of interests, overcollateralization and excess interest.

  Subordination.............  Subordination is designed to provide the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

                              The senior certificates will have a payment priority over the subordinated certificates. With respect to the subordinated certificates, the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; the Class M-2 Certificates will have payment priority over the Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; the Class M-3 Certificates will have payment priority over the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; the Class B-1 Certificates will have payment priority over the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates; the Class B-2 Certificates will have payment priority over the Class B-3, Class B-4 and Class B-5 Certificates; and the Class B-3 Certificates will have payment priority over the Class B-4 and Class B-5 Certificates. The Class OC Certificates are also subordinated to all of the classes of certificates other than the Class P and Class R Certificates. The Class OC, Class B-4, Class B-5, Class P and Class R Certificates are not being offered through this prospectus supplement and the accompanying prospectus.

                              This loss protection is accomplished by, if there is no overcollateralization or excess interest when realized losses occur, allocating realized losses on the mortgage loans among the certificates that are subordinated, beginning with the class of certificates then outstanding with the lowest payment priority, before realized losses are allocated to the classes of certificates with higher priorities of payment. The trust agreement does not permit the allocation of realized losses on the mortgage loans to the Class A-1 Certificates; however, investors in the Class A-1 Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the mortgage loans to pay the Class A-1 Certificates all interest and principal amounts to which such classes of certificates are then entitled.

                              The trust agreement does not permit the allocation of realized losses to the Class P Certificates.

                              See "Description of the
                              Certificates--Subordination and Allocation of Losses of the Certificates" in this prospectus supplement.

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  Shifting of Interests.....  Except under the circumstances described in
                              "Description of the Certificates--Principal
                              Distributions on the Certificates" in this prospectus supplement, the Class A-1 Certificates will receive 100% of principal payments received on the mortgage loans for the first three years following the closing date, and if certain loss and delinquency levels are exceeded thereafter, the Class A-1 Certificates may once again receive 100% of principal payments received on the mortgage loans. This shifting interest feature will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled.

  Overcollateralization.....  The amount by which the aggregate stated principal balance of the mortgage loans is greater than the aggregate class principal balance of the Class A-1, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is referred to as "overcollateralization." On the closing date the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class principal balance of the Class A-1, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates by approximately $16,073,389. In other words, it is expected that there will be approximately 5.35% overcollateralization as of the closing date. In addition, the mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and related expenses of the trust fund because the weighted average interest rate of the mortgage loans is expected to be higher than the aggregate of the weighted average pass-through rate on the certificates and the servicing fee rate on the mortgage loans. Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the certificates and related trust expense fees will be used to reduce the total class principal balance of the Class A-1, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates thereby creating and/or maintaining overcollateralization at the level of overcollateralization required by the trust agreement.

                              See "Description of the Certificates--Net Monthly Excess Cashflow and Overcollateralization Provisions" in this prospectus supplement.

Registration and
  Denominations
  of the Certificates.......  The offered certificates initially will be issued in book-entry form. The offered certificates will be issued in the minimum denominations set forth in "Description of the Certificates-- Forms and Denominations of Offered Certificates; Distributions to Certificates" in this prospectus supplement. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement. Beneficial owners may elect to hold their interests through The Depository Trust Company. Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.

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                              See "Description of the Certificates--Forms and Denominations of Offered Certificates; Distributions to Certificates" in this prospectus supplement.

Servicing and Trustee
  Fees......................  The servicer is entitled to receive, from interest actually collected on each mortgage loan, a servicing fee equal to 1/12 of the product of (1) the principal balance of such mortgage loan as of the first day of the related due period and (2) a per annum rate equal to 0.50% per annum.

                              The trustee is entitled to receive fees from investments earnings on amounts on deposit in the distribution account.

Depositor's Option to
  Purchase Breached
  Mortgage Loans............  The depositor has the option, but is not obligated, to purchase from the issuing entity any breached mortgage loan at the applicable purchase price provided that certain conditions are met.

                              See "Description of the Certificates--Depositor's Option to Purchase Breached Mortgage Loans" in this prospectus supplement.

Optional Termination
  or Auction................  Beginning on the first distribution date following the month in which the aggregate stated principal balance of the mortgage loans declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the auction administrator may, at the option of the depositor, solicit bids for the purchase of the mortgage loans in accordance with the procedures set forth under "The Trust Agreement-- Auction and Optional Termination of the Certificates" in this prospectus supplement, and, to the extent the auction is successful, thereby effect the early retirement of the certificates. In the event that the depositor does not exercise such option or if the auction is unsuccessful, then, beginning on the subsequent distribution date, the servicer shall have the right, at its option, to purchase all of the mortgage loans and any related REO properties owned by the trust, and thereby effect the early retirement of the certificates.

Last Scheduled
  Distribution Date.........  The distribution date in August 2036, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The actual final distribution date of any class of certificates may be earlier or later, and could be substantially earlier, than the last scheduled distribution date for that class.

Tax Status..................  For federal income tax purposes, the trust fund will comprise one or more REMICs: one or more underlying REMICs and the master REMIC. Each underlying REMIC will hold the mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The master REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of offered certificates, which will represent the regular interests in the

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                              master REMIC, coupled with certain contractual rights. The Class R Certificates will represent the sole class of residual interests in each REMIC.

                              See "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA Considerations........  If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you are encouraged to consult with counsel as to whether you can buy or hold an offered certificate. Subject to a number of conditions, it is expected that offered certificates will be eligible for purchase by such investors.

                              See "ERISA Matters" in this prospectus supplement.

Legal Investment............  The certificates will not constitute
                              "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                              See "Legal Investment" in the accompanying prospectus.

Certificate Ratings.........  On the closing date, the offered certificates must have ratings not lower than those set forth on page iv of this prospectus supplement by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and by Moody's Investors Service, Inc.

                              A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

                              See "Ratings" in this prospectus supplement.

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                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks, as well as the "Risks Factors" in the accompanying prospectus, which we believe describe the principal factors that make an investment in the certificates speculative or risky.

      The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

Less Stringent Underwriting Standards and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Securities

      The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers. The underwriting standards used in the origination of the mortgage loans held by the trust fund are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased on behalf of the trust fund may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Credit Enhancement May Not Be Adequate

      Risks Related to the Offered Certificates. A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

      The certificates are not insured by any financial guaranty insurance policy. The subordination, overcollateralization and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

      If, as a result of losses on the mortgage loans, the class principal balance of the Class OC Certificates is reduced to zero and there is no excess interest on the mortgage loans, the yield on each class of subordinated certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective class principal balances are reduced to zero.

      Delinquencies on the mortgage loans that are not covered by amounts advanced by the servicer because the servicer believes the amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class OC, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order. Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans will be borne first by the Class OC Certificates and then by the subordinated certificates, in the reverse order of their priority of payment. Realized losses will be allocated to a class of subordinated certificates by reducing or "writing down" the principal balance thereof. Such written down amounts will not accrue interest, nor, except under certain circumstances, will such amounts be reinstated. However, if funds are available after all payments of interest and principal required to be made on a distribution date to the certificates are paid to the certificateholders, the holders of subordinated certificates may receive a payment in respect of such written down principal in order of their seniority.

      The yield on the subordinated certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans. In general, losses on the mortgage loans and the resulting reduction in the principal balance of the subordinated certificates will mean that less interest will accrue on such certificates than would otherwise be the case. The earlier a loss and resulting reduction in principal balance occurs, the greater the effect on an investor's yields.

      The amount of any realized losses experienced on the mortgage loans, to the extent not covered by excess interest, will be applied to reduce the class principal balance of the Class OC, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the principal balance of each such class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. The trust agreement does not permit the allocation of realized losses on the mortgage loans to the Class A-1 Certificates; however, investors in the Class A-1 Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the mortgage loans to pay the Class A-1 Certificates all interest and principal amounts to which the Class A-1 Certificates are then entitled. You should consider the following:

      o if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-4, Class B-5 and Class OC Certificates and the excess interest in that period, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-3 Certificates by the amount of that excess;

      o if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-3, Class B-4, Class B-5 and Class OC Certificates and the excess interest in that period, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-2 Certificates by the amount of that excess;

      o if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-2, Class B-3, Class B-4, Class B-5 and Class OC Certificates and the excess interest in that period, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-1 Certificates by the amount of that excess;

      o if you buy a Class M-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class OC Certificates and the excess interest in that period, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-3 Certificates by the amount of that excess;

      o if you buy a Class M-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class OC Certificates and the excess interest in that period, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-2 Certificates by the amount of that excess; and

      o if you buy a Class M-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class OC Certificates and the excess interest in that period, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-1 Certificates by the amount of that excess.

Special Default Risk of Second Lien Mortgage Loans

      All of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans. Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first lien mortgage loan is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first lien mortgage loan, the holder of the second lien mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage loan will be available to satisfy the outstanding balance of such mortgage loan only to the extent that the claim of the related first lien mortgage loan holder has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by excess interest and overcollateralization has been exhausted or is otherwise unavailable to cover the loss, certificateholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

      In addition, any mortgage loan in the trust fund that is delinquent for 180 days or more will be charged-off by the servicer if, in general, such mortgage loan is not in foreclosure, has not become REO property or is not otherwise involved in any loss mitigation activities and the trust fund will incur a realized loss with respect to that mortgage loan. Moreover, any mortgage loan which becomes delinquent for 210 days or more will be released from the trust fund and the trust fund will have no further rights to recover on that mortgage loan.

      See "Servicing of the Mortgage Loans--Charged-off Loans and Released Mortgage Loans" in this prospectus supplement.

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

      The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o     the amortization schedules of the mortgage loans; and

o the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

            o     refinancing by borrowers;

            o     liquidations of defaulted loans by the servicer; and

            o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

      The yield to maturity of the certificates will also be affected by the exercise of the optional termination of the mortgage loans by the servicer or if a successful auction occurs.

      With the exception of approximately 22.55% of the mortgage loans by aggregate stated principal balance of the mortgage loans as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

      o if you are purchasing any offered certificate at a discount, your yield may be lower than you expect if principal payments on the mortgage loans occur at a slower rate than you expect;

      o if you are purchasing an offered certificate at a premium, your yield may be lower than you expect if principal payments on the mortgage loans occur at a faster rate than you expect;

      o if the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect;

      o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, and the average rate of principal payments is consistent with your expectations, but the rate of principal payments occurs initially at a rate higher than you expect, your yield would be adversely impacted and a subsequent reduction in the rate of principal payments will not fully offset that adverse yield effect; and

      o the priorities governing payments of scheduled and unscheduled principal on the mortgage loans will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of the subordinated certificates.

      Prepayment penalties on the mortgage loans will be distributed to the Class P Certificates and will not be available to the holders of other classes of certificates. See "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

The Pass-Through Rates on the Offered Certificates Are Subject to a Weighted Average Net Rate Cap and Are Sensitive to One-Month LIBOR

      The pass-through rates on the offered certificates are subject to the Net WAC Cap which is generally equal to the weighted average of the mortgage rates of the mortgage loans, net of certain expenses of the trust fund. Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in a lower pass-through rate on the offered certificates.

      In addition, the pass-through rates on the offered certificates for any distribution date will be equal to the value of one-month LIBOR plus the related margin, but subject to the Net WAC Cap. Your yield on the offered certificates will be sensitive to:

      (1)   the level of one-month LIBOR, and

      (2)   the imposition of the Net WAC Cap.

      To the extent the pass-through rate for any class of offered certificates is limited on any distribution date by the application of the Net WAC Cap, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls may remain unpaid on the optional termination date or in the event of a successful auction or, if the optional termination is not exercised and a successful auction does not occur, on the final payment date.

      In addition, when the Net WAC Cap applies, there may be little or no excess cash flow to cover losses and to maintain the required level of overcollateralization. No assurance can be given that the excess cash flow that may be available to cover the shortfalls resulting from the Net WAC Cap will be sufficient for that purpose.

      See "Description of the Certificates--Interest Distributions on the Certificates," and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Inadequacy of Value of Properties Could Affect Severity of Losses

      Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans. As a result, the risk that you will suffer losses could increase. If any of the properties fails to provide adequate security for the related loan, you may experience a loss.

      See "Legal Aspects of Mortgage Loans--Foreclosure" in the accompanying prospectus.

Bankruptcy of Borrowers May Adversely Affect Distributions on the Certificates

      The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to foreclose or otherwise realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

      See "--Credit Enhancement May Not Be Adequate" above.

There Are Risks in Holding Subordinated Certificates

      The protections afforded the senior certificates create risks for the subordinated certificates. Prior to any purchase of any class of subordinated certificates, consider the following factors that may adversely impact your yield:

      o Because the subordinated certificates generally receive interest and principal distributions after the senior certificates receive those distributions, there is a greater likelihood that the subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

      o If the servicer determines not to advance a delinquent payment on a mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

      o If there is no overcollateralization or excess interest available to the senior certificates, losses resulting from the liquidation of defaulted mortgage loans will be directly allocated to the subordinated certificates. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder, and a lower certificate balance will result in less interest accruing on the certificate.

      o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on your yield on the subordinated certificates.

      The trust agreement does not permit the allocation of realized losses on any of the mortgage loans to the Class P Certificates or the senior certificates.

      See "Description of the Certificates--Subordination and Allocation of Losses on the Certificates" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

      Unless the class principal balance of the senior certificates has been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until at least August 2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies and/or realized losses on the mortgage loans exceed certain levels set forth in this prospectus supplement. Accordingly, the weighted average lives of the subordinated certificates will be longer than would be the case if distributions of principal were allocated among all of the classes of certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of these classes of certificates have a greater risk of suffering a loss on their investments.

Excess Interest from the Mortgage Loans May Not Provide Adequate Credit Enhancement to the Offered Certificates

      The mortgage loans are expected to generate more interest than is needed to pay interest on the Class A-1, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and the related expenses of the trust fund because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average pass-through rate on these certificates plus the servicing fee rate. If the mortgage loans generate more interest than is needed to pay interest on the Class A-1, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, such "excess interest" will be used to make additional principal payments on the certificates to the extent described in this prospectus supplement. The use of excess interest to make additional distributions of principal on the certificates is intended to reduce the aggregate class principal balance of the Class A-1, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates below the aggregate stated principal balance of the mortgage loans, thereby maintaining the required level of "overcollateralization." Overcollateralization is intended to provide limited protection to the holders of the senior certificates and the subordinated certificates by absorbing these certificates' share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

      The excess interest available on any distribution date will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the related due period. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans. If on any distribution date, the pass-through rate of one or more classes of offered certificates is limited by the Net WAC Cap, it may be necessary to apply all or a portion of the interest funds available to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose.

      In addition, when a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing fee to offset shortfalls with respect to voluntary prepayments in full (such reduction is a payment of "Compensating Interest"), but the reduction for any distribution date is limited. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans is not set off by prepayment interest excess and exceeds the amount of the related reduction in the servicing fee, the amount of interest available to make distributions of interest to the offered certificates and to build or maintain overcollateralization will be reduced.

      If the protection afforded by overcollateralization and subordination of the Class B-4 and Class B-5 Certificates is insufficient, then the holders of the offered certificates could experience a loss on their investment.

Geographic Concentration Could Increase Losses on the Mortgage Loans

      The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

      In addition, approximately 25.49% of the mortgage loans by aggregate stated principal balance of the mortgage loans as of the cut-off date, are secured by properties located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

      See "Description of the Mortgage Loans" in this prospectus supplement.

Recourse on Defective Mortgage Loans Is Limited; Limited Recourse

      The seller or an originator may be required to purchase mortgage loans from the trust fund in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the related mortgage loans. If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the trust fund.

      Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the sponsor, the seller, the servicer, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates

      The seller and the depositor will treat the transfer of the mortgage loans in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the mortgage loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. If the seller becomes bankrupt, its bankruptcy trustee or one of the seller's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

      Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. These types of proceedings can cause delays in receiving payments on the mortgage loans and even reduce the aggregate amount of payments on the mortgage loans.

You Could be Adversely Affected by Violations of Consumer Protection Laws

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

      The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust fund. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

Some of the Mortgage Loans have an Initial Interest-Only Period, which may Result in Increased Delinquencies and Losses.

      Approximately 8.33% of the mortgage loans have an initial interest-only period of 5 or 10 years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if that mortgagor was required to make payments of principal and, absent any prepayments, the mortgage loan principal balance will not be reduced. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors and any losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting losses, to the extent not covered by excess interest or overcollateralization, will be allocated to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates in reverse order of seniority.

Failure of Servicer to Perform May Adversely Affect Distributions on the Certificates

      The amount and timing of distributions on the certificates generally will be dependent on the servicer performing its servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and Collection Procedures" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

Your Yield May be Affected by the Transfer of Servicing of the Mortgage Loans

      Although the seller is selling the Mortgage Loans to the issuing entity on the Closing Date, the seller has retained the right to terminate GMAC as servicer of the Mortgage Loans without cause and transfer the servicing to a third party. Should the seller choose to do so, the transfer must meet certain conditions set forth in the Trust Agreement, including that the seller must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie Mac. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of any servicing or as to what affect on the yield on your certificates will be, and there can be no guarantee that a servicing transfer will not have an adverse impact on the rates of delinquency, default and losses on the mortgage loans.

      See "Servicing of the Mortgage Loans--Seller's Retention of Servicing Rights" in this prospectus supplement.

Limited Liquidity May Adversely Affect Market Value of the Certificates

      The underwriter is not obligated to assist in resales of the offered certificates, although it may elect to do so. A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

      See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" in the accompanying prospectus.

      The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

The Certificates are Obligations of the Issuing Entity Only

      The certificates will not represent an interest in or obligation of the depositor, the servicer, the sponsor, the seller, the underwriter, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicer, the sponsor, the seller, the underwriter, the trustee or any of their respective affiliates. Proceeds of the assets held by the issuing entity will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the servicer, the sponsor, the seller, the underwriter, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

                           FORWARD-LOOKING STATEMENTS

      In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Yield, Prepayment and Weighted Average Life" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

      (1)   economic conditions and industry competition;

      (2)   political and/or social conditions; and

      (3)   the law and government regulatory initiatives.

      We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                       DESCRIPTION OF THE MORTGAGE LOANS

General

      On the Closing Date, Morgan Stanley Mortgage Loan Trust 2006-10SL (the "Issuing Entity" or the "Trust Fund") will own approximately 4,845 mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate unpaid principal balance of approximately $300,315,389 (the "Aggregate Cut-off Date Balance") as of July 1, 2006 (the "Cut-off Date"), after deducting payments due on or before the Cut-off Date. The Mortgage Loans are secured by second liens on fee simple interests in one- to four-family residential properties (each, a "Mortgaged Property"). The Mortgage Loans have original terms to maturity ranging from approximately 180 months to approximately 360 months.

      The Trust Fund will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in the Custodial Accounts and the Distribution Account maintained in the name of the Trustee pursuant to the Trust Agreement,
(ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iii) all insurance policies related to the Mortgage Loans and any insurance proceeds, (iv) all of the right, title and interest of the Depositor to the underlying mortgage loan purchase agreements and the servicing agreement as described under "Assignment of the Mortgage Loans" below and (v) all proceeds of the foregoing.

      The following is a summary description of the Mortgage Loans as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Loans as of the Closing Date, although such variance will not be material.

      Whenever reference is made herein to a percentage of some or all of the Mortgage Loans, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates--Glossary") of the Mortgage Loans as of the Cut-off Date.

      MSMC originated or purchased from various correspondent lenders approximately 90.62% of the Mortgage Loans. The remaining approximately 9.38% of the Mortgage Loans were originated by one or more other originators. Each of MSMC and any other loan seller that originated Mortgage Loans that account for less than 10% of the Mortgage Loans is referred to herein as an "Originator."

      Certain general information with respect to the Mortgage Loans as of the Cut-off Date is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

      None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to assignment, assumption and recognition agreements (the "Assignment Agreements"), each among the Depositor, the Seller, the related Originator and the Trustee, on behalf of the Trust, the Seller and the Depositor will assign to the Trustee their respective interests in the underlying mortgage loan purchase agreements (each, an "underlying mortgage loan purchase agreement") and the underlying servicing agreement (the "underlying servicing agreement") with respect to the Mortgage Loans originally entered into between the Seller and the Originators or the Seller and the Servicer, respectively. With respect to the MSMC Mortgage Loans, the Seller will assign its interests in those Mortgage Loans (other than servicing rights which will be retained by the Seller) to the Depositor and the Trustee under a mortgage loan purchase agreement (the "Mortgage Loan Purchase Agreement").

      The Mortgage Loans have been acquired by the Seller from the Originators in the ordinary course of its business. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the related underwriting criteria specified herein. See "--Loan Purchasing Guidelines and Underwriting Standards" below. GMAC Mortgage Corporation ("GMAC" or, in such capacity, the "Servicer") will service the Mortgage Loans, pursuant to an existing underlying servicing agreement with the Seller, which agreement, as it relates to the Mortgage Loans, will be assigned to the Trustee pursuant to an assignment agreement (together with the underlying servicing agreement as amended thereby, the "Servicing Agreement").

      Substantially all of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). Due to the provisions for monthly advances by the Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. All of the Mortgage Loans (by Aggregate Cut-off Date Balance), will provide for the amortization of the amount financed over a series of substantially equal monthly payments. Except for approximately 22.55% of the Mortgage Loans (by Aggregate Cut-off Date Balance), the mortgagors may prepay their Mortgage Loans at any time without penalty. Any prepayment penalties received on these Mortgage Loans will be distributed to the Class P Certificates and will not be available for distribution to the Offered Certificates.

      The earliest first payment date, earliest stated maturity date and latest stated maturity date of any Mortgage Loan is set forth in the following table:

Earliest First Payment Date        Earliest Stated Maturity Date        Latest Stated Maturity Date
---------------------------        -----------------------------        ---------------------------
      June 1, 2005                          May 1, 2020                         July 1, 2036

      As of the Cut-off Date, less than 1.00% of the Mortgage Loans were more than 30 days delinquent (determined using the OTS method). During the last twelve month period, less than 1.00% of the Mortgage Loans have been 30 days delinquent and none of the Mortgage Loans have been 60 days delinquent (in each case determined using the OTS method).

      No more than approximately 0.77% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      No Mortgage Loan had a Combined Loan-to-Value Ratio at origination of more than 100%.

      The "Combined Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Combined Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

      As set forth in the "Credit Scores" tables below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 600 to approximately 821, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

Tabular Characteristics of the Mortgage Loans

      The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                                                          Mortgage Rates(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Range of Mortgage Rates (%)      Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
6.000 - 6.500 ................       1    $    300,000.00      0.10%    $300,000.00     6.500%       100.00%      75.04%      734
6.501 - 7.000 ................       8         581,017.66      0.19       72,627.21     6.950         55.85       91.64       732
7.000 - 7.500 ................      19       1,248,022.11      0.42       65,685.37     7.372         88.97       88.83       734
7.501 - 8.000 ................      52       3,417,203.77      1.14       65,715.46     7.868         83.51       93.54       722
8.000 - 8.500 ................      97       6,278,221.30      2.09       64,723.93     8.367         68.15       95.00       716
8.501 - 9.000 ................     258      14,887,886.90      4.96       57,704.99     8.853         42.84       94.12       708
9.000 - 9.500 ................     428      33,000,346.22     10.99       77,103.61     9.391         22.36       97.64       716
9.501 - 10.000 ...............     533      29,141,905.90      9.70       54,675.25     9.835         36.58       97.12       689
10.000 - 10.500 ..............     423      27,452,849.91      9.14       64,900.35    10.280         25.46       96.59       688
10.501 - 11.000 ..............     543      32,250,929.19     10.74       59,393.98    10.821         28.92       97.51       681
11.000 - 11.500 ..............     548      31,631,882.00     10.53       57,722.41    11.330         15.50       98.14       679
11.501 - 12.000 ..............     598      38,742,061.65     12.90       64,786.06    11.839         15.26       97.46       682
12.000 - 12.500 ..............     386      24,583,639.40      8.19       63,688.18    12.319         10.39       97.18       677
12.501 - 13.000 ..............     493      32,415,282.25     10.79       65,751.08    12.901          7.15       97.46       677
13.000 - 13.500 ..............     166       8,982,616.45      2.99       54,112.15    13.384         10.47       97.58       689
13.501 - 14.000 ..............      89       4,678,085.07      1.56       52,562.75    13.807         11.95       97.24       684
14.000 - 14.500 ..............      46       2,396,053.44      0.80       52,088.12    14.407          1.55       96.57       686
14.501 - 15.000 ..............     112       5,067,478.62      1.69       45,245.34    14.925         15.83       97.89       696
15.001 or greater ............      45       3,259,907.40      1.09       72,442.39    16.027          1.55       95.65       688
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) As of the Cut-off Date, the Mortgage Rates for the Mortgage Loans ranged from approximately 6.500% per annum to approximately 18.125% per annum, with a weighted average of approximately 11.120% per annum.

                                                 Original Terms to Maturity(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
Original Term to Maturity       Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
(Months)                         Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
180 ..........................   4,144    $254,547,892.37     84.76%    $ 61,425.65    11.071%        23.69%      97.22%      688
240 ..........................      87       3,576,595.21      1.19       41,110.29    11.007         48.03       98.37       650
300 ..........................     104       6,705,817.38      2.23       64,479.01    11.331          7.02       97.87       710
360 ..........................     510      35,485,084.28     11.82       69,578.60    11.437         14.61       95.70       694
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) The Original Terms to Maturity of the Mortgage Loans range from approximately 180 months to approximately 360 months, with a weighted average Original Term to Maturity by Aggregate Cut-off Date Balance of approximately 205 months.

                                              Remaining Scheduled Terms to Maturity(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
Range of Remaining Scheduled    Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Terms to Maturity (Months)       Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
158 - 169 ....................       7    $    293,381.79      0.10%    $ 41,911.68    10.799%         0.00%      97.45%      708
170 - 181 ....................   4,137     254,254,510.58     84.66       61,458.67    11.072         23.72       97.22       688
230 - 241 ....................      87       3,576,595.21      1.19       41,110.29    11.007         48.03       98.37       650
290 - 301 ....................     104       6,705,817.38      2.23       64,479.01    11.331          7.02       97.87       710
350 - 360 ....................     510      35,485,084.28     11.82       69,578.60    11.437         14.61       95.70       694
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) As of the Cut-off Date, the Remaining Scheduled Terms to Maturity of the Mortgage Loans ranged from approximately 166 months to approximately 360 months, with a weighted average Remaining Scheduled Term to Maturity by Aggregate Cut-off Date Balance of approximately 201 months.

                                                   Original Principal Balances(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
Range of Original Principal     Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Balances ($)                     Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
      0.01 - 25,000.00 .......     737    $ 13,830,883.27      4.61%    $ 18,766.46    11.313%        43.39%      95.03%      680
 25,000.01 - 50,000.00 .......   1,670      61,560,069.44     20.50       36,862.32    11.131         36.48       97.09       679
 50,000.01 - 75,000.00 .......     937      57,009,658.07     18.98       60,842.75    11.304         25.81       97.30       681
 75,000.01 - 100,000.00 ......     733      63,805,620.52     21.25       87,047.23    10.959         17.40       98.14       695
100,000.01 - 125,000.00 ......     402      44,764,842.79     14.91      111,355.33    11.019         11.94       97.87       696
125,000.01 - 150,000.00 ......     230      31,683,896.41     10.55      137,756.07    10.905         16.35       97.16       698
150,000.01 - 175,000.00 ......      47       7,491,381.60      2.49      159,391.10    11.474         10.31       95.87       693
175,000.01 - 200,000.00 ......      48       9,028,538.33      3.01      188,094.55    11.758         10.49       94.93       701
200,000.01 - 250,000.00 ......      21       4,670,080.73      1.56      222,384.80    11.285          5.34       95.15       699
250,000.01 - 300,000.00 ......      10       2,833,293.54      0.94      283,329.35    10.762         19.60       89.83       697
300,000.01 - 400,000.00 ......       9       3,187,124.54      1.06      354,124.95    10.835         10.98       89.19       697
400,000.01 - 500,000.00 ......       1         450,000.00      0.15      450,000.00    12.000          0.00       74.81       622
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) The Original Principal Balances of the Mortgage Loans range from approximately $10,000 to approximately $450,000, with a weighted average Original Principal Balance by Aggregate Cut-off Date Balance of approximately $62,137.

                                                   Scheduled Principal Balances(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
Range of Scheduled Principal    Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Balances ($)                     Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
      0.01 - 25,000.00 .......     743    $ 13,977,569.12      4.65%    $ 18,812.34    11.304%        43.29%      95.07%      680
 25,000.01 - 50,000.00 .......   1,669      61,621,928.01     20.52       36,921.47    11.130         36.44       97.09       679
 50,000.01 - 75,000.00 .......     934      56,898,960.23     18.95       60,919.66    11.304         25.77       97.28       681
 75,000.01 - 100,000.00 ......     734      63,925,204.41     21.29       87,091.56    10.958         17.37       98.16       695
100,000.01 - 125,000.00 ......     399      44,547,412.32     14.83      111,647.65    11.024         11.99       97.86       695
125,000.01 - 150,000.00 ......     233      32,099,602.68     10.69      137,766.54    10.917         16.61       97.01       698
150,000.01 - 175,000.00 ......      45       7,212,624.64      2.40      160,280.55    11.461          8.64       96.08       692
175,000.01 - 200,000.00 ......      48       9,091,442.08      3.03      189,405.04    11.715         10.41       95.33       701
200,000.01 - 250,000.00 ......      20       4,470,227.67      1.49      223,511.38    11.348          5.58       94.93       699
250,000.01 - 300,000.00 ......      10       2,833,293.54      0.94      283,329.35    10.762         19.60       89.83       697
300,000.01 - 400,000.00 ......       9       3,187,124.54      1.06      354,124.95    10.835         10.98       89.19       697
400,000.01 - 500,000.00 ......       1         450,000.00      0.15      450,000.00    12.000          0.00       74.81       622
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) As of the Cut-off Date, the Scheduled Principal Balances of the Mortgage Loans ranged from approximately $7,040 to approximately $450,000 with a weighted average Scheduled Principal Balance of approximately $61,985.

                                                            Product Type
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Product Type                     Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
Fixed - 15 Year ..............      56    $  2,999,318.86      1.00%    $ 53,559.27    10.272%        19.78%      96.27%      686
Fixed - 20 Year ..............      87       3,576,595.21      1.19       41,110.29    11.007         48.03       98.37       650
Fixed - 30 Year ..............     420      27,348,237.67      9.11       65,114.85    11.507         13.93       96.76       692
Fixed - 15 Year IO ...........     123       9,539,367.61      3.18       77,555.83    11.048         17.76       91.86       693
Fixed - 25 Year IO ...........     104       6,705,817.38      2.23       64,479.01    11.331          7.02       97.87       710
Fixed - 30 Year IO ...........      90       8,136,846.61      2.71       90,409.41    11.203         16.87       92.13       702
Balloon - 15/30 ..............   3,953     241,366,206.80     80.37       61,058.99    11.079         24.00       97.45       688
Balloon - 15/30-IO ...........      12         642,999.10      0.21       53,583.26    12.197         12.24       96.94       683
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

                                                         Interest Only Term
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Interest Only Term (Months)      Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
    0 ........................   4,516    $275,290,358.54     91.67%    $ 60,958.89    11.112%        23.27%      97.38%      688
   60 ........................     129       9,839,569.20      3.28       76,275.73    11.084         18.02       91.94       692
  120 ........................     200      15,185,461.50      5.06       75,927.31    11.281         12.14       94.82       705
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

                                                 Geographic Distribution by Balance
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
Geographic Distribution by      Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Balance                          Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
California ...................     820    $ 76,535,622.92     25.49%    $ 93,336.13    10.712%        19.41%      96.90%      696
New York .....................     375      35,821,813.82     11.93       95,524.84    11.769          7.93       97.42       684
Florida ......................     523      28,050,563.31      9.34       53,633.96    11.514         19.61       96.42       685
Nevada .......................     301      20,509,371.67      6.83       68,137.45    11.682         10.91       97.89       693
Virginia .....................     261      18,123,348.34      6.03       69,438.12    11.212         11.74       97.60       693
Maryland .....................     220      14,302,624.22      4.76       65,011.93    10.865         22.36       97.24       688
Arizona ......................     185      10,710,738.50      3.57       57,895.88    10.906         21.28       96.22       692
New Jersey ...................     142      10,184,344.76      3.39       71,720.74    11.622         17.60       96.84       680
Texas ........................     269       9,185,614.35      3.06       34,147.27    10.956         42.80       97.62       681
Colorado .....................     130       6,254,776.46      2.08       48,113.67    11.396         45.09       97.48       683
Illinois .....................     121       6,116,161.63      2.04       50,546.79    11.112         25.45       96.76       689
Washington ...................      95       5,859,136.75      1.95       61,675.12    10.330         41.33       97.25       687
Georgia ......................     129       4,691,262.68      1.56       36,366.38    11.462         38.73       98.51       679
Minnesota ....................     101       4,655,626.34      1.55       46,095.31    10.424         36.23       97.23       682
Massachusetts ................      66       4,505,102.56      1.50       68,259.13    11.202         16.93       96.83       697
Oregon .......................      88       4,478,423.01      1.49       50,891.17    10.563         42.21       95.40       688
Utah .........................      74       3,475,063.66      1.16       46,960.32    11.471         42.02       97.61       699
Ohio .........................      95       3,280,575.78      1.09       34,532.38    10.466         61.79       97.76       665
Michigan .....................      96       3,102,942.96      1.03       32,322.32    11.293         43.63       97.70       677
Pennsylvania .................      68       2,774,900.90      0.92       40,807.37    10.892         30.79       98.05       691
Idaho ........................      67       2,695,445.64      0.90       40,230.53    11.076         30.05       96.10       696
North Carolina ...............      70       2,565,893.82      0.85       36,655.63    11.657         37.17       97.17       663
Missouri .....................      81       2,517,775.41      0.84       31,083.65    10.715         62.63       96.16       669
Connecticut ..................      41       2,505,215.17      0.83       61,102.81    10.442         25.09       95.24       698
Hawaii .......................      18       1,929,295.15      0.64      107,183.06     9.143         25.68       92.49       720
Tennessee ....................      62       1,891,840.63      0.63       30,513.56     9.492         60.28       98.99       672
South Carolina ...............      36       1,457,708.04      0.49       40,491.89    10.915         46.14       95.85       689
Wisconsin ....................      38       1,387,723.85      0.46       36,519.05    11.021         51.61       97.53       669
Indiana ......................      39       1,079,725.91      0.36       27,685.28    11.434         54.36       98.44       675
Kansas .......................      20         849,368.14      0.28       42,468.41    12.188         16.68       96.26       688
Delaware .....................      17         823,644.96      0.27       48,449.70    12.060         15.21       98.68       663
Oklahoma .....................      25         798,015.76      0.27       31,920.63    10.279         35.11       96.63       699
Alabama ......................      16         729,320.47      0.24       45,582.53    11.578         46.44       98.53       678
District of Columbia .........      11         687,416.00      0.23       62,492.36    11.631          5.09       95.58       690
New Hampshire ................      13         641,858.65      0.21       49,373.74    11.579         25.24       97.19       680
Louisiana ....................      21         639,876.99      0.21       30,470.33    10.289         42.70       98.47       708
Maine ........................      12         636,546.99      0.21       53,045.58    11.793          6.31       97.58       696
Rhode Island .................       9         633,073.86      0.21       70,341.54    10.626         15.98       92.32       713
Montana ......................      10         572,730.51      0.19       57,273.05    11.551          8.91       98.94       701
New Mexico ...................      10         401,235.60      0.13       40,123.56    10.640         30.85       95.91       719
Wyoming ......................       9         342,441.89      0.11       38,049.10    11.732         48.67       98.38       668
Alaska .......................       3         289,348.51      0.10       96,449.50    12.314         17.41       94.01       668
Kentucky .....................      12         271,492.64      0.09       22,624.39    10.698         59.06       96.23       706
Arkansas .....................       7         268,256.70      0.09       38,322.39    10.632         47.54       97.55       713
Iowa .........................       8         227,503.47      0.08       28,437.93    11.184         41.93       99.26       648
Mississippi ..................       9         223,602.53      0.07       24,844.73    12.023         75.20       99.63       642
West Virginia ................       5         205,914.38      0.07       41,182.88    11.496         42.17      100.00       673
Nebraska .....................       7         193,122.69      0.06       27,588.96     9.091         55.55       98.43       704
North Dakota .................       6         152,409.00      0.05       25,401.50    12.175         16.73       97.86       679
South Dakota .................       4          79,571.26      0.03       19,892.82    12.579         23.62       95.53       682
                                 -----    ---------------    ------     -----------    ------         -----      ------       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====      ======       ===

                                              Original Combined Loan-to-Value Ratio(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
Range of Original Combined      Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Loan-to-Value Ratios (%)         Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
25.01 - 30.00 ................       1    $    121,368.57      0.04%    $121,368.57    10.125%         0.00%      26.36%      699
40.01 - 45.00 ................       1          50,049.11      0.02       50,049.11    10.140        100.00       44.85       602
60.01 - 65.00 ................       3         627,289.80      0.21      209,096.60    11.732          0.00       63.14       656
65.01 - 70.00 ................       5         824,884.21      0.27      164,976.84     8.639         19.96       69.25       674
70.01 - 75.00 ................       9         842,410.12      0.28       93,601.12    11.278          2.73       73.92       663
75.01 - 80.00 ................      49       4,957,407.60      1.65      101,171.58     9.967          9.97       78.57       679
80.01 - 85.00 ................     115       5,892,671.01      1.96       51,240.62    10.160         18.95       84.11       688
85.01 - 90.00 ................     658      31,201,885.02     10.39       47,419.28    10.800         15.99       89.62       694
90.01 - 95.00 ................     842      48,881,261.70     16.28       58,053.75    11.558         15.42       94.71       696
95.01 - 100.00 ...............   3,162     206,916,162.10     68.90       65,438.38    11.127         25.76       99.93       687
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) The Original Combined Loan-to-Value Ratios of the Mortgage Loans range from approximately 26.36% to approximately 100.00%, with a weighted average Original Combined Loan-to-Value Ratio by Aggregate Cut-off Date Balance of approximately 97.07%.

                                                    Junior Loan-to-Value Ratio(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
Range of Junior                 Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Loan-to-Value Ratios (%)         Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
0.01 - 5.00 ..................      37    $    821,539.34      0.27%    $ 22,203.77    10.294%        12.94%      83.29%      678
5.01 - 10.00 .................     454      15,877,944.72      5.29       34,973.45    10.438         17.50       88.23       686
10.01 - 15.00 ................     707      37,564,552.83     12.51       53,132.32    11.094         14.94       92.33       694
15.01 - 20.00 ................   3,227     207,525,249.17     69.10       64,309.03    11.139         24.72       98.89       686
20.01 - 25.00 ................     287      24,546,685.42      8.17       85,528.52    11.548         13.28       95.52       704
25.01 - 30.00 ................     102      10,023,709.37      3.34       98,271.66    11.172         33.43       97.03       695
30.01 - 35.00 ................      21       2,628,156.51      0.88      125,150.31    10.892         30.03       93.90       685
35.01 - 40.00 ................       7         595,077.61      0.20       85,011.09     9.900         48.21       96.90       688
40.01 - 45.00 ................       2         344,052.84      0.11      172,026.42     9.034         56.46       90.00       737
50.01 or greater .............       1         388,421.43      0.13      388,421.43     9.500          0.00       99.81       718
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) As of the Cut-off Date, the Junior Loan-to-Value Ratios of the Mortgage Loans range from approximately 3.00% to approximately 75.42%, with a weighted average Junior Loan-to-Value Ratio by Aggregate Cut-off Date Balance of approximately 19.41%.

                                                               Purpose
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Purpose                          Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
Purchase .....................   3,764    $233,642,586.80     77.80%    $ 62,072.95    11.255%        20.02%      98.10%      693
Refinance - Cashout ..........     761      48,577,462.49     16.18       63,833.72    10.750         29.52       93.02       676
Refinance - Rate Term ........     320      18,095,339.95      6.03       56,547.94    10.357         36.26       94.72       668
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

                                                            Property Type
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Property Type                    Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
Single Family Residence ......   2,982    $171,871,108.50     57.23%    $ 57,636.19    10.863%        27.31%      97.22%      685
Planned Unit Development .....     902      63,009,379.41     20.98       69,855.19    11.187         16.54       96.98       697
Condominium ..................     481      26,431,969.54      8.80       54,952.12    11.165         23.69       96.78       694
2 Family .....................     284      22,505,056.10      7.49       79,243.16    11.908          9.81       97.49       683
3 Family .....................      98      10,104,605.56      3.36      103,108.22    12.319          8.21       96.97       700
4 Family .....................      78       5,628,290.86      1.87       72,157.58    12.591         13.25       93.46       701
Townhouse ....................      20         764,979.27      0.25       38,248.96    11.741         35.21       97.76       683
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

                                                         Documentation Level
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Documentation Level              Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
Limited Documentation ........   2,418    $162,266,964.74     54.03%    $ 67,107.93    11.154%         0.00%      97.29%      690
Full Documentation ...........   1,191      55,428,687.98     18.46       46,539.62    10.155        100.00       97.77       681
No Ratio Documentation .......     632      43,997,135.08     14.65       69,615.72    11.986          0.00       96.66       702
Stated Income/Stated Asset ...     181      14,231,556.58      4.74       78,627.38    12.032          0.00       95.17       681
Alternative Documentation ....     222      12,245,551.70      4.08       55,160.14    10.622        100.00       98.95       650
No Documentation .............     178      10,818,566.88      3.60       60,778.47    11.471          0.00       92.00       714
Lite Documentation ...........      23       1,326,926.28      0.44       57,692.45    10.375          0.00       98.98       682
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

                                                              Occupancy
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Occupancy                        Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
Primary ......................   3,794    $252,392,942.88     84.04%    $ 66,524.23    10.832%        22.96%      97.61%      684
Investment ...................     829      35,841,568.55     11.93       43,234.70    12.743         22.30       93.39       712
Second Home ..................     222      12,080,877.81      4.02       54,418.37    12.319         14.32       96.67       714
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

                                                            Seasoning(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Seasoning (Months)               Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
None .........................       8    $    762,450.00      0.25%    $ 95,306.25    12.464%        10.54%      96.14%      680
1- 3 .........................   3,250     202,613,636.75     67.47       62,342.66    11.024         21.73       97.29       693
4 - 6 ........................   1,299      82,859,320.84     27.59       63,787.01    11.362         21.84       96.45       682
7 - 9 ........................     264      12,847,700.41      4.28       48,665.53    11.015         40.49       97.64       670
10 - 12 ......................      21       1,162,832.34      0.39       55,372.97    10.708         23.10       97.36       684
13 - 15 ......................       3          69,448.90      0.02       23,149.63    11.504          0.00       94.06       713
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) The weighted average seasoning of the Mortgage Loans by Aggregate Cut-off Date Balance is approximately 3 months.

                                                           Credit Score(1)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                 Weighted
                                             Aggregate                    Average                   Percent       Average   Weighted
                               Number of     Principal      Percent of   Principal    Weighted      Full and     Combined    Average
                                Mortgage      Balance        Mortgage     Balance      Average    Alternative    Original    Credit
Range of Credit Scores           Loans      Outstanding        Pool     Outstanding    Coupon    Documentation     LTV        Score
------------------------------ ---------  ---------------   ----------  -----------   --------   -------------   --------   --------
600 - 609 ....................      92    $  3,292,866.67      1.10%    $ 35,792.03    11.036%        94.22%      97.99%      604
610 - 619 ....................      84       3,519,193.93      1.17       41,895.17    11.209         96.84       98.70       615
620 - 629 ....................     299      17,249,283.05      5.74       57,689.91    11.726         35.30       95.95       624
630 - 639 ....................     300      15,628,046.87      5.20       52,093.49    11.823         36.92       97.25       635
640 - 649 ....................     368      19,895,741.07      6.62       54,064.51    11.343         34.88       97.37       645
650 - 659 ....................     334      18,568,365.37      6.18       55,593.91    11.866         21.80       97.76       654
660 - 669 ....................     566      33,389,588.88     11.12       58,992.21    11.349         18.72       96.82       664
670 - 679 ....................     456      26,282,854.80      8.75       57,637.84    11.237         21.92       96.44       674
680 - 689 ....................     400      28,666,381.55      9.55       71,665.95    10.978         14.58       97.66       684
690 - 699 ....................     315      22,571,628.19      7.52       71,655.96    11.107         16.46       96.28       694
700 - 709 ....................     283      20,477,937.89      6.82       72,360.20    10.768         12.60       97.86       704
710 - 719 ....................     241      17,300,747.52      5.76       71,787.33    10.628         14.12       97.57       715
720 - 729 ....................     219      15,640,312.26      5.21       71,416.95    10.720         14.12       97.10       724
730 - 739 ....................     193      14,005,944.36      4.66       72,569.66    10.722         16.98       96.11       735
740 or greater ...............     695      43,826,496.83     14.59       63,059.71    10.694         20.08       97.15       764
                                 -----    ---------------    ------     -----------    ------         -----       -----       ---
Total: .......................   4,845    $300,315,389.24    100.00%    $ 61,984.60    11.120%        22.53%      97.07%      689
                                 =====    ===============    ======     ===========    ======         =====       =====       ===

----------
(1) As of the Cut-off Date, the Credit Scores of the Mortgage Loans range from approximately 600 to approximately 821, with a weighted average Credit Score by Aggregate Cut-off Date Balance of approximately 689.

Assignment of the Mortgage Loans

      Under the Assignment Agreements and the Mortgage Loan Purchase Agreement, Morgan Stanley Mortgage Capital Inc. (the "Seller") will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund. Pursuant to the Assignment Agreements, the Seller will transfer its rights and obligations under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Trust Agreement and the Mortgage Loan Purchase Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage Loans. Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan").

      See "Description of the Agreements--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" in the accompanying prospectus.

      Pursuant to a trust agreement (the "Trust Agreement"), dated as of the Cut-off Date, between Morgan Stanley Capital I Inc., as depositor (the "Depositor") and LaSalle Bank National Association ("LaSalle"), as trustee (the "Trustee"), on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, in its capacity as trustee, all of its rights to the Mortgage Loans and its rights and obligations under the Assignment Agreements (including the right to enforce the Originators' repurchase obligations) and under the Mortgage Loan Purchase Agreement. The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

      In connection with the transfer and assignment of each Mortgage Loan, the Depositor will deliver or cause to be delivered to LaSalle Bank National Association (the "Custodian"), among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File").

      The Custodian will review each related Mortgage File within the time period specified in the custodial agreement or promptly after the Custodian's receipt of any document permitted to be delivered after the Closing Date. The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the related custodial agreement and the related Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying mortgage loan purchase agreement or the Mortgage Loan Purchase Agreement, as applicable, and such omission or noncompliance is deemed to have a material and adverse affect on the value of that Mortgage Loan, then the applicable Originator, pursuant to such underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Trust Agreement or the Mortgage Loan Purchase Agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof and (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase. Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

      Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying mortgage loan purchase agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a "Substitution Adjustment Amount")), (ii) have a Mortgage Rate not less than (and not more than two percentage points greater than) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the related underlying mortgage loan purchase agreement, as modified by the related Assignment Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

Loan Purchasing Guidelines and Underwriting Standards

      General. Each of the Originators, and in certain circumstances the Seller, will represent and warrant that each of the Mortgage Loans originated and/or sold by it was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

The Seller will represent and warrant that each of the Mortgage Loans sold by it conformed to the requirements of its seller guide.

      The following information has been provided by MSMC, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

Loan Purchasing Guidelines - Morgan Stanley Mortgage Capital Inc.

      The standards applicable to the purchase of mortgage loans by Morgan Stanley Mortgage Capital Inc. typically differ from, and are, with respect to a substantial number of mortgage loans, generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, on a case-by-case basis, the Seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its loan purchasing guidelines warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the Mortgage Loans sold by the Seller to the Issuing Entity may represent underwriting exceptions.

      Generally, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for loan purchasing purposes, in addition to the income of the mortgagor from other sources.

With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for loan purchasing purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of loan purchasing criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

      Certain of the mortgage loans have been originated under alternative, reduced documentation, no-stated-income, no-documentation, no-ratio or stated income/stated assets programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a reduced documentation program, no verification of one of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Under a stated-income program or a no-ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a stated income/stated assets program, no verification of both a mortgagor's income and a mortgagor's assets is undertaken by the originator. Under a no-documentation program, no verification of a mortgagor's income or assets is undertaken by the originator and such information may not even be stated by the mortgagor. The loan purchasing decisions for such mortgage loans may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Representations and Warranties Relating to the Mortgage Loans

      Pursuant to the Trust Agreement, the Seller will make representations and warranties with respect to each Mortgage Loan, as of the Closing Date, including, but not limited to:

      (1) Each Mortgage Loan at origination complied in all material respects with applicable predatory and abusive lending laws and consummation of the transactions contemplated by the Trust Agreement will not involve the violation of any such laws;

      (2) All of the Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory and abusive lending laws;

      (3) None of the Mortgage Loans is covered by the Home Ownership and Equity Protection Act of 1994;

      (4) None of the Mortgage Loans is a "high cost" loan as defined by applicable predatory and abusive lending laws;

      (5) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and with respect to the foregoing, the terms "High Cost Loan" and "Covered Loan" have the meaning assigned to them in the then current version of Standard & Poor's LEVELS(R), Appendix E where (x) a "High Cost Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled

"Standard & Poor's High Cost Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table and (y) a "Covered Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Covered Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table; and

      (6) No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

      Pursuant to the Trust Agreement, upon the discovery by any of the Servicer, the Depositor or the Trustee that any of the representations and warranties contained in the Trust Agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the Trustee or the holders of the certificates in the related Mortgage Loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the Trust Agreement, within sixty days of the earlier to occur of the Seller's discovery or its receipt of notice of any such breach with respect to a Mortgage Loan transferred by it, the Seller will be required to:

      o     promptly cure such breach in all material respects,

      o if such substitution would occur prior to the second anniversary of the Closing Date, remove each Mortgage Loan which has given rise to the requirement for action by the Seller, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced Mortgage Loans as of the date of substitution, deliver to the Trust Fund as part of the amounts remitted by the Servicer with respect to the related Distribution Date the Substitution Adjustment Amount, or

      o purchase such Mortgage Loan at a price equal to the unpaid principal balance of such Mortgage Loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the Servicer or other expenses of the Servicer or Trustee relating to the Mortgage Loan in breach.

                                   THE SPONSOR

      The Sponsor is Morgan Stanley Mortgage Capital Inc., a New York corporation ("MSMC" or the "Sponsor"). MSMC is the parent of the Depositor and an affiliate, through common parent ownership, of Morgan Stanley Capital Services Inc. and of Morgan Stanley & Co., one of the underwriters. Morgan Stanley Mortgage Capital Inc. is an affiliate of the Depositor and an indirect wholly owned subsidiary of Morgan Stanley (NYSE:MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number
(212) 761-4000. Morgan Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. MSMC also originates commercial mortgage loans. Morgan Stanley Mortgage Capital Inc. does not currently service loans. Instead, MSMC contracts with other entities (including its affiliate Morgan Stanley Credit Corp.) to service the loans on its behalf.

      MSMC acquires residential mortgage loans through bulk purchases and also through purchases of single loans through MSMC's conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

      Prior to acquiring any residential mortgage loans, MSMC conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MSMC's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      As mentioned above, MSMC currently contracts with its affiliate and with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. MSMC has been the sponsor of securitizations backed by residential mortgage loans, including prime and alt-a mortgage loans, since 2004. The following table describes the approximate volume of prime and alt-a mortgage loan securitizations (first-lien mortgage loans) sponsored by MSMC since 2004:

                         -------------------------------
                         Year         Approximate Volume
                         -------------------------------
                         2004         $7.44 billion
                         -------------------------------
                         2005         $7.51 billion
                         -------------------------------

      As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co. Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

      Information concerning MSMC's prior residential mortgage loan securitizations involving fixed subprime mortgage loans secured by second-lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Seconds.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this prospectus supplement. Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Trust Fund that will issue the certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates.

Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the Trust Fund related to this offering.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 1585 Broadway, New York, New York 10036, Attention: Prospectus Department, telephone number (212) 761-4000.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is an affiliate, through common parent ownership, of the Sponsor, Morgan Stanley Capital Services Inc. and Morgan Stanley & Co. Incorporated (the "Underwriter"), and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS) and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

      See "The Depositor" in the accompanying prospectus.

                               THE ISSUING ENTITY

      Morgan Stanley Mortgage Loan Trust 2006-10SL, the Issuing Entity, will be formed on the closing date pursuant to the Trust Agreement. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                  THE SERVICER

General

      GMAC will service the Mortgage Loans as Servicer. The Servicer will have primary responsibility for servicing the Mortgage Loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties.

      The following information has been provided by GMAC, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

GMAC Mortgage Corporation

General

      GMAC Mortgage Corporation is a Pennsylvania corporation and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital

Corporation ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

      GMAC Mortgage Corporation began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage Corporation.

      GMAC Mortgage Corporation maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

      The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage Corporation.

                  --------------------------------------------

                           General Motors Corporation

                  --------------------------------------------
                                       |
                                       |
                                       |
                  --------------------------------------------

                      General Motors Acceptance Corporation
                                     (GMAC)

                  --------------------------------------------
                                       |
                                       |
                                       |
                  --------------------------------------------

                    Residential Capital Corporation (ResCap)

                  --------------------------------------------
                                       |
                                       |
                                       |
                  --------------------------------------------

                            GMAC Mortgage Corporation

                  --------------------------------------------

Servicing Activities

      GMAC Mortgage Corporation generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

      As of December 31, 2005, GMAC Mortgage Corporation acted as primary servicer and owned the corresponding servicing rights on approximately 2,036,298 of residential mortgage loans having an aggregate unpaid principal balance of approximately $250 billion, and GMAC Mortgage Corporation acted as subservicer (and did not own the corresponding servicing rights) on approximately 271,915 loans having an aggregate unpaid principal balance of over $38.9 billion.

      The following tables set forth the mortgage loans serviced by GMAC Mortgage Corporation for the periods indicated, and the annual average number of such loans for the same period. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage Corporation was the servicer of a residential mortgage loan portfolio of approximately $186.4 billion, $32.4 billion, $18.1 billion and $13.0 billion during the year ended December 31, 2005 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under "Percentage Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

              GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                 ($ IN MILLIONS)

                                                                           For the Year Ended December 31,
                                                        ---------------------------------------------------------------------
                                                           2005                2004                2003                2002
                                                        ---------           ---------           ---------           ---------
Prime conforming mortgage loans
  No. of Loans ......................................   1,392,870           1,323,249           1,308,284           1,418,843
  Dollar Amount of Loans ............................    $186,364            $165,521            $153,601            $150,421
  Percentage Change
    from Prior Year .................................       12.59%               7.76%               2.11%                N/A

Prime non-conforming mortgage loans
  No. of Loans ......................................      69,488              53,119              34,041              36,225
  Dollar Amount of Loans ............................     $32,385             $23,604             $13,937             $12,543
  Percentage Change
    from Prior Year .................................       37.20%              69.36%              11.12%                N/A

Government mortgage loans
  No. of Loans ......................................     181,679             191,844             191,023             230,085
  Dollar Amount of Loans ............................     $18,098             $18,328             $17,594             $21,174
  Percentage Change
    from Prior Year .................................       (1.25)%              4.17%             (16.91)%               N/A

Second-lien mortgage loans
  No. of Loans ......................................     392,261             350,334             282,128             261,416
  Dollar Amount of Loans ............................     $13,034             $10,374              $7,023              $6,666
  Percentage Change
    from Prior Year .................................       25.64%              47.71%               5.36%                N/A

Total mortgage loans serviced
  No. of Loans ......................................   2,036,298           1,918,546           1,815,476           1,946,569
  Dollar Amount of Loans ............................    $249,881            $217,827            $192,155            $190,804
  Percentage Change
    from Prior Year .................................       14.72%              13.36%               0.71%                N/A

      Billing and Payment Procedures. As servicer, GMAC Mortgage Corporation collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage Corporation sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

                         SERVICING OF THE MORTGAGE LOANS

Servicing and Collection Procedures

      Servicing functions to be performed by the Servicer under the Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The Servicer may contract with subservicers to perform some or all of the Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the Servicing Agreement. When used in this prospectus supplement with respect to servicing obligations, the term Servicer includes a subservicer.

      The Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan and will, consistent with the Servicing Agreement follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. Prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

      Pursuant to the Servicing Agreement, the Servicer will deposit collections on the Mortgage Loans into the Custodial Account established by it. The Custodial Account is required to be kept segregated from operating accounts of the Servicer and to meet the eligibility criteria set forth in the Servicing Agreement. If permitted under the Servicing Agreement, amounts on deposit in the Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the Servicer out of its own funds.

      On or before the Closing Date, the Trustee will establish the Distribution Account into which the Servicer will remit all amounts required to be deposited therein pursuant to the Servicing Agreement (net of the Servicer's servicing compensation) on the 18th day of each month (or, if the 18th is not a Business Day, then no later than the immediately following Business Day) (each such date, the "Servicer Remittance Date").

      Events of default under the Servicing Agreement include, among other things, (i) any failure of the Servicer to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicer duly to observe or perform in any material respect any of the covenants or agreements in the Servicing Agreement, which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicer indicating its insolvency, reorganization or inability to pay their obligations.

      In the event of a default by the Servicer under the Servicing Agreement, the Trustee will have the right to remove the Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Trustee removes the Servicer, the Trustee will, in accordance with the Trust Agreement, act as successor servicer under the Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of the Servicer, the Trustee will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of the Servicer and the transfer of servicing to a successor servicer.

Servicing Compensation and Payment of Expenses

      The Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan (excluding any Charged-off Loan) serviced by it, a servicing fee (the "Servicing Fee") equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the "Servicing Fee Rate") equal to 0.50% per annum. No Servicing Fee will accrue with respect to any Charged-off Loan.

      The Servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than any prepayment penalties) with respect to the Mortgage Loans directly serviced by the Servicer, if applicable, all reinvestment income earned on amounts on deposit in the Custodial Account and any Prepayment Interest Excess to the extent not offset by Prepayment Interest Shortfalls that result from voluntary principal prepayments in full.

      The Trustee, the Custodian and the Servicer will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payments to Certificateholders.

      The amount of the Servicer's Servicing Fees are subject to adjustment with respect to prepaid Mortgage Loans serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

      The mortgage rate ("Mortgage Rate") with respect to any Mortgage Loan, is its applicable interest rate as determined in the related mortgage note as reduced by any application of the Servicemembers Civil Relief Act or similar state laws. The net mortgage rate (the "Net Mortgage Rate") with respect to any Mortgage Loan is the related Mortgage Rate minus the Servicing Fee Rate. The weighted average net mortgage rate (the "Weighted Average Net Mortgage Rate") for any Distribution Date is the weighted average of the Net Mortgage Rates of each Mortgage Loan, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the month preceding the month of the applicable Distribution Date.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

      When a borrower prepays a Mortgage Loan in full or in part between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to the Servicing Agreement, the Servicer will be required to make Compensating Interest payments in respect of certain Prepayment Interest Shortfalls that result from voluntary principal prepayments in full. The amount of this compensation will be limited by the amount of Servicing Fees and any prepayment interest excess for that Prepayment Period or otherwise by the provisions of the Servicing Agreement. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated prepayment interest shortfalls (referred to as "Net Prepayment Interest Shortfalls").

Advances

      Subject to the limitations described in the following paragraph, the Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan (until that Mortgage Loan becomes a Charged-off Loan) which were due on the Due Date and which were not received prior to the 15th calendar day of each month (each such date, the "Determination Date" and any such advance, a "Monthly Advance").

      Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer fails to make a Monthly Advance as required under the Servicing Agreement, the Trustee shall terminate the Servicer, appoint a successor servicer and any such successor servicer will make a Monthly Advance in accordance with the terms of the Trust Agreement; provided, however, that in no event will any successor servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date.

Charged-off Loans and Released Mortgage Loans

      With respect to any Mortgage Loan that becomes 180 days delinquent and, in general, is not in foreclosure, has not become REO property and is not otherwise involved in any loss mitigation activities, the Servicer must charge off the related Mortgage Loan. Once a Mortgage Loan has become a Charged-off Loan, the Servicer will discontinue making Monthly Advances and servicing advances, the Servicer will not be entitled to Servicing Fees, and the Mortgage Loan will be treated as a liquidated mortgage loan giving rise to a Realized Loss. Any Charged-off Loan will be released from the Trust Fund to the Depositor at the time the Charged-off Loan becomes 210 days delinquent, and thereafter, (i) the Depositor will be entitled to any amounts subsequently received in respect of any such Released Mortgage Loan, (ii) the Depositor may designate any servicer to service any such Released Mortgage Loan and (iii) the Depositor may sell any such Released Mortgage Loan to a third party.

      A "Charged-off Loan" will be, as of any date of determination, any Mortgage Loan that was delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related mortgage note; provided, however, that with respect to any such Mortgage Loan, (i) an equity analysis performed by the Servicer supports charge-off over foreclosure, (ii) the related Mortgaged Property has not become REO Property, (iii) there are no active foreclosure or other loss mitigation activities and (iv) nothing has come to the attention of the Servicer indicating that any such Mortgage Loan, at the time of its origination, violated any applicable federal, state or local law or regulation, including, without limitation, usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws, applicable to the origination and servicing of such Mortgage Loan.

      A "Released Mortgage Loan" will be, as of any transfer date as set forth in the Servicing Agreement, any Mortgage Loan that was delinquent in payment for a period of time equal to the later to occur of (i) 210 days or more or (ii) 30 days or more after such Mortgage Loan became a Charged-off Loan, in each case as of the last calendar day of the month immediately preceding the month in which such transfer date occurs, without giving effect to any grace period permitted by the related mortgage note, and for which foreclosure proceedings have not been initiated.

Evidence as to Compliance

      On a date preceding the applicable Distribution Date, the Servicer is required to deliver to the Trustee and the Depositor a servicer remittance report setting forth the information necessary for the Trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the Trustee. The Servicer is required to deliver to the Depositor, the Trustee and the Rating Agencies in March of each year, starting in 2007, an officer's certificate stating that:

      o a review of the activities of the Servicer during the preceding calendar year and of performance under the Trust Agreement has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the Servicer has fulfilled in all material respects all of its obligations under the Trust Agreement for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure, including the steps being taken by the Servicer to remedy the failure.

      In addition, in March of each year, starting in 2007, the Servicer and the Trustee (for so long as the Trust Fund is required to file reports under the Exchange Act of 1934, as amended) will be required to deliver an assessment of compliance with applicable servicing criteria that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an assessment of compliance will also be required to simultaneously deliver an attestation report of a registered public accounting firm that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the Trustee at the address provided in this prospectus supplement.

Servicer Default

      If the Servicer is in default in its obligations under the Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Balance applicable to each Class of Certificates affected thereby, terminate the Servicer and either appoint a successor Servicer in accordance with the Trust Agreement or succeed to the responsibilities of the Servicer. Notwithstanding the foregoing, the Trustee shall terminate the Servicer if the Servicer fails to make the required Monthly Advance as required under the Servicing Agreement and assume (or appoint a successor servicer to assume) the role of the successor servicer to the Servicer. The successor servicer will then make all required Monthly Advances.

Resignation of the Servicer; Assignment and Merger

      The Servicer may not resign from its obligations and duties under the Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the Depositor and the Trustee, which approval may not be unreasonably withheld. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations and duties under the Servicing Agreement.

      Any person into which the Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the Servicer is a party, any person succeeding to the business of the Servicer or any person to whom the Servicer assigns or transfers its duties and obligations, will be the successor of the Servicer under the Servicing Agreement.

Seller's Retention of Servicing Rights

      Although the Seller is selling the Mortgage Loans to the Issuing Entity on the Closing Date, the Seller has retained the right to terminate GMAC as servicer of the Mortgage Loans without cause and transfer the servicing to a third party. Should the Seller choose to do so, the transfer must meet certain conditions set forth in the Trust Agreement, including that the Seller must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie Mac. Any such successor must be reasonably acceptable to the Trustee and the Seller shall have received prior confirmation from the Rating Agencies that the transfer of the servicing of the Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then current rating of the Certificates. The preceding sentence notwithstanding, the Seller shall not be required to get a no-downgrade letter from the Rating Agencies if: (i) the Rating Agencies received prior written notice of the transfer of the servicing rights and the name of the successor Servicer, (ii) such successor Servicer has a servicing rating in the highest category of Moody's to the extent that Moody's is a Rating Agency, and such successor Servicer has a servicer evaluation ranking in one of the two highest categories of S&P to the extent that S&P is a Rating Agency, and (iii) such successor Servicer shall service the Mortgage Loans under either the Servicing Agreement under which such Mortgage Loans are currently being serviced or under another Servicing Agreement that have already been reviewed and approved by the Rating Agencies.

                                   THE TRUSTEE

      LaSalle Bank National Association ("LaSalle") will act as Trustee. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 400 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of April 30, 2006, LaSalle serves as trustee or paying agent on over 300 residential mortgage-backed securities transactions. The Depositor and the Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services - Morgan Stanley Mortgage Loan Trust 2006-10SL or at such other address as the Trustee may designate from time to time.

      In its capacity as Custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust Fund. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Trust Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians.

LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this prospectus supplement, the Trustee will develop the cash flow model for the Trust Fund. Based on the monthly loan information provided by the Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cash flow model and based on the monthly loan information provided by the Servicer, the Trustee will perform distribution calculations, remit distributions on the Distribution Date to Certificateholders and prepare a monthly statement to Certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Servicer.

      LaSalle and MSMC are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MSMC for certain residential mortgage loans purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the Mortgage Loans to be sold by MSMC to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

      In its capacity as Trustee, LaSalle will be required to perform the following duties regarding the residential mortgage-backed securities:

      o     execute and authenticate the certificates;

      o     maintain lists of Certificateholders;

      o     maintain custody of the mortgage files with respect to all Mortgage
            Loans;

      o make distributions according to the priorities set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement;

      o collect and prepare certain reports and notices to the Certificateholders as set forth in the Trust Agreement;

      o collect and prepare certain reports and notices to the Rating Agencies as set forth in the Trust Agreement;

      o in case of a servicer event of default, file claims and enforce all rights of action pursuant to the terms of the Trust Agreement;

      o amend the provisions of the Trust Agreement at the request of a specified percentage of Certificateholders as further described under "The Trust Agreement--Amendment" in this prospectus supplement; and

      o perform tax reporting duties and make REMIC elections pursuant to the Trust Agreement.

      LaSalle will only be required to perform duties that are specifically set forth in the Trust Agreement and any other agreements relating to the Issuing Entity to which it is a party or the certificates. In addition, LaSalle may conclusively rely on any documents furnished to it as the Trustee, is not bound to make any investigation into the facts underlying such documents, is not required to expend or risk its own funds or incur any financial liability in the exercise of its rights and powers, and shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized. See also "The Trust Agreement--Certain Matters Regarding the Depositor, the Servicer and the Trustee" for additional limitations on the liability of LaSalle.

      LaSalle will be entitled to indemnification from the Trust Fund to the extent described under "The Trust Agreement--Certain Matters Regarding the Depositor, the Servicer and the Trustee" in this prospectus supplement.

      LaSalle may resign or be removed as set forth in the Trust Agreement. Such resignation or removal will become effective when a successor trustee accepts the appointment.

                         DESCRIPTION OF THE CERTIFICATES

General

      On or about July 28, 2006 (the "Closing Date"), the Certificates will be issued pursuant to the Trust Agreement. Set forth below are summaries of the specific terms and provisions of the Trust Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

Senior Certificates

      The Morgan Stanley Mortgage Loan Trust 2006-10SL, Mortgage Pass-Through Certificates, Series 2006-10SL will include the Class A-1 Certificates which are offered hereby.

Subordinated Certificates

      In addition to the Senior Certificates, the Morgan Stanley Mortgage Loan Trust 2006-10SL, Mortgage Pass-Through Certificates, Series 2006-10SL, will also include the following classes of Subordinated Certificates, of which only the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates are offered hereby:

            (a) the Class M-1 Certificates, which are subordinate to the Senior Certificates;

            (b) the Class M-2 Certificates, which are subordinate to the Senior Certificates and the Class M-1 Certificates;

            (c) the Class M-3 Certificates, which are subordinate to the Senior Certificates, the Class M-1 and Class M-2 Certificates;

            (d) the Class B-1 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2 and Class M-3 Certificates;

            (e) the Class B-2 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3 and Class B-1 Certificates;

            (f) the Class B-3 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates;

            (g) the Class B-4 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates; and

            (h) the Class B-5 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

Class P, Class OC and Class R Certificates

      In addition to the Senior Certificates and the Subordinated Certificates, the Morgan Stanley Mortgage Loan Trust 2006-10SL will also issue the Class P, Class OC and Class R Certificates. The Class P Certificates will have an initial Class Principal Balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of all of the Mortgage Loans. Such amounts will not be available for distribution to the holders of the Offered Certificates. The Class OC Certificates will have a Class Principal Balance equal to the Overcollateralized Amount and will not be entitled to distributions in respect of interest. The Class R Certificates will be the sole class of Residual Certificates.

      The Senior Certificates and all classes of Subordinated Certificates (other than the Class B-4 and Class B-5 Certificates, together with the Class OC, Class P and Class R Certificates, the "Privately Offered Certificates"), are offered under this prospectus supplement. The Privately Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

Designations

      o The Class A-1 Certificates are also referred to as the "Class A Certificates" or the "Senior Certificates."

      o The Class M-1, Class M-2 and Class M-3 Certificates are referred to as the "Class M Certificates."

      o The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are referred to as the "Class B Certificates."

      o The Senior Certificates, the Class M Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are referred to as the "LIBOR Certificates."

      o The Class M Certificates and Class B Certificates are referred to as the "Subordinated Certificates."

      o The Class R Certificates are also referred to as the "Residual Certificates."

      The Offered Certificates will be issued in the initial Class Principal Balances set forth on page iv in the table under "The Series 2006-10SL Certificates." The Privately Offered Certificates will be issued in the approximate initial Class Principal Balances designated on page iv of this prospectus supplement.

The initial Class Principal Balances of each class of Certificates may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Loans."

      The "Class Principal Balance" of any class of Certificates as of any Distribution Date is the initial Class Principal Balance of the class listed on page iv of this prospectus supplement reduced by the sum of:

      o all amounts previously distributed to holders of Certificates of the class as payments of principal, and

      o with respect to the Subordinated Certificates and the Class OC Certificates only, the amount of Realized Losses on the Mortgage Loans allocated to the class;

provided, however, that the Class Principal Balance of each class of Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to that class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance of that class of Certificates.

      In addition, if the Class Principal Balance of the Class OC Certificates is reduced to zero then the Class Principal Balance of the class of Subordinated Certificates then outstanding with the lowest priority of payment will be reduced if and to the extent that the aggregate of the Class Principal Balances of all other classes of Certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date.

      The initial Class Principal Balance of the Class P Certificates is equal to $100. The Trust Agreement does not permit the allocation of Realized Losses on any of the Mortgage Loans to the Class P Certificates.

      The Senior Certificates will have an initial Class Principal Balance of approximately $206,616,000, and will evidence an initial beneficial ownership interest of approximately 68.80% in the Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence an initial beneficial ownership interest of approximately 9.75%, 6.60%, 1.70%, 2.20%, 1.25%, 1.40%, 1.70% and 1.25%,
respectively, in the Mortgage Loans.

      The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates.

   Accrued certificate    -----------------------------   Losses
interest, then principal           Class A-1           /|\
                       |  ----------------------------- |
                       |           Class M-1            |
                       |  ----------------------------- |
                       |           Class M-2            |
                       |  ----------------------------- |
                       |           Class M-3            |
                       |  ----------------------------- |
                       |           Class B-1            |
                       |  ----------------------------- |
                       |           Class B-2            |
                       |  ----------------------------- |
                      \|/          Class B-3            |
                          -----------------------------

Forms and Denominations of Offered Certificates; Distributions to Certificates

      The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates (other than any Offered Certificate purchased by investors in a Member State of the European Economic Area) will be issued in minimum dollar denominations of $25,000, except that one Certificate of each class may be issued in an alternative minimum denomination of $1,000. The Offered Certificates purchased by investors in a Member State of the European Economic Area will be issued in minimum dollar denominations of $100,000.

      Distributions on the Certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in August 2006 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the state of Illinois or any city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed. The "Record Date" for the LIBOR Certificates and any Distribution Date, the Business Day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer Book-Entry Certificates, the Record Date is the last Business Day of the month preceding the month of that Distribution Date. For each other class of Offered Certificates and any Distribution Date, the last Business Day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      On each Distribution Date distributions on the Certificates will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds Certificates with an aggregate initial Class Principal Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Trust Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

      See "--Book-Entry Certificates" below for the method of payment to beneficial owners of Book-Entry Certificates.

Book-Entry Certificates

      The Offered Certificates of each class will be issued as "book-entry certificates." Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company ("DTC") or indirectly through organizations which are participants in that system. The book-entry certificates of each class will be issued in one or more certificates which equal the Class Principal Balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be Certificateholders as that term is used in the Trust Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

      Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the Trustee through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

      Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

      For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

      Transfers between participants of DTC will occur in accordance with DTC rules.

      In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

      Distributions on the book-entry certificates will be made on each Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Monthly and annual reports relating to the Trust Fund will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Trust Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

      Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

      (1) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor; or

      (2) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the Trustee will issue Definitive Certificates. The

Trustee will then recognize the holders of the Definitive Certificates as Certificateholders under the Trust Agreement.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

Calculation of One-Month LIBOR

      One-month LIBOR ("LIBOR") shall be established by the Trustee, except in the case of the initial Interest Accrual Period. As to any Interest Accrual Period, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Trustee after consultation with the Seller), the rate will be the Reference Bank Rate. The "Reference Bank Rate" for any Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Seller) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England and New York, New York are required or authorized by law to be closed. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Seller, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month. If no such quotations can be obtained, LIBOR will remain the same as the prior Distribution Date.

      LIBOR for the initial Interest Accrual Period will be 5.4247%.

      The establishment of LIBOR as to each Interest Accrual Period by the Trustee and the Trustee's calculation of the rate of interest applicable to the Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Payments on Mortgage Loans; Accounts

      On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from the Servicer's other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Trustee will establish an account (the "Distribution Account"), which will be maintained with the Trustee in trust for the benefit of the Certificateholders. On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately following Business Day), the Servicer will remit all amounts on deposit in the Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the available funds on deposit in the Distribution Account, the Trustee will withdraw the Available Distribution Amount to pay the Certificateholders.

      As further compensation, if permitted under the Servicing Agreement, funds credited to the Custodial Account established by the Servicer may be invested at the discretion of the Servicer for its own benefit in permitted investments.

Administration Fees

      As described under the definition of "Available Distribution Amount" below, funds collected on the Mortgage Loans that are available for distribution to Certificateholders will be net of the Servicing Fee payable on each Mortgage Loan. On each Distribution Date, the Servicer will be entitled to its fee prior to the Certificateholders receiving any distributions. The following table identifies the per annum fee rate applicable in calculating the Servicing Fee:

                     Fee                    Per Annum Fee Rate
               ---------------             --------------------
                Servicing Fee                     0.50%

      As compensation for its services, the Trustee shall be entitled to receive all of the investment income on the funds held by it from time to time in the Distribution Account. In addition to the Servicing Fee and the Trustee fees, funds collected on the Mortgage Loans that are available for distribution to the Certificateholders will also be net of any indemnification payments made to the Depositor, the Servicer or the Trustee, as described under "The Trust Agreement--Certain Matters Regarding the Depositor, the Servicer and the Trustee" in this prospectus supplement and "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor" in the prospectus, and reimbursements for certain unanticipated expenses borne by the Depositor, the Servicer or the Trustee, as described in this prospectus supplement and the accompanying prospectus. Each of the Trustee, the Servicer and the Custodian will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment to Certificateholders.

Priority of Distributions

      Available Distribution Amount. The Available Distribution Amount (as defined below) for any Distribution Date will be distributed on each Distribution Date by the Trustee to the Certificateholders, as specified in this prospectus supplement. The Due Date related to each Mortgage Loan and Distribution Date will be the first day of the month in which such Distribution Date occurs. The "Due Period" related to each Distribution Date and any Mortgage Loan will be the period beginning on the second day of the month preceding the month of such Distribution Date through and including the first day of the month in which such Distribution Date occurs.

      "Prepayment Period" for each Distribution Date (1) for any principal prepayment in part on any Mortgage Loan will be the calendar month immediately preceding the month in which such Distribution Date occurs and (2) for any principal prepayment in full on any Mortgage Loan will be the period beginning on the sixteenth day of the month preceding the month of such Distribution Date through and including the fifteenth day of the month in which such Distribution Date occurs.

      The "Available Distribution Amount" for any Distribution Date will equal the sum of the following amounts:

      (1) the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans and received by the Trustee by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:

      o all scheduled payments of principal and related interest collected on the Mortgage Loans but due on a date after the related Due Date;

      o all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

      o     all prepayment penalties received in connection with the Mortgage
            Loans;

      o all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

      o Liquidation Proceeds, condemnation proceeds and insurance proceeds received on the Mortgage Loans after the previous calendar month;

      o all amounts reimbursable to the Servicer pursuant to the terms of the Servicing Agreement or to the Trustee and/or the Custodian pursuant to the terms of the Trust Agreement or the custody agreements (which shall, in each case, reduce the Interest Remittance Amount before reducing the principal portion of the Available Distribution Amount);

      o reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and

      o any fees payable to the Servicer (which shall reduce the Interest Remittance Amount before reducing the principal portion of the Available Distribution Amount);

      (2) all Monthly Advances on the Mortgage Loans made by the Servicer for that Distribution Date;

      (3) any amounts paid as "Compensating Interest" with respect to the Mortgage Loans by the Servicer for that Distribution Date;

      (4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller pursuant to the Trust Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and

      (5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.

Glossary

      Certain additional definitions are necessary to understand the priority of interest and principal distributions to the Certificates. These terms are defined below and highlighted within the various definitions:

      "Basis Risk Carry Forward Amount" with respect to any class of LIBOR Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Certificates would have been entitled to receive on such Distribution Date at the related Pass-Through Rate (calculated for this purpose without regard to the Net WAC Cap for such Distribution Date) over (y) the amount of interest accrued on such Distribution Date at the Net WAC Cap plus (ii) the related Basis Risk Carry Forward Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate (calculated for this purpose without regard to the Net WAC Cap) for such class of Certificates for the most recently ended Interest Accrual Period.

      "Class A Interest Distribution Amount" for any class of Senior Certificates and any Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of Senior Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for such class of Senior Certificates.

      "Class A Principal Distribution Amount" will be, with respect to the Senior Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o     the Principal Distribution Amount for that Distribution Date; and

      o the excess (if any) of (A) the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 37.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class M-1 Principal Distribution Amount" will be, with respect to the Class M-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date and (2) the Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 57.10% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class M-2 Principal Distribution Amount" will be, with respect to the Class M-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal

      Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A Certificates and the Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 70.30% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class M-3 Principal Distribution Amount" will be, with respect to the Class M-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A Certificates and the Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 73.70% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class B-1 Principal Distribution Amount" will be, with respect to the Class B-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A Certificates and the Class M Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 78.10% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class B-2 Principal Distribution Amount" will be, with respect to the Class B-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class B-1 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A Certificates, the Class M Certificates and the Class B-1 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class B-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 80.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class B-3 Principal Distribution Amount" will be, with respect to the Class B-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A Certificates, the Class M Certificates and the Class B-1 and Class B-2

            Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 83.40% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class B-4 Principal Distribution Amount" will be, with respect to the Class B-4 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-4 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A Certificates, the Class M Certificates and the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 86.80% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class B-5 Principal Distribution Amount" will be, with respect to the Class B-5 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount, the Class B-3 Principal Distribution Amount and the Class B-4 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

      o the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount, the Class B-3 Principal Distribution Amount and the Class B-4 Principal Distribution Amount; and

      o the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-5 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal

            Balance of the Class A Certificates, the Class M Certificates and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by approximately 89.30% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

      "Class P Distribution Amount" for each Distribution Date and the Mortgage Loans is an amount equal to the total of all prepayment penalties received on the Mortgage Loans in the prior Due Period. The Class P Distribution Amount is not part of the Available Distribution Amount and is therefore not available for distributions to the other classes of Certificates.

      A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court.

      In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

      "Extra Principal Distribution Amount" for the Certificates and any Distribution Date will be the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

      "Interest Accrual Period" for any Distribution Date and (a) each class of Offered Certificates, the one-month period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) and ending on the day immediately preceding such Distribution Date and (b) the Class B-4 and Class B-5 Certificates, the prior calendar month. With respect to each class of Offered Certificates, interest will be calculated on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period. With respect to the Class B-4 and Class B-5 Certificates, interest will be calculated on the basis of a 360-day year consisting of twelve 30 day months.

      "Interest Carry Forward Amount" for any Distribution Date and any class of Certificates will be equal to the amount, if any, by which the Interest Distribution Amount for that class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

      "Interest Distribution Amount" for any Distribution Date will be the aggregate of the Class A and Subordinated Interest Distribution Amounts for that Distribution Date.

      "Interest Remittance Amount" for any Distribution Date will be that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans.

      "Liquidated Loan" will be any Charged-off Loan or any Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

      "Liquidation Proceeds " will be amounts received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds, other than any Subsequent Recoveries.

      "Net Monthly Excess Cashflow" for any Distribution Date will be equal to the excess, if any, of (x) the Available Distribution Amount for the Distribution Date over (y) the sum of the aggregate of the Class A Interest Distribution Amounts payable to the holders of the Senior Certificates, the Subordinated Interest Distribution Amounts payable to the holders of the Subordinated Certificates and the Principal Distribution Amount.

      "Net WAC Cap" for any Distribution Date will be a per annum rate (adjusted on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs.

      "Overcollateralized Amount" with respect to the Closing Date will be an amount equal to approximately $16,073,389. With respect to any Distribution Date following the Closing Date, an amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the aggregate Class Principal Balances of the Offered Certificates and the Class B-4 and Class B-5 Certificates after taking into account all payments of principal on such Distribution Date.

      "Overcollateralization Floor Amount" for any Distribution Date will be an amount equal to approximately $1,501,577.

      "Overcollateralization Increase Amount" for any Distribution Date will be the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Distribution Amount on such Distribution Date has been distributed).

      "Overcollateralization Target Amount" for any Distribution Date (a) prior to the Stepdown Date will equal the product of (x) 5.35% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date and on which a Trigger Event is not in effect, will equal the greater of (i) product of (x) 10.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the Overcollateralization Floor Amount and (c) on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

      "Pass-Through Rate" for each of the Class A-1, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and any Distribution Date, the per annum rate applicable to such class of certificates and such Distribution Date calculated as described on pages iv and v of this prospectus supplement.

      "Prepayment Interest Excess" for any Distribution Date, the aggregate amount of interest received on the Mortgage Loans that prepay from the 1st day of the month in which that Distribution Date occurs through the 15th day of that month representing interest accrued on the Mortgage Loans during that period.

      "Prepayment Interest Shortfall" for any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part on the Mortgage Loans during the related Prepayment Period.

      "Principal Distribution Amount" for the Certificates and any Distribution Date will be the sum of:

      (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

      (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Trust Agreement) during the related Prepayment Period; and

      (iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

      In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the Senior Certificates, the Class M Certificates and the Class B Certificates.

      "Realized Loss" with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

      "Relief Act Interest Shortfall" for any Distribution Date and a Mortgage Loan will be the reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act, as amended, or similar state laws.

      "Senior Enhancement Percentage" for any Distribution Date will be the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period.

      "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

      "Stepdown Date" will be the later to occur of (x) the earlier to occur of
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates is reduced to zero and (ii) the Distribution Date in August 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates then entitled to distributions of principal on that Distribution
Date) is greater than or equal to approximately 62.40%.

      "Subordinated Interest Distribution Amount" will be, with respect to any class of Subordinated Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and any Relief Act Interest Shortfalls.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, received by the Servicer and remitted by it to the Trustee, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

      With respect to any Distribution Date, a "Trigger Event" is in effect if
(x) the Three Month Rolling Average with respect to the Mortgage Loans exceeds 12.75% of the Senior Credit Enhancement Percentage for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

        Distribution Date                             Percentage
        -----------------                             ----------

August 2008 -- July 2009..........    2.00% with respect to August 2008, plus an
                                       additional 0.20833% for each month
                                       thereafter

August 2009 -- July 2010..........    4.50% with respect to August 2009, plus an
                                       additional 0.20417% for each month
                                       thereafter

August 2010 -- July 2011..........    6.95% with respect to August 2010, plus an
                                       additional 0.16667% for each month
                                       thereafter

August 2011 -- July 2012..........    8.95% with respect to August 2011, plus an
                                       additional 0.07917% for each month
                                       thereafter

August 2012 and thereafter........    9.90%

      "Three Month Rolling Average" with respect to the Mortgage Loans and the end of the Due Period related to any Distribution Date, will equal the rolling 3 month average percentage of the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure, REO or discharged in bankruptcy).

      "Unpaid Realized Loss Amount" for any class of Certificates, the portion of any Realized Losses previously allocated to that class remaining unpaid from prior Distribution Dates.

Interest Distributions on the Certificates

      Holders of the Senior Certificates, Class M Certificates and Class B Certificates will be entitled to receive on each Distribution Date interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the related Class Principal Balance at the then applicable Pass-Through Rates. The amount of the Interest Distribution Amount allocable to each such class of Certificates will be distributed, sequentially, as follows: first, (i) to the Class A-1 Certificates, the Class A Interest Distribution Amount for such Distribution Date, and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, their respective Subordinated Interest Distribution Amounts, in each case, to the extent of the Interest Remittance Amount remaining after distributions of interest to the classes of Certificates with a higher payment priority.

      On any Distribution Date, any Relief Act Interest Shortfalls and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer will be allocated, first, in reduction of amounts otherwise distributable to the Class OC Certificates on that Distribution Date, and second, to reduce the Interest Remittance Amount with respect to the Certificates pro rata based on the respective amounts of interest accrued on such classes of Certificates for such Distribution Date. The holders of the Certificates will not be entitled to reimbursement for any such interest shortfalls.

      Except as otherwise described in this prospectus supplement, on each Distribution Date, distributions of interest on the Certificates in each class will be made in respect of those Certificates, to the extent provided in this prospectus supplement, on a pro rata basis, based on the then outstanding principal balance of each Certificate of such class.

Principal Distributions on the Certificates

      1. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of Certificates shall be entitled to receive distributions in respect of principal from the Principal Distribution Amount to the extent of the Available Distribution Amount available therefor after payment of the Interest Distribution Amount, sequentially, to the holders of (i) the Senior Certificates, until their Class Principal Balance is reduced to zero, and then, to the holders of (ii) the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, until their respective Class Principal Balances are reduced to zero.

      2. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of Certificates shall be entitled to receive distributions from the Principal Distribution Amount sequentially, in the following order of priority:

            (A) to the Senior Certificates, the Class A Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (B) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (C) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (D) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (E) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (F) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (G) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (H) to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

            (I) to the Class B-5 Certificates, the Class B-5 Principal Distribution Amount, until their Class Principal Balance is reduced to zero; and

            (J) any remaining amounts, to be distributed as part of Net Monthly Excess Cashflow.

      The allocation of distributions in respect of principal to the Senior Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the Mortgage Loans evidenced by the Subordinated Certificates. Increasing the respective percentage interest in the Trust Fund of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

Net Monthly Excess Cashflow and Overcollateralization Provisions

      Net Monthly Excess Cashflow will be distributed on each Distribution Date in the following order of priority:

      (i) the Extra Principal Distribution Amount will be distributed (a) prior to the Stepdown Date or if a Trigger Event is in effect, sequentially, to the holders of (i) the Senior Certificates, until their Class Principal Balance is reduced to zero, and (ii) the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, until their respective Class Principal Balances are reduced to zero, and (b) on and after the Stepdown Date and if a Trigger Event is not in effect, sequentially, to the holders of (i) the Senior Certificates, until their Class Principal Balance is reduced to zero, and (ii) the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, the amount calculated pursuant to the second bullet point of Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount, Class B-3 Principal Distribution Amount, Class B-4 Principal Distribution Amount and Class B-5 Principal Distribution Amount, respectively, in each case after application of the distributions to the Certificates on that Distribution Date pursuant to "--Principal Distributions on the Certificates" above, until their respective Class Principal Balances are reduced to zero;

      (ii) to the Class M-1 Certificates, the related Interest Carry Forward Amount;

      (iii) to the Class M-1 Certificates, the related Unpaid Realized Loss Amount;

      (iv) to the Class M-2 Certificates, the related Interest Carry Forward Amount;

      (v) to the Class M-2 Certificates, the related Unpaid Realized Loss
Amount;

      (vi) to the Class M-3 Certificates, the related Interest Carry Forward Amount;

      (vii) to the Class M-3 Certificates, the related Unpaid Realized Loss Amount;

      (viii) to the Class B-1 Certificates, the related Interest Carry Forward Amount;

      (ix) to the Class B-1 Certificates, the related Unpaid Realized Loss
Amount;

      (x) to the Class B-2 Certificates, the related Interest Carry Forward Amount;

      (xi) to the Class B-2 Certificates, the related Unpaid Realized Loss
Amount;

      (xii) to the Class B-3 Certificates, the related Interest Carry Forward Amount;

      (xiii) to the Class B-3 Certificates, the related Unpaid Realized Loss Amount;

      (xiv) to the Class B-4 Certificates, the related Interest Carry Forward Amount;

      (xv) to the Class B-4 Certificates, the related Unpaid Realized Loss
Amount;

      (xvi) to the Class B-5 Certificates, the related Interest Carry Forward Amount;

      (xvii) to the Class B-5 Certificates, the related Unpaid Realized Loss Amount;

      (xviii) to the Class A-1 Certificates, any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class A-1 Certificates for that Distribution Date;

      (xix) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any unpaid remaining Basis Risk Carry Forward Amount with respect to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates for that Distribution Date;

      (xx) to the Class OC and Class P Certificates as provided in the Trust Agreement; and

      (xxi) to the holders of the Class R Certificates, any remaining amounts.

Subordination and Allocation of Losses on the Certificates

      To the extent that Realized Losses on a Distribution Date cause the aggregate Class Principal Balance of the Certificates (other than the Class OC and Class P Certificates), after taking into account all distributions on such Distribution Date to exceed the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period, such excess will be allocated sequentially, to the Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case to reduce the Class Principal Balance thereof until it has been reduced to zero.

      The Trust Agreement does not permit the allocation of Realized Losses on the Mortgage Loans to the Senior Certificates or to the Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

      Once Realized Losses have been allocated to a class of Subordinated Certificates, such amounts with respect to these Certificates will no longer accrue interest nor, except as provided in the following paragraph, will such amounts be reinstated thereafter. Any allocation of a Realized Loss to a class of Subordinated Certificates will be made by reducing the Class Principal Balance of that class of Subordinated Certificates by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Class Principal Balance of any class of Subordinated Certificates be reduced more than once in respect of any particular amount both (i) allocable to the class of Subordinated Certificates in respect of Realized Losses and (ii) payable as principal to the holders of the class of Certificates from Net Monthly Excess Cashflow.

      Notwithstanding the foregoing, the Trust Agreement will provide that the Class Principal Balance of a class of Subordinated Certificates that has been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the Certificateholders on any Distribution Date in the same manner as prepayments received in the related Prepayment Period. In addition, the Class Principal Balance of each class of Subordinated Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any class of Certificates to the extent that (i) the related Realized Loss was allocated to any class of Subordinated Certificates and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of immediately preceding Due Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that prior Due Date) exceeds the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date. However, the Class Principal Balance of each such class of Subordinated Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such class of Subordinated Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a class of Subordinated Certificates was previously reduced to zero. Accordingly, each class of Subordinated Certificates will be considered to remain outstanding until the termination of the related trust.

      An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.

Reports to Certificateholders

      On each Distribution Date, the Trustee will make available to the Depositor, each Certificateholder and the Rating Agencies a statement (based on information received from the Servicer) generally setting forth, among other things:

      o the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates, to the extent applicable, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled and unscheduled principal payments;

      o the aggregate amount of the distribution to be made on that Distribution Date to each class of Certificates allocable to interest and the calculation thereof;

      o the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

      o the amount, if any, of any distribution to the Class P, Class OC and Class R Certificates;

      o the aggregate amount of any Monthly Advances made by or on behalf of the Servicer with respect to that Distribution Date;

      o the total number of Mortgage Loans and the aggregate scheduled principal balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal reported under the first bullet point;

      o the Class Principal Amount of each class of Certificates, to the extent applicable, as of that Distribution Date after giving effect to payments allocated to principal reported under item (1) above, separately identifying any reduction of any of the foregoing Class Principal Amounts due to Realized Losses;

      o the amount of any Prepayment Penalties distributed to the Class P Certificates;

      o the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

      o the amount of the Servicing Fees paid to or retained by the Servicer during the Due Period to which that distribution relates;

      o the number and aggregate Stated Principal Balance (determined using the OTS method) of Mortgage Loans, as reported to the Trustee by the Servicer, (a) remaining outstanding, (b) delinquent 30 to 59 days,
            (c) delinquent 60 to 89 days, (d) delinquent 90 or more days, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs,
            (f) in bankruptcy, (g) that are REO Properties, (h) that are Charged-off Loans and (i) that are Released Mortgage Loans;

      o     the cumulative amount of Realized Losses incurred since the Closing
            Date;

      o the aggregate Stated Principal Balance of any Mortgage Loan with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs;

      o with respect to substitution of Mortgage Loans in the preceding calendar month, the Stated Principal Balance of each such substituted Mortgage Loan, and of each replacement Mortgage Loan;

      o the aggregate outstanding Interest Carryforward Amount, Net Prepayment Interest Shortfalls and Basis Risk Carry Forward Amount, if any, for each class of Certificates, after giving effect to the distributions made on that Distribution Date;

      o the Pass-Through Rate applicable to that Distribution Date with respect to each class of Certificates;

      o the Available Distribution Amount and the Interest Remittance Amount applicable to that Distribution Date;

      o if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Distribution Account and the amounts actually distributed);

      o the Overcollateralized Amount after giving effect to the distributions made on that Distribution Date;

      o the amount of any Overcollateralization Increase Amount after giving effect to the distributions made on that Distribution Date; and

      o the level of LIBOR for that Distribution Date and the next Distribution Date.

      The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website. The Trustee's website will be located at www.etrustee.net, and assistance in using the website can be obtained by calling the Trustee's customer service desk at (312) 992-1743. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trustee at the following address: LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: MSM 2006-10SL. The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Last Scheduled Distribution Date

      The "Last Scheduled Distribution Date" is the Distribution Date in August 2036, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class' Last Scheduled Distribution Date.

                               THE TRUST AGREEMENT

General

      The Trust Agreement will be entered into between the Depositor and the Trustee. The Trust Agreement will govern the rights and responsibilities of the parties responsible for administering the Issuing Entity.

Subservicers

      The Servicer may enter into subservicing agreements with subservicers for the servicing and administration of the Mortgage Loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the Trustee and the Depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the Trust Agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of the Trust Agreement, in the event that the Servicer, for any reason, is no longer Servicer (including termination due to a servicer event of default under the Servicing Agreement).

      The Servicer will remain obligated and primarily liable to the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Trust Agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer. The Servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the Servicer's compensation is sufficient to pay the subservicer fees.

Trustee Fees and Other Compensation and Payment of Expenses

      As compensation for its activities as Trustee under the Trust Agreement, the Trustee will be entitled to the benefit of income earned on deposits in the Distribution Account.

      See "Description of the Certificates--Administration Fees" in this prospectus supplement.

Depositor's Option to Purchase Breached Mortgage Loans

      Subject to the terms of the Trust Agreement, the Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price; provided that the entity from which the Seller purchased the Mortgage Loan has both (a) agreed to purchase the Mortgage Loan from the Depositor and (b) has represented to the Seller that it has the ability to purchase such Mortgage Loan from the Depositor, as soon as is practicable thereafter at the Purchase Price. For the purposes of this section, the "Purchase Price" shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed Servicing Advances made by the Servicers or the Master Servicer related to the Mortgage Loan, and a "Breached Mortgage Loan" is a Mortgage Loan
(a) (i) on which the first payment was not made or (ii) that has been delinquent once in the three months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in
(a)(i) or, for the same or other period time specified in such representation or warranty (a)(ii), exists.

Auction and Optional Termination of the Certificates

      On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans and any related REO Property owned by the Trust Fund as of the related Due Date is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (such Distribution Date and any subsequent Distribution Date, an "Optional Termination Date"), the Auction Administrator, at the option of and in consultation with the Depositor, shall solicit bids for the purchase of the Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Depositor exercises such option and the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to the Mortgage Loans remaining in the Trust Fund (collectively, the "Pool Assets"), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Pool Assets to the highest bidder (the "Auction Purchaser") at the price offered by the Auction Purchaser (the "Mortgage Loan Auction Price"). If the Depositor exercises such option and the Auction Administrator receives fewer than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, on each six-month anniversary of the initial Optional Termination Date for the Mortgage Loans, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price (or until the Servicer or any successor servicer exercises its purchase option as set forth below), at which time the Auction Administrator shall sell the Pool Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Optional Termination Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

      The "Minimum Auction Price" with respect to any Distribution Date on which an auction is being held, will equal the sum of (a) 100% of the then current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the Trust Fund and all other property in the Trust Fund being purchased (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any unreimbursed servicing advances related to the Mortgage Loans, (d) any amounts owed to the Trustee and the Custodian and not previously reimbursed and (e) any expenses incurred by the Auction Administrator relating to the Auction process.

      Commencing with the first Distribution Date following the first Optional Termination Date, if the Depositor does not exercise its option to direct the Auction Administrator to hold an auction or if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Servicer or any successor servicer will have the option, subject to the provisions of the Trust Agreement, to purchase the Pool Assets for a price equal to the sum of (a) 100% of the then current aggregate principal balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the Trust Fund and all other property in the Trust Fund being purchased (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any unreimbursed Monthly Advances and servicing advances related to the Mortgage Loans and (d) any amounts owed to the Trustee and the Custodian and not previously reimbursed.

      In the event that the Servicer or any successor servicer chooses to exercise its optional redemption rights described above or there is a successful auction of the Mortgage Loans, the Certificates will be retired, any funds or property remaining in the Trust Fund will be liquidated and the Trust Fund will terminate.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

      The Trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the Rating Agencies to reduce their respective then current ratings of the certificates. In case at any time the Trustee ceases to be eligible, the Trustee will resign in the manner and with the effect as specified below.

      The Trustee may at any time resign as Trustee by giving written notice of resignation to the Depositor not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee is located and the imposition of such tax would be avoided by the appointment of a different Trustee, or the continued use of the Trustee would result in the downgrading of the rating by any Rating Agency of a class of certificates, then the Depositor may remove the Trustee and appoint a successor trustee.

      The holders of certificates entitled to a majority of the voting rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

      Any resignation or removal of the Trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Voting Rights

      At all times 98% of the voting rights will be allocated among the classes of Offered Certificates and the Class B4, Class B5 and Class R Certificates. The portion of the voting rights allocated to the Offered Certificates and the Class B4 and Class B5 Certificates will be based on a fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of the Offered Certificates and the Class B4 and Class B5 Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans. The portion of those voting rights allocated to the Offered Certificates and the Class B4 and Class B5 will be allocated among those classes of Certificates in proportion to their respective Class Principal Balances. The remaining portion of such 98% will be allocated to the Class R Certificates. The holders of the Class P and Class OC Certificates will each be allocated 1% of the voting rights. The voting rights allocated to any class of Certificates will be allocated among the Certificates of that class in proportion to their Percentage Interests.

      The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's principal balance and the denominator of which is the applicable Class Principal Balance.

Certain Matters Regarding the Depositor, the Servicer and the Trustee

      The Trust Agreement provides that none of the Depositor, the Servicer, the Trustee or any of their respective directors, officers, employees or agents will be under any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement, or for errors in judgment. However, none of the Depositor, the Servicer or the Trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the Depositor's, the Servicer's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the Trust Agreement.

      The Depositor, the Servicer, the Trustee (in its individual capacity and as trustee) and their respective directors, officers, employees or agents will be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Trust Agreement or (ii) incurred in connection with the performance of their respective duties pursuant to the Trust Agreement or the certificates, other than any loss, liability or expense incurred by reason of the Depositor's, the Servicer's or the Trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the Trust Agreement.

      None of the Depositor, the Servicer or the Trustee is obligated under the Trust Agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the Trust Agreement, the Depositor, the Servicer and the Trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the Trust Agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the Certificateholders. In the event the Depositor, the Servicer or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the Trust Fund.

Amendment

      The Trust Agreement may be amended from time to time by the Depositor and the Trustee by written agreement, without notice to, or consent of, the holders of the Offered Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the Trust Agreement which may be inconsistent with any other provision, to add to the duties of the Depositor or the Servicer, or to comply with any requirements in the Code. The Trust Agreement may also be amended to add any other provisions with respect to matters or questions arising under the Trust Agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Trust Agreement; provided, that such amendment will not adversely affect in any material respect the interest of any holder of the Offered Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each Rating Agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

      The Trust Agreement may be amended from time to time by the Depositor and the Trustee, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

      Delinquencies on the Mortgage Loans that are not advanced by the Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical class designations, and then by the Senior Certificates. If, as a result of the shortfalls, the aggregate of the Class Principal Balances of all classes of Certificates (other than the Class OC and Class P Certificates) exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Principal Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Prepayment Considerations and Risks

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the related Originator. The Mortgage Loans are subject to the "due-on-sale" provisions included therein.

      See "Description of the Mortgage Loans" in this prospectus supplement.

      Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of those Mortgage Loans. This includes any optional repurchase of the remaining Mortgage Loans or a successful auction of the Mortgage Loans in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the related Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield.

      Except for certain of the Mortgage Loans, each of which has a prepayment penalty if the related mortgagor prepays such Mortgage Loan during a period of up to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the Mortgage Loans may contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for Mortgage Loans that did not have prepayment penalties. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans. Those amounts will not be available for distribution on the other classes of Certificates.

      The rate of prepayment on the Mortgage Loans will affect the pass-through rates on the Certificates. Prepayments of the Mortgage Loans with Mortgage Rates in excess of the then-current Net WAC Cap may reduce the pass-through rates on the Senior Certificates. Mortgage Loans with higher Mortgage Rates may prepay at faster rates than Mortgage Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the Class M,-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

      The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

Additional Information

      The Depositor intends to file additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

      The description in this prospectus supplement of the Mortgage Loans and the mortgaged properties is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for scheduled payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Weighted Average Lives of the Offered Certificates

      The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance of the Certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield Considerations" in the accompanying prospectus.

      In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the Certificates and the distribution of the amount available for distribution of principal to the Senior Certificates.

      See "Description of the Certificates--Principal Distributions on the Certificates" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of the classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the related prepayment assumption, see the Decrement Tables under the next heading.

Structuring Assumptions

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the "structuring assumptions":

      o The mortgage pool consists of 237 groups of mortgage loans with the following characteristics:

                                                                               Amortization          Stated
                                                               Original          Remaining         Remaining           Original
                                               Net             Term to            Term to           Term to          Interest Only
  Principal               Mortgage           Mortgage          Maturity          Maturity           Maturity            Period
 Balance ($)              Rate (%)           Rate (%)          (Months)          (Months)           (Months)           (Months)
-------------             --------           --------          --------        ------------        ---------         -------------
    77,217.49             12.52059           12.02059            180                177               177                 120
   124,000.00             12.50000           12.00000            180                178               178                 120
    70,000.00              9.50000            9.00000            180                169               169                 60
    71,000.00              9.50000            9.00000            180                170               170                 60
   238,750.00             12.12693           11.62693            180                172               172                 60
   280,860.00             12.61155           12.11155            180                173               173                 60
   779,567.18             12.91258           12.41258            180                174               174                 60
   770,666.40             11.90257           11.40257            180                175               175                 60
 1,254,290.00             10.18201            9.68201            180                176               176                 60
 2,253,538.96             11.27416           10.77416            180                177               177                 60
    97,000.00             12.12500           11.62500            180                177               177                 60
 1,534,177.16              9.91061            9.41061            180                178               178                 60
   325,000.00             10.10846            9.60846            180                178               178                 60
 1,534,500.00             10.96952           10.46952            180                179               179                 60
    96,550.42              8.52849            8.02849            180                179               179                 60
    32,250.00             11.00000           10.50000            180                179               179                 60
    48,201.39             12.19000           11.69000            180                172               172                  0
    47,350.12             11.00000           10.50000            180                174               174                  0
    40,404.86             10.20200            9.70200            180                174               174                  0
   533,873.75              9.72361            9.22361            180                175               175                  0
    35,684.66             11.25000           10.75000            180                175               175                  0
   397,924.64             10.64868           10.14868            180                176               176                  0
    17,455.26             11.87500           11.37500            180                176               176                  0
    38,583.38             12.87500           12.37500            180                177               177                  0
 1,007,452.74             10.19152            9.69152            180                177               177                  0
    74,735.14             11.80462           11.30462            180                177               177                  0
    93,049.42              9.21647            8.71647            180                178               178                  0
    40,781.49              8.95000            8.45000            180                178               178                  0
    80,631.63             10.69000           10.19000            180                178               178                  0
   437,880.74              9.98095            9.48095            180                178               178                  0
    69,691.63             11.05379           10.55379            180                178               178                  0
    35,618.01             10.68148           10.18148            180                179               179                  0
    33,802.93             11.50000           11.00000            300                291               291                 120
    50,000.00             10.37500            9.87500            300                292               292                 120
   100,599.76             11.00249           10.50249            300                294               294                 120
    35,065.00              9.87500            9.37500            300                295               295                 120
 1,315,505.97             12.08127           11.58127            300                296               296                 120
   368,772.39             10.35558            9.85558            300                296               296                 120
   307,388.53             10.74184           10.24184            300                296               296                 120
 2,047,557.80             11.33928           10.83928            300                297               297                 120
   510,435.88             10.74085           10.24085            300                297               297                 120
 1,152,606.12             11.23142           10.73142            300                297               297                 120
    58,980.00             11.25000           10.75000            300                298               298                 120
   649,703.00             11.36900           10.86900            300                298               298                 120
    75,400.00             12.12500           11.62500            300                298               298                 120
    26,487.01             10.89000           10.39000            240                231               231                  0
   144,573.62             11.39194           10.89194            240                231               231                  0
    45,551.76             10.84000           10.34000            240                232               232                  0
    27,639.99              8.64000            8.14000            240                232               232                  0
    40,432.24             11.44000           10.94000            240                232               232                  0
    35,701.09             11.54000           11.04000            240                233               233                  0
    19,861.79             11.20000           10.70000            240                234               234                  0
    21,797.15              9.05000            8.55000            240                234               234                  0
   564,172.75             11.23060           10.73060            240                234               234                  0

                                                                               Amortization          Stated
                                                               Original          Remaining         Remaining           Original
                                               Net             Term to            Term to           Term to          Interest Only
  Principal               Mortgage           Mortgage          Maturity          Maturity           Maturity            Period
 Balance ($)              Rate (%)           Rate (%)          (Months)          (Months)           (Months)           (Months)
-------------             --------           --------          --------        ------------        ---------         -------------
    47,693.29             11.80000           11.30000            240                234               234                  0
   193,499.89             10.62942           10.12942            240                234               234                  0
   160,328.34              8.33365            7.83365            240                234               234                  0
    42,206.22              9.75000            9.25000            240                235               235                  0
   536,269.78             11.83658           11.33658            240                235               235                  0
    63,666.35             11.92429           11.42429            240                235               235                  0
    23,141.26              8.94000            8.44000            240                235               235                  0
    98,986.61             10.73510           10.23510            240                235               235                  0
    81,973.96             10.38000            9.88000            240                235               235                  0
   115,344.76             10.13153            9.63153            240                237               237                  0
    19,936.55             11.74000           11.24000            240                237               237                  0
    38,427.57             11.17101           10.67101            240                237               237                  0
    24,144.48             11.09000           10.59000            240                238               238                  0
   546,638.35             11.07046           10.57046            240                238               238                  0
   138,012.64             10.81921           10.31921            240                238               238                  0
    21,350.90             11.09000           10.59000            240                238               238                  0
   117,537.18             11.30804           10.80804            240                238               238                  0
    24,542.07             10.89000           10.39000            240                238               238                  0
   356,677.61             11.20820           10.70820            240                238               238                  0
    46,000.00             10.87500           10.37500            180                357               177                 120
    45,000.02              8.75000            8.25000            180                357               177                 120
    50,580.00             15.00000           14.50000            180                358               178                 120
    74,000.00             10.50000           10.00000            360                350               350                 120
    49,800.00              9.75000            9.25000            360                351               351                 120
   212,200.00             10.75000           10.25000            360                351               351                 120
   233,976.00             11.55094           11.05094            360                353               353                 120
   382,400.00              7.46967            6.96967            360                354               354                 120
    41,350.00             12.50000           12.00000            360                355               355                 120
 1,308,019.28             10.45128            9.95128            360                356               356                 120
 1,542,230.18             11.74994           11.24994            360                357               357                 120
    56,250.00             10.75000           10.25000            360                357               357                 120
   470,486.91              9.80869            9.30869            360                357               357                 120
 1,192,934.24             11.51319           11.01319            360                358               358                 120
   180,000.00             12.62500           12.12500            360                358               358                 120
   258,600.00             12.00000           11.50000            360                358               358                 120
    48,000.00             11.00000           10.50000            360                359               359                 120
 1,502,130.00             11.89848           11.39848            360                359               359                 120
   209,800.00             12.00000           11.50000            360                359               359                 120
   374,670.00             12.00000           11.50000            360                359               359                 120
    68,727.99             10.00000            9.50000            180                352               172                 60
     9,947.24             10.00000            9.50000            180                354               174                 60
   103,143.85             13.50000           13.00000            180                356               176                 60
    30,000.00             12.00000           11.50000            180                358               178                 60
   141,000.00             14.41223           13.91223            180                359               179                 60
   148,600.00             10.89115           10.39115            180                359               179                 60
    11,595.99             11.62500           11.12500            180                346               166                  0
    57,852.91             11.47970           10.97970            180                347               167                  0
    23,979.22             10.87500           10.37500            180                348               168                  0
   129,953.67             11.10870           10.60870            180                349               169                  0
   115,558.42              9.74273            9.24273            180                350               170                  0
    10,314.93             11.44000           10.94000            180                350               170                  0
   366,242.48             11.18632           10.68632            180                350               170                  0
    29,690.31             11.25000           10.75000            180                350               170                  0
   181,235.78             10.06568            9.56568            180                350               170                  0
    90,857.53             12.45063           11.95063            360                350               350                  0
   289,095.61             10.63183           10.13183            180                351               171                  0
   170,496.85             10.21508            9.71508            180                351               171                  0
    90,596.73             10.90777           10.40777            180                351               171                  0

                                                                               Amortization          Stated
                                                               Original          Remaining         Remaining           Original
                                               Net             Term to            Term to           Term to          Interest Only
  Principal               Mortgage           Mortgage          Maturity          Maturity           Maturity            Period
 Balance ($)              Rate (%)           Rate (%)          (Months)          (Months)           (Months)           (Months)
-------------             --------           --------          --------        ------------        ---------         -------------
    58,809.31             11.14000           10.64000            180                351               171                  0
    68,218.80             10.21777            9.71777            180                351               171                  0
 1,315,513.74             10.60321           10.10321            180                351               171                  0
   418,446.48             10.00984            9.50984            180                351               171                  0
    15,884.49             12.64000           12.14000            360                351               351                  0
 1,067,151.63             10.58161           10.08161            180                352               172                  0
   234,238.27             10.45627            9.95627            180                352               172                  0
   286,744.29             10.89284           10.39284            180                352               172                  0
    34,421.42             12.09000           11.59000            180                352               172                  0
   114,078.00             11.22742           10.72742            180                352               172                  0
 3,534,880.45             11.43056           10.93056            180                352               172                  0
    12,698.41              9.50000            9.00000            180                352               172                  0
   556,773.69             10.22308            9.72308            180                352               172                  0
    77,650.04              9.00000            8.50000            360                352               352                  0
    20,904.33             11.75000           11.25000            180                353               173                  0
 2,782,120.13             11.05064           10.55064            180                353               173                  0
    79,839.33             12.12500           11.62500            180                353               173                  0
    82,434.39             11.62133           11.12133            360                353               353                  0
   274,437.63             11.90567           11.40567            180                354               174                  0
   208,583.24              9.83529            9.33529            180                354               174                  0
    71,424.33             10.53144           10.03144            180                354               174                  0
 7,907,212.02             11.45364           10.95364            180                354               174                  0
    56,906.06             12.30000           11.80000            180                354               174                  0
   514,509.67             11.21671           10.71671            180                354               174                  0
 1,332,733.77             10.81568           10.31568            180                354               174                  0
   178,890.00             11.30741           10.80741            180                354               174                  0
 3,923,539.37             10.94468           10.44468            180                354               174                  0
   146,533.84             11.87878           11.37878            180                354               174                  0
    33,341.18             12.00000           11.50000            180                354               174                  0
    20,955.97             11.20000           10.70000            360                354               354                  0
   778,687.18             11.29111           10.79111            360                354               354                  0
   116,875.52              9.18179            8.68179            360                354               354                  0
    86,464.77             11.69816           11.19816            180                355               175                  0
   173,824.61             12.31430           11.81430            180                355               175                  0
    22,823.29             13.00000           12.50000            180                355               175                  0
    61,902.25             11.65000           11.15000            180                355               175                  0
   195,378.71             12.39823           11.89823            180                355               175                  0
    43,939.66             12.30000           11.80000            180                355               175                  0
   210,869.79             11.12895           10.62895            180                355               175                  0
14,581,364.44             11.34424           10.84424            180                355               175                  0
   411,077.34              9.62193            9.12193            180                355               175                  0
    95,594.28             13.25000           12.75000            180                355               175                  0
 1,859,103.99             11.11913           10.61913            180                355               175                  0
 1,842,329.80             11.47482           10.97482            180                355               175                  0
   104,483.36             10.32077            9.82077            180                355               175                  0
   317,718.76             11.94516           11.44516            180                355               175                  0
   420,115.48             12.39383           11.89383            180                355               175                  0
   168,174.15             12.40096           11.90096            180                355               175                  0
 3,237,368.19             11.55067           11.05067            360                355               355                  0
    25,185.03              8.70000            8.20000            180                356               176                  0
   482,006.84             13.09724           12.59724            180                356               176                  0
   701,429.90             12.15511           11.65511            180                356               176                  0
23,231,965.82             11.44662           10.94662            180                356               176                  0
 1,457,089.11             11.55336           11.05336            180                356               176                  0
    51,931.54             12.99000           12.49000            180                356               176                  0
    99,923.76             13.87500           13.37500            180                356               176                  0
 2,262,550.29             11.00357           10.50357            180                356               176                  0
    85,286.75             14.00000           13.50000            180                356               176                  0

                                                                               Amortization          Stated
                                                               Original          Remaining         Remaining           Original
                                               Net             Term to            Term to           Term to          Interest Only
  Principal               Mortgage           Mortgage          Maturity          Maturity           Maturity            Period
 Balance ($)              Rate (%)           Rate (%)          (Months)          (Months)           (Months)           (Months)
-------------             --------           --------          --------        ------------        ---------         -------------
   345,740.59             11.56281           11.06281            180                356               176                  0
   283,722.48             12.85668           12.35668            180                356               176                  0
    67,920.99             12.00000           11.50000            180                356               176                  0
    32,320.64              8.50000            8.00000            360                356               356                  0
 4,412,702.03             11.65522           11.15522            360                356               356                  0
    31,323.96             13.50000           13.00000            360                356               356                  0
   188,052.18             12.50000           12.00000            360                356               356                  0
   188,207.11             10.67241           10.17241            180                357               177                  0
 1,950,232.34             10.55040           10.05040            180                357               177                  0
   255,592.34              9.60279            9.10279            180                357               177                  0
    52,839.71             11.23536           10.73536            180                357               177                  0
   390,880.25             10.32513            9.82513            180                357               177                  0
    30,568.71             11.25000           10.75000            180                357               177                  0
 1,904,585.88             12.01394           11.51394            180                357               177                  0
   265,905.61             11.00374           10.50374            180                357               177                  0
    78,092.93             10.98888           10.48888            180                357               177                  0
   753,144.38             10.73163           10.23163            180                357               177                  0
    40,854.00             10.90219           10.40219            180                357               177                  0
68,558,020.37             10.75486           10.25486            180                357               177                  0
   166,124.90             13.75000           13.25000            180                357               177                  0
 2,485,936.03             11.24622           10.74622            180                357               177                  0
    42,316.69             11.25000           10.75000            180                357               177                  0
 5,560,774.80             10.84637           10.34637            180                357               177                  0
    80,741.94             12.84437           12.34437            180                357               177                  0
   866,877.84             11.85028           11.35028            180                357               177                  0
    83,214.27              9.96913            9.46913            180                357               177                  0
    38,948.34             11.50000           11.00000            360                357               357                  0
 7,053,637.98             11.71566           11.21566            360                357               357                  0
    20,536.53             13.25000           12.75000            360                357               357                  0
    41,819.30             12.75000           12.25000            360                357               357                  0
   370,554.01             10.47009            9.97009            360                357               357                  0
   215,004.92             11.74000           11.24000            180                358               178                  0
 7,164,104.09             10.79707           10.29707            180                358               178                  0
 1,083,226.88             10.20801            9.70801            180                358               178                  0
   108,116.83             11.94959           11.44959            180                358               178                  0
    37,474.62             11.27001           10.77001            180                358               178                  0
    39,371.63             10.99000           10.49000            180                358               178                  0
 1,069,356.25             11.12259           10.62259            180                358               178                  0
   112,901.50             10.63152           10.13152            180                358               178                  0
    11,602.43             11.44000           10.94000            180                358               178                  0
   764,284.96             11.31400           10.81400            180                358               178                  0
   224,948.45             10.61840           10.11840            180                358               178                  0
46,755,897.48             11.19051           10.69051            180                358               178                  0
   123,423.46             13.78402           13.28402            180                358               178                  0
   977,250.02             10.68116           10.18116            180                358               178                  0
 5,724,035.64             10.66274           10.16274            180                358               178                  0
   220,615.30             12.70237           12.20237            180                358               178                  0
   116,116.58             10.99000           10.49000            180                358               178                  0
   924,212.13             10.78773           10.28773            180                358               178                  0
    56,101.22             11.23959           10.73959            180                358               178                  0
 6,046,422.49             11.38211           10.88211            360                358               358                  0
   159,902.74             11.75000           11.25000            360                358               358                  0
   312,957.32             11.20564           10.70564            360                358               358                  0
    16,195.13             14.87500           14.37500            360                358               358                  0
    98,723.42             12.37323           11.87323            180                359               179                  0
    97,772.02             12.00000           11.50000            180                359               179                  0
13,967,607.20             11.15177           10.65177            180                359               179                  0
    67,975.08             10.87500           10.37500            180                359               179                  0

                                                                               Amortization          Stated
                                                               Original          Remaining         Remaining           Original
                                               Net             Term to            Term to           Term to          Interest Only
  Principal               Mortgage           Mortgage          Maturity          Maturity           Maturity            Period
 Balance ($)              Rate (%)           Rate (%)          (Months)          (Months)           (Months)           (Months)
-------------             --------           --------          --------        ------------        ---------         -------------
   101,225.00             12.67391           12.17391            180                359               179                  0
    58,386.62             12.99000           12.49000            180                359               179                  0
    90,923.92             11.99000           11.49000            180                359               179                  0
   590,858.98             12.99279           12.49279            180                359               179                  0
 2,950,690.00             11.09653           10.59653            360                359               359                  0
   329,905.58             12.00000           11.50000            360                359               359                  0
   569,406.13             11.30326           10.80326            360                359               359                  0
   410,300.00             12.47039           11.97039            180                360               180                  0
   352,150.00             12.45584           11.95584            360                360               360                  0

      o the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

      o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

      o scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

      o the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, mortgage rate and remaining amortization term, so that each Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, in some cases following an interest only period, as indicated in the table above,

      o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

      o the initial Class Principal Balance of each class of Certificates (other than the Class P Certificates) is as designated on page iv hereof,

      o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing on August 25, 2006,

      o     the Closing Date of the sale of the Certificates is July 28, 2006,

      o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

      o     the level of the one-month LIBOR remains constant at 5.4247%,

      o except as otherwise specifically set forth in the decrement tables below, the Servicer or any successor Servicer does not exercise its option to repurchase the Mortgage Loans as described under "The Trust Agreement--Auction and Optional Termination of the Certificates," and a successful auction does not occur, and

      o the initial Class Principal Balance of the Class P Certificates is $0.

      Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Assumption") is the constant prepayment rate assumption ("CPR") which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption ("PPC") as used in this prospectus supplement assumes a CPR of 20% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and building linearly to 35% CPR in month 12 (rounded to the nearest hundredth). Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 35% per annum each month. 0% CPR or PPC assumes no prepayments. No Prepayment Assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate.

Decrement Tables

      The following tables indicate the percentages of the initial Class Principal Balances of the classes of Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the related prepayment assumption and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans will prepay at the constant percentages of the related prepayment assumption specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the related prepayment assumption, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

            Percent of Initial Class Principal Balances Outstanding**
                      at the Following Percentages of PPC:

                                                         Class A-1                                        Class M-1
                                        ---------------------------------------------    -------------------------------------------
                                             Percentage of Prepayment Assumption             Percentage of Prepayment Assumption
                                        ---------------------------------------------    -------------------------------------------
Distribution Date                        25%   50%    75%    100%   125%   150%  175%     25%    50%    75%   100%  125%  150%  175%
                                        ----- -----  -----  -----  -----  ----- -----    -----  -----  ----- ----- ----- ----- -----
Initial .............................    100   100    100    100    100    100   100      100    100    100   100   100   100   100
July 2007 ...........................     88    77     66     54     43     32    20      100    100    100   100   100   100   100
July 2008 ...........................     76    55     36     19      4      0     0      100    100    100   100   100    89    91
July 2009 ...........................     65    37     14      0      0      0     0      100    100    100    96    97    69    39
July 2010 ...........................     54    25     14      0      0      0     0      100     93     75    96    62    33    15
July 2011 ...........................     45    21     12      0      0      0     0      100     76     44    70    35    15     5
July 2012 ...........................     36    17      9      0      0      0     0      100     62     32    45    19     7     0
July 2013 ...........................     28    14      6      0      0      0     0      100     51     23    29    11     1     0
July 2014 ...........................     25    11      5      0      0      0     0       91     41     17    19     5     0     0
July 2015 ...........................     22     9      3      0      0      0     0       82     34     12    12     1     0     0
July 2016 ...........................     20     7      2      0      0      0     0       74     27      9     8     0     0     0
July 2017 ...........................     18     6      2      0      0      0     0       66     22      7     3     0     0     0
July 2018 ...........................     16     5      1      0      0      0     0       59     18      5     *     0     0     0
July 2019 ...........................     14     4      1      0      0      0     0       52     14      3     0     0     0     0
July 2020 ...........................     13     3      1      0      0      0     0       46     11      2     0     0     0     0
July 2021 ...........................      2     *      0      0      0      0     0        6      0      0     0     0     0     0
July 2022 ...........................      2     *      0      0      0      0     0        6      0      0     0     0     0     0
July 2023 ...........................      1     0      0      0      0      0     0        5      0      0     0     0     0     0
July 2024 ...........................      1     0      0      0      0      0     0        4      0      0     0     0     0     0
July 2025 ...........................      1     0      0      0      0      0     0        4      0      0     0     0     0     0
July 2026 ...........................      1     0      0      0      0      0     0        3      0      0     0     0     0     0
July 2027 ...........................      1     0      0      0      0      0     0        3      0      0     0     0     0     0
July 2028 ...........................      1     0      0      0      0      0     0        2      0      0     0     0     0     0
July 2029 ...........................      *     0      0      0      0      0     0        1      0      0     0     0     0     0
July 2030 ...........................      *     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2031 ...........................      *     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2032 ...........................      0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2033 ...........................      0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2034 ...........................      0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2035 ...........................      0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2036 ...........................      0     0      0      0      0      0     0        0      0      0     0     0     0     0
Weighted Average Life
   to maturity (in
   years)*** ........................   5.85  3.44   2.25   1.24   0.97   0.79   0.66   12.62   8.05   5.85  6.33  4.82  3.72  2.99
Weighted Average Life
   to first Optional
   Termination (in
   years)*** ........................   5.75  3.31   2.10   1.24   0.97   0.79   0.66   12.29   7.58   5.30  5.09  3.91  2.99  2.40

                                                          Class M-2                                       Class M-3
                                        ---------------------------------------------    -------------------------------------------
                                             Percentage of Prepayment Assumption             Percentage of Prepayment Assumption
                                        ---------------------------------------------    -------------------------------------------
Distribution Date                        25%   50%    75%    100%   125%   150%  175%     25%    50%    75%   100%  125%  150%  175%
                                        ----- -----  -----  -----  -----  ----- -----    -----  -----  ----- ----- ----- ----- -----
Initial .............................     100   100    100    100    100    100   100      100    100    100   100   100   100   100
July 2007 ...........................     100   100    100    100    100    100   100      100    100    100   100   100   100   100
July 2008 ...........................     100   100    100    100    100    100    51      100    100    100   100   100   100    35
July 2009 ...........................     100   100    100    100     60     24    13      100    100    100   100    38    24    13
July 2010 ...........................     100    93     60     55     21     11     5      100     93     60    37    21    11     5
July 2011 ...........................     100    76     44     24     12      5     0      100     76     44    24    12     5     0
July 2012 ...........................     100    62     32     15      7      *     0      100     62     32    15     7     0     0
July 2013 ...........................     100    51     23     10      4      0     0      100     51     23    10     3     0     0
July 2014 ...........................      91    41     17      6      0      0     0       91     41     17     6     0     0     0
July 2015 ...........................      82    34     12      4      0      0     0       82     34     12     4     0     0     0
July 2016 ...........................      74    27      9      1      0      0     0       74     27      9     0     0     0     0
July 2017 ...........................      66    22      7      0      0      0     0       66     22      7     0     0     0     0
July 2018 ...........................      59    18      5      0      0      0     0       59     18      5     0     0     0     0
July 2019 ...........................      52    14      3      0      0      0     0       52     14      *     0     0     0     0
July 2020 ...........................      46    11      *      0      0      0     0       46     11      0     0     0     0     0
July 2021 ...........................       6     0      0      0      0      0     0        6      0      0     0     0     0     0
July 2022 ...........................       6     0      0      0      0      0     0        6      0      0     0     0     0     0
July 2023 ...........................       5     0      0      0      0      0     0        5      0      0     0     0     0     0
July 2024 ...........................       4     0      0      0      0      0     0        4      0      0     0     0     0     0
July 2025 ...........................       4     0      0      0      0      0     0        2      0      0     0     0     0     0
July 2026 ...........................       2     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2027 ...........................       1     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2028 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2029 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2030 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2031 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2032 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2033 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2034 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2035 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2036 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
Weighted Average Life
   to maturity (in
   years)***.........................   12.57  8.05   5.65   4.73   3.60   2.89  2.32    12.52   8.05   5.59  4.48  3.42  2.73  2.19
Weighted Average Life
   to first Optional
   Termination (in
   years)***.........................   12.29  7.58   5.13   4.33   3.31   2.65  2.13    12.29   7.58   5.09  4.11  3.14  2.51  2.01

----------
*     Indicates greater than zero but less than 0.50%.

**    Rounded to the nearest whole percentage.

*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

            Percent of Initial Class Principal Balances Outstanding**
                      at the Following Percentages of PPC:

                                                          Class B-1                                      Class B-2
                                        ---------------------------------------------    -------------------------------------------
                                             Percentage of Prepayment Assumption             Percentage of Prepayment Assumption
                                        ---------------------------------------------    -------------------------------------------
Distribution Date                        25%   50%    75%    100%   125%   150%  175%     25%    50%    75%   100%  125%  150%  175%
                                        ----- -----  -----  -----  -----  ----- -----    -----  -----  ----- ----- ----- ----- -----
Initial .............................     100   100    100    100    100    100   100      100    100    100   100   100   100   100
July 2007 ...........................     100   100    100    100    100    100   100      100    100    100   100   100   100   100
July 2008 ...........................     100   100    100    100    100    100    35      100    100    100   100   100    75    35
July 2009 ...........................     100   100    100    100     38     24    13      100    100    100   100    38    24    13
July 2010 ...........................     100    93     60     37     21     11     5      100     93     60    37    21    11     5
July 2011 ...........................     100    76     44     24     12      5     0      100     76     44    24    12     5     0
July 2012 ...........................     100    62     32     15      7      0     0      100     62     32    15     7     0     0
July 2013 ...........................     100    51     23     10      0      0     0      100     51     23    10     0     0     0
July 2014 ...........................      91    41     17      6      0      0     0       91     41     17     6     0     0     0
July 2015 ...........................      82    34     12      2      0      0     0       82     34     12     0     0     0     0
July 2016 ...........................      74    27      9      0      0      0     0       74     27      9     0     0     0     0
July 2017 ...........................      66    22      7      0      0      0     0       66     22      7     0     0     0     0
July 2018 ...........................      59    18      5      0      0      0     0       59     18      1     0     0     0     0
July 2019 ...........................      52    14      0      0      0      0     0       52     14      0     0     0     0     0
July 2020 ...........................      46    11      0      0      0      0     0       46     11      0     0     0     0     0
July 2021 ...........................       6     0      0      0      0      0     0        6      0      0     0     0     0     0
July 2022 ...........................       6     0      0      0      0      0     0        6      0      0     0     0     0     0
July 2023 ...........................       5     0      0      0      0      0     0        3      0      0     0     0     0     0
July 2024 ...........................       3     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2025 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2026 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2027 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2028 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2029 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2030 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2031 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2032 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2033 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2034 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2035 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
July 2036 ...........................       0     0      0      0      0      0     0        0      0      0     0     0     0     0
Weighted Average Life
   to maturity (in
   years)***.........................   12.48  8.05   5.56   4.40   3.36   2.68  2.15    12.44   8.04   5.53  4.33  3.30  2.64  2.13
Weighted Average Life
   to first Optional
   Termination (in
   years)***.........................   12.29  7.58   5.07   4.04   3.09   2.46  1.98    12.29   7.58   5.07  3.99  3.05  2.43  1.96

                                                          Class B-3
                                        ---------------------------------------------
                                             Percentage of Prepayment Assumption
                                        ---------------------------------------------
Distribution Date                        25%   50%    75%    100%   125%   150%  175%
                                        ----- -----  -----  -----  -----  ----- -----
Initial..............................     100   100    100    100    100    100   100
July 2007............................     100   100    100    100    100    100   100
July 2008............................     100   100    100    100    100     50    35
July 2009............................     100   100    100    100     38     24    13
July 2010............................     100    93     60     37     21     11     0
July 2011............................     100    76     44     24     12      1     0
July 2012............................     100    62     32     15      7      0     0
July 2013............................     100    51     23     10      0      0     0
July 2014............................      91    41     17      6      0      0     0
July 2015............................      82    34     12      0      0      0     0
July 2016............................      74    27      9      0      0      0     0
July 2017............................      66    22      7      0      0      0     0
July 2018............................      59    18      0      0      0      0     0
July 2019............................      52    14      0      0      0      0     0
July 2020............................      46    11      0      0      0      0     0
July 2021............................       6     0      0      0      0      0     0
July 2022............................       3     0      0      0      0      0     0
July 2023............................       0     0      0      0      0      0     0
July 2024............................       0     0      0      0      0      0     0
July 2025............................       0     0      0      0      0      0     0
July 2026............................       0     0      0      0      0      0     0
July 2027............................       0     0      0      0      0      0     0
July 2028............................       0     0      0      0      0      0     0
July 2029............................       0     0      0      0      0      0     0
July 2030............................       0     0      0      0      0      0     0
July 2031............................       0     0      0      0      0      0     0
July 2032............................       0     0      0      0      0      0     0
July 2033............................       0     0      0      0      0      0     0
July 2034............................       0     0      0      0      0      0     0
July 2035............................       0     0      0      0      0      0     0
July 2036............................       0     0      0      0      0      0     0
Weighted Average Life
   to maturity (in
   years)***.........................   12.38  8.04   5.50   4.29   3.27   2.61  2.09
Weighted Average Life
   to first Optional
   Termination (in
   years)***.........................   12.29  7.58   5.05   3.96   3.03   2.41  1.94

----------
*     Indicates greater than zero but less than 0.50%.

**    Rounded to the nearest whole percentage.

*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

Special Yield Considerations Related to the Subordinated Certificates

      The weighted average life of, and the yield to maturity on, each class of Subordinated Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans as described under "Description of the Mortgage Loans" in this prospectus supplement. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss on a Mortgage Loan occurs, the greater the effect on the yield to maturity of a class of Certificates. Realized Losses on the Mortgage Loans will reduce the related Class Principal Balance of the applicable class of Subordinated Certificates to the extent of any losses allocated to it (as described under "Description of the Certificates--Subordination and Allocation of Losses on the Certificates" in this prospectus supplement), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions from the Mortgage Loans on the Subordinated Certificates will result in a reduction in the Class Principal Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Principal Balances of all classes of Certificates (other than the Class P Certificates), following all distributions and the allocation of Realized Losses on the Mortgage Loans on a Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date. As a result of the reductions, less interest will accrue on the class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates and other cash shortfalls in the Available Distribution Amount.

      See "Description of the Certificates--Subordination and Allocation of Losses on the Certificates" in this prospectus supplement.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller.

      See "Use of Proceeds" in the accompanying prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

      For federal income tax purposes, a portion of the Trust Fund will consist of multiple REMICs in a tiered structure. The highest REMIC will be referred to as the "Master REMIC", and each REMIC below the Master REMIC will be referred to as an "underlying REMIC". Each underlying REMIC will issue multiple classes of uncertificated regular interests (the "underlying REMIC Regular Interests") that will be held by another REMIC above it in a tiered structure. The assets of the lowest underlying REMIC will consist of the Mortgage Loans and any other assets designated in the Trust Agreement. The Master REMIC will issue the Certificates (excluding the Class R Certificate, the "Regular Certificates"). The

Regular Certificates will be designated as the regular interests in the Master REMIC. The Class R Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC and the residual interest in the Master REMIC. Aggregate distributions on the underlying REMIC Regular Interests held by the Master REMIC will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC.

      The Offered Certificates will be treated as representing interests in REMIC regular interests (the "REMIC regular interest component") and the entitlement to receive payments of Basis Risk Carry Forward Amounts (the "Basis Risk Carry Forward component"). Therefore, as discussed under "Material Federal Income Tax Consequences--Basis Risk Carry Forward Amounts--The Rights of Offered Certificates with Respect to Basis Risk Carry Forward Amounts," holders of Offered Certificates must allocate the purchase price for their Offered Certificates between the REMIC regular interest component and the Basis Risk Carry Forward component.

      Upon the issuance of the Certificates, McKee Nelson LLP ("Tax Counsel"), will deliver its opinion concluding, assuming compliance with the Trust Agreement, for federal income tax purposes, that each REMIC created under the Trust Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the REMIC regular interest components of the Offered Certificates will represent regular interests in a REMIC. Moreover, Tax Counsel will deliver an opinion concluding that the interests of the holders of the Offered Certificates with respect to Basis Risk Carry Forward Amounts will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations section 1.860G-2(i).

Taxation of the Regular Certificates and the REMIC Regular Interest Components of the Regular Certificates

      The REMIC regular interest components of the Offered Certificates will be treated as debt instruments issued by the Master REMIC for all federal income tax purposes. Income on the REMIC regular interest components of the Offered Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

      Certain of the REMIC regular interest components of the Offered Certificates may be treated for federal income tax purposes as having been issued with an amount of original issue discount ("OID"). For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at the foregoing rate or any other rate. Although the tax treatment of the REMIC regular interest components of the Offered Certificates is uncertain, in accordance with the Trust Agreement, the Trustee will treat interest payments in respect of the REMIC regular interest components of the Offered Certificates as "qualified stated interest" within the meaning of the Code. See "Federal Income Tax Consequences--REMICS--a. Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the accompanying prospectus. If the holders of any of the Offered Certificates are treated as holding the related REMIC regular interest component at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

      Computing accruals of OID in the manner described in the accompanying prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

Disposition of Regular Certificates

      Assuming that the Offered Certificates are held as "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of the Certificates should result in capital gain or loss. Such gain, however, will be treated as ordinary income, to the extent it does not exceed the excess (if any) of:

      (1) the amount that would have been includible in the holder's gross income with respect to the REMIC regular interest component of the Offered Certificate had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of the Certificate, over

      (2) the amount actually included in such holder's income.

      As described more fully under "Federal Income Tax Consequences" in the accompanying prospectus, the REMIC regular interest components of the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same (or greater) proportion that the assets of the Trust Fund will be so treated, and income on the REMIC regular interest components of the Offered Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same (or greater) proportion that the income on the assets of the Trust Fund will be so treated. The REMIC regular interest components of the Offered Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

Basis Risk Carry Forward Amounts

      The following discussions assume that the rights and obligations of the holders of the Offered Certificates with respect to Basis Risk Carry Forward Amounts will be treated as rights and obligations under a notional principal contract rather than as a partnership for federal income tax purposes. If these rights and obligations were treated as representing an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments to certificateholders who are non-U.S. Persons. Prospective investors in the Offered Certificates are encouraged to consult their tax advisors regarding their appropriate tax treatment.

The Rights of the Offered Certificates With Respect to Basis Risk Carry Forward Amounts

      For tax information reporting purposes, the Securities Administrator will
(1) treat the Basis Risk Carry Forward components of the Offered Certificates as rights to receive payments under a notional principal contract (specifically, an interest rate cap contract) and (2) assume that these rights will have the value set forth in the Trust Agreement, which value will be insubstantial relative to the value of the REMIC regular interest components of the Offered Certificates. The IRS could, however, successfully argue that the Basis Risk Carry Forward component of an Offered Certificate has a greater value. In either case, the REMIC regular interest component of the Offered Certificate could be viewed as having been issued with either an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or with less premium (which would reduce the amount of premium available to be used as an offset against interest income). See "Federal Income Tax Consequences" in the accompanying Prospectus. In addition, the Basis Risk Carry Forward components could be viewed as having been purchased at a higher cost. These changes could affect the timing and amount of income and deductions on the REMIC regular interest component and Basis Risk Carry Forward component.

      The portion of the overall purchase price of an Offered Certificate attributable to the Basis Risk Carry Forward component must be amortized over the life of the Certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap agreement is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Carry Forward component of an Offered Certificate.

      Any payments received by a holder of an Offered Certificate as Basis Risk Carry Forward Amounts will be treated as periodic payments received under a notional principal contract. For any taxable year, to the extent the sum of the periodic payments received exceeds the amortization of the purchase price of the Basis Risk Carry Forward component, such excess will be ordinary income. Conversely, to the extent the amortization of the purchase price exceeds the periodic payments, such excess will be allowable as an ordinary deduction. In the case of an individual, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

Dispositions of Basis Risk Carry Forward Components

      Upon the sale, exchange, or other disposition of an Offered Certificate, the certificateholder must allocate the amount realized between the REMIC regular interest component and the Basis Risk Carry Forward component based on the relative fair market values of those components at the time of sale. Assuming an Offered Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, any gain or loss on the disposition of the Basis Risk Carry Forward component should be capital gain or loss.

Tax Treatment For Certain Purposes

      The Basis Risk Carry Forward components of the Offered Certificates will not qualify as assets described in Section 7701(a)(19)(C) of the Code, as real estate assets under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. In addition, because of the Basis Risk Carry Forward component, holders of the Offered Certificates are encouraged to consult with their tax advisors before resecuritizing those Certificates in a REMIC.

Other Taxes

      No representations are made regarding the tax consequences of the purchase, ownership or disposition of the Offered Certificates under any state, local or foreign tax law. All investors are encouraged to consult their own advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the Offered Certificates.

                                  ERISA MATTERS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose requirements on certain employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested (together, "Plans"), and on persons who are fiduciaries with respect to these Plans.

      ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the accompanying prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

      The U.S. Department of Labor has granted to the Underwriter an administrative exemption (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to:

o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

o     the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

      Among the conditions which must be satisfied for the Exemption to apply are:

o The acquisition of the Offered Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody's.

o The Trustee is not an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than an Underwriter.

o The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Trust Fund represents not more than the fair market value of such assets; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

o The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

      The Trust Fund must also meet each of the requirements listed below:

o The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

o Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

o Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire an interest in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

o the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, a provider of credit enhancement to the Trust Fund, a counterparty to an eligible swap agreement held by the Trust Fund or any affiliate of one of these parties.

      It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates and that all conditions of the Exemption other than those within the control of the investors will be met.

      The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60.

      Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, described above, and PTCE 83-1, described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of Offered Certificates to a Plan is in no respect a representation by the Trust Fund or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

      The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The Underwriter is an affiliate of the Depositor, the Sponsor, the Seller and MSCC.

                                  LEGAL MATTERS

      The validity of the Certificates and certain tax matters will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C. McKee Nelson LLP, Washington, D.C. will act as counsel for the Underwriter.

                                     RATINGS

      It is a condition of the issuance of the Certificates that they receive the respective ratings set forth on page iv of this prospectus supplement by Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies").

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the Certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the Mortgage Loans, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

      The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                          INDEX OF CERTAIN DEFINITIONS

Aggregate Cut-off Date Balance ................................S-19
Assignment Agreements .........................................S-20
Available Distribution Amount .................................S-52
Basis Risk Carry Forward Amount ...............................S-53
book-entry certificates .......................................S-48
Business Day ..................................................S-47
Certificateholder .............................................S-47
Charged-off Loan ..............................................S-40
Class A Certificates ..........................................S-45
Class A Interest Distribution Amount ..........................S-53
Class A Principal Distribution Amount .........................S-53
Class B Certificates ..........................................S-45
Class B-1 Principal Distribution Amount .......................S-54
Class B-2 Principal Distribution Amount .......................S-55
Class B-3 Principal Distribution Amount .......................S-55
Class B-4 Principal Distribution Amount .......................S-56
Class B-5 Principal Distribution Amount .......................S-56
Class M Certificates ..........................................S-45
Class M-1 Principal Distribution Amount .......................S-53
Class M-2 Principal Distribution Amount .......................S-53
Class M-3 Principal Distribution Amount .......................S-54
Class P Distribution Amount ...................................S-57
Class Principal Balance .......................................S-46
Closing Date ..................................................S-44
Code ..........................................................S-84
Combined Loan-to-Value Ratio ..................................S-21
Compensating Interest .........................................S-15
CPR ...........................................................S-79
Custodial Account .............................................S-50
Custodian .....................................................S-29
Cut-off Date ..................................................S-19
Debt Service Reduction ........................................S-57
Defective Mortgage Loan .......................................S-28
Deficient Valuation ...........................................S-57
Deleted Mortgage Loan .........................................S-29
Depositor .....................................................S-28
Determination Date ............................................S-39
Distribution Account ..........................................S-50
Distribution Date .............................................S-47
DTC ...........................................................S-48
Due Date ......................................................S-20
Due Period ....................................................S-51
ERISA .........................................................S-87
Exemption .....................................................S-87
Extra Principal Distribution Amount ...........................S-57
FSMA ...........................................................iii
GMAC ..........................................................S-20
Interest Accrual Period .......................................S-57
Interest Carry Forward Amount .................................S-57
Interest Distribution Amount ..................................S-58
Issuing Entity ................................................S-19
LaSalle .......................................................S-28
LIBOR .........................................................S-50
LIBOR Business Day ............................................S-50
LIBOR Certificates ............................................S-45
Liquidated Loan ...............................................S-58
Liquidation Proceeds ..........................................S-58
Master REMIC ..................................................S-83
Minimum Auction Price .........................................S-68
Monthly Advance ...............................................S-39
Moody's .......................................................S-90
Mortgage ......................................................S-29
Mortgage File .................................................S-29
Mortgage Loan Auction Price ...................................S-68
Mortgage Loan Purchase Agreement ..............................S-20
Mortgage Loans ................................................S-19
Mortgage Note .................................................S-29
Mortgage Pool .................................................S-19
Mortgage Rate .................................................S-39
Mortgaged Property ............................................S-19
MSMC ..........................................................S-32
Net Monthly Excess Cashflow ...................................S-58
Net Mortgage Rate .............................................S-39
Net Prepayment Interest Shortfalls ............................S-39
Net WAC Cap ...............................................iv, S-58
OID ...........................................................S-84
Optional Termination Date .....................................S-68
Originator ....................................................S-20
Overcollateralization Floor Amount ............................S-58
Overcollateralization Increase Amount .........................S-58
Overcollateralization Target Amount ...........................S-58
Overcollateralized Amount .....................................S-58
Pass-Through Rate .............................................S-58
Percentage Interest ...........................................S-70
Plans .........................................................S-87
Pool Assets ...................................................S-68
PPC ...........................................................S-79
Prepayment Assumption .........................................S-79
Prepayment Interest Excess ....................................S-59
Prepayment Interest Shortfall .................................S-59
Prepayment Period .............................................S-51
Principal Distribution Amount .................................S-59
Privately Offered Certificates ................................S-45
PTCE ..........................................................S-89
qualified stated interest .....................................S-84
Rating Agencies ...............................................S-90
Realized Loss .................................................S-59
Record Date ...................................................S-47

Reference Bank Rate ...........................................S-50
Regular Certificates ..........................................S-83
Released Mortgage Loan ........................................S-40
Relevant Implementation Date ....................................ii
Relevant Member State ...........................................ii
Relevant Persons ...............................................iii
Relief Act Interest Shortfall .................................S-59
Replacement Mortgage Loan .....................................S-29
Residual Certificates .........................................S-45
S&P ...........................................................S-90
Seller ........................................................S-28
Senior Certificates ...........................................S-45
Senior Enhancement Percentage .................................S-59
Servicer ......................................................S-20
Servicer Remittance Date ......................................S-38
Servicing Agreement ...........................................S-20
Servicing Fee .................................................S-38
Servicing Fee Rate ............................................S-38
Sponsor .......................................................S-32
Stated Principal Balance ......................................S-60
Stepdown Date .................................................S-60
Subordinated Certificates .....................................S-45
Subordinated Interest Distribution Amount .....................S-60
Subsequent Recoveries .........................................S-60
Substitution Adjustment Amount ................................S-29
Tax Counsel ...................................................S-84
Telerate Screen Page 3750 .....................................S-50
Three Month Rolling Average ...................................S-61
Trigger Event .................................................S-60
Trust Agreement ...............................................S-28
Trust Fund ....................................................S-19
Trustee .......................................................S-28
underlying mortgage loan purchase agreement ...................S-20 underlying REMIC ..............................................S-83
underlying REMIC Regular Interests ............................S-83
underlying servicing agreement ................................S-20
Underwriter ...................................................S-34
Unpaid Realized Loss Amount ...................................S-61
Weighted Average Net Mortgage Rate ............................S-39

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.


                                     S-I-1

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their


                                     S-I-2
customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            1. borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

            2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S.


                                     S-I-3

Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

      U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                                     S-I-4

PROSPECTUS

                          Morgan Stanley Capital I Inc.
                                    Depositor

                       Mortgage Pass-Through Certificates
                (Issuable in Series by Separate Issuing Entities)

                                   ----------

      Morgan Stanley Capital I Inc. will offer one or more series of certificates, which represent beneficial ownership interests in the related trust. The assets of each trust will primarily be:

      o conventional, fixed or adjustable interest rate mortgage loans secured by first liens or junior liens, or first and junior liens on one- to four-family residential properties, including mortgage participations;

      o     mortgage pass-through certificates and mortgage-backed securities;

      o direct obligations of the United States or other governmental agencies; or

      o     any combination of the above.

      The certificates of any series will not be obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates of any series nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                                   ----------

             Investing in any series of certificates involves risks. See "Risk Factors" beginning on page 6 of this prospectus.

                                   ----------

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY

                  The date of this prospectus is March 14, 2006

              Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement

      The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

      Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail:

      o this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and

      o the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the prospectus supplement. This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

      Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, New York, New York 10036, and Morgan Stanley Capital I Inc.'s telephone number is (212) 761-4000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS ....................................................     1
RISK FACTORS .............................................................     6
DESCRIPTION OF THE TRUST FUNDS ...........................................    29
   Assets ................................................................    29
   Mortgage Loans ........................................................    29
   Mortgage-Backed Securities ............................................    31
   Government Securities .................................................    32
   Accounts ..............................................................    33
   Credit Support ........................................................    33
   Cash Flow Agreements and Derivatives ..................................    33
USE OF PROCEEDS ..........................................................    35
YIELD CONSIDERATIONS .....................................................    35
   General ...............................................................    35
   Pass-Through Rate .....................................................    35
   Timing of Payment of Interest .........................................    35
   Payments of Principal; Prepayments ....................................    36
   Prepayments, Maturity and Weighted Average Life .......................    37
   Other Factors Affecting Weighted Average Life .........................    38
THE DEPOSITOR ............................................................    39
THE SPONSOR ..............................................................    40
STATIC POOL INFORMATION ..................................................    40
ISSUING ENTITY ...........................................................    40
DESCRIPTION OF THE CERTIFICATES ..........................................    40
   General ...............................................................    40
   Categories of Classes of Certificates .................................    41
   Indices Applicable to Floating Rate and Inverse Floating Rate Classes .    43
   LIBOR .................................................................    43
   COFI ..................................................................    44
   Treasury Index ........................................................    46
   Prime Rate ............................................................    46
   Distributions .........................................................    46
   Available Distribution Amount .........................................    47
   Distributions of Interest on the Certificates .........................    47
   Distributions of Principal of the Certificates ........................    48
   Components ............................................................    48
   Distributions on the Certificates of Prepayment Premiums ..............    48
   Allocation of Losses and Shortfalls ...................................    48
   Advances in Respect of Delinquencies ..................................    49
   Reports to Certificateholders .........................................    49
   Termination ...........................................................    52
   Book-Entry Registration and Definitive Certificates ...................    52
DESCRIPTION OF THE AGREEMENTS ............................................    56
   Assignment of Assets; Repurchases .....................................    56
   Representations and Warranties; Repurchases ...........................    58
   Certificate Account and Other Collection Accounts .....................    59
   Pre-Funding Account ...................................................    62
   Collection and Other Servicing Procedures .............................    63
   Subservicers ..........................................................    64
   Realization Upon Defaulted Mortgage Loans .............................    64
   Hazard Insurance Policies .............................................    66
   Fidelity Bonds and Errors and Omissions Insurance .....................    68
   Due-on-Sale Provisions ................................................    68
   Retained Interest; Servicing Compensation and Payment of Expenses .....    68
   Evidence as to Compliance .............................................    69

   Matters Regarding a Master Servicer and the Depositor .................    69
   Events of Default .....................................................    71
   Rights Upon Event of Default ..........................................    71
   Amendment .............................................................    72
   The Trustee ...........................................................    73
   Duties of the Trustee .................................................    73
   Matters Regarding the Trustee .........................................    73
   Resignation and Removal of the Trustee ................................    74
DESCRIPTION OF CREDIT SUPPORT ............................................    74
   General ...............................................................    74
   Subordinate Certificates ..............................................    75
   Cross-Support Provisions ..............................................    75
   Insurance or Guarantees for the Mortgage Loans ........................    75
   Letter of Credit ......................................................    75
   Insurance Policies and Surety Bonds ...................................    76
   Reserve Funds .........................................................    76
   Derivative Products ...................................................    76
   Credit Support for Mortgage-Backed Securities .........................    76
LEGAL ASPECTS OF MORTGAGE LOANS ..........................................    77
   General ...............................................................    77
   Types of Mortgage Instruments .........................................    77
   Interest in Real Property .............................................    78
   Cooperative Loans .....................................................    78
   Foreclosure ...........................................................    79
   Junior Mortgages ......................................................    83
   Anti-Deficiency Legislation and Other Limitations on Lenders ..........    83
   Environmental Legislation .............................................    84
   Due-on-Sale Clauses ...................................................    84
   Prepayment Charges ....................................................    85
   Subordinate Financing .................................................    85
   Applicability of Usury Laws ...........................................    85
   Alternative Mortgage Instruments ......................................    86
   Servicemembers' Civil Relief Act ......................................    87
   Forfeiture for Drug, RICO and Money Laundering Violations .............    87
FEDERAL INCOME TAX CONSEQUENCES ..........................................    88
   General ...............................................................    88
   Grantor Trust Funds ...................................................    88
   a.  Single Class of Grantor Trust Certificates ........................    88
   b.  Multiple Classes of Grantor Trust Certificates ....................    92
   c.  Sale or Exchange of a Grantor Trust Certificate ...................    95
   d.  Non-U.S. Persons ..................................................    96
   e.  Information Reporting and Backup Withholding ......................    96
   REMICS ................................................................    97
   a.  Taxation of Owners of REMIC Regular Certificates ..................    99
   b.  Taxation of Owners of REMIC Residual Certificates .................   108
   Prohibited Transactions and Other Taxes ...............................   112
   Liquidation and Termination ...........................................   113
   Administrative Matters ................................................   113
   Tax-Exempt Investors ..................................................   113
   Residual Certificate Payments--Non-U.S. Persons .......................   114
   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   114
   Reportable Transactions ...............................................   117
STATE TAX CONSIDERATIONS .................................................   117
ERISA CONSIDERATIONS .....................................................   117
   General ...............................................................   117
   Prohibited Transactions ...............................................   117
   Review by Plan Fiduciaries ............................................   121
LEGAL INVESTMENT .........................................................   121
PLAN OF DISTRIBUTION .....................................................   123
LEGAL MATTERS ............................................................   124
FINANCIAL INFORMATION ....................................................   124
RATING ...................................................................   124

INCORPORATION OF INFORMATION BY REFERENCE ................................   125
GLOSSARY OF TERMS ........................................................   126

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--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a series of certificates, read this entire document and the accompanying prospectus supplement carefully.

                Relevant Parties for Each Series of Certificates

Issuing Entity............................  Each series of certificates will be issued by a separate trust. Each
                                            trust will be formed pursuant to a
                                            pooling and servicing agreement
                                            among Morgan Stanley Capital I Inc.,
                                            one or more servicers and a trustee.

Depositor.................................  Morgan Stanley Capital I Inc. a
                                            wholly-owned subsidiary of Morgan
                                            Stanley.

Sponsor and Seller........................  Unless otherwise specified in the related prospectus supplement,
                                            Morgan Stanley Mortgage Capital
                                            Inc., a New York corporation, will
                                            be the sponsor and a seller into the
                                            each trust. Morgan Stanley Mortgage
                                            Capital Inc. is an affiliate of the
                                            depositor and its address is 1585
                                            Broadway, New York, New York 10020.
                                            See "The Sponsor" in this
                                            Prospectus.

Master Servicer...........................  The servicer or servicers for substantially all the mortgage loans
                                            for each series of certificates,
                                            which servicer(s) may be affiliates
                                            of Morgan Stanley Capital I Inc.,
                                            will be named in the related
                                            prospectus supplement.

Trustee...................................  The trustee for each series of certificates will be named in the
                                            related prospectus supplement.

                               The Mortgage Assets

General...................................  Each trust will own the related mortgage loan, including mortgage
                                            participations, or mortgage-backed
                                            securities or both or, if specified
                                            in the applicable prospectus
                                            supplement, direct obligations of
                                            the United States or other
                                            governmental agencies. You should
                                            refer to the applicable prospectus
                                            supplement for the precise
                                            characteristics or expected
                                            characteristics of the mortgage
                                            loans and mortgage-backed securities
                                            included in each trust fund.

Mortgage Loans............................  The mortgage loans in each trust will be conventional, fixed or
                                            adjustable interest rate mortgage
                                            loans, or mortgage participations,
                                            secured by first liens or junior
                                            liens or first and junior
                                            liens on one- to four-family
                                            residential properties or shares
                                            issued by cooperative housing
                                            corporations. Unless otherwise
                                            provided in the related prospectus
                                            supplement, all mortgage loans will
                                            have individual principal balances
                                            at origination of not less than
                                            $25,000 and original terms to
                                            maturity of not more than 40 years.
                                            All mortgage loans will have been
                                            originated by persons other than
                                            Morgan Stanley Capital I Inc.

Mortgage-Backed Securities................  The mortgage-backed securities in each trust will be mortgage
                                            pass-through certificates or other
                                            mortgage-backed securities
                                            evidencing interests in or secured
                                            by conventional, fixed or adjustable
                                            rate mortgage loans secured by first
                                            liens or junior liens or first and
                                            junior

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            liens on one- to four-family
                                            residential properties or shares
                                            issued by cooperative housing
                                            corporations.

Government Securities.....................  Each trust may own, in addition to the mortgage loans and
                                            mortgage-backed securities, direct
                                            obligations of the United States or
                                            other governmental agencies which
                                            provide for payment of interest or
                                            principal or both.

                                  Other Assets

Other Assets..............................  If so specified in the applicable prospectus supplement, the trust
                                            fund may include the following
                                            agreements and other similar
                                            agreements:

                                            o  guaranteed investment contracts;

                                            o  interest rate swap or exchange
                                               agreements;

                                            o  interest rate cap, collar or
                                               floor contracts;

                                            o  currency exchange contracts; or

                                            o  other interest rate or currency
                                               agreements.

                               Credit Enhancement

Subordination.............................  A series of certificates may include one or more classes of senior
                                            certificates and one or more classes
                                            of subordinate certificates. The
                                            rights of the holders of subordinate
                                            certificates of a series to receive
                                            distributions will be subordinated
                                            to such rights of the holders of the
                                            senior certificates of the same
                                            series to the extent and in the
                                            manner specified in the applicable
                                            prospectus supplement.

                                            Subordination is intended to enhance
                                            the likelihood of the timely receipt
                                            by the senior certificateholders of
                                            their proportionate shares of
                                            scheduled monthly principal and
                                            interest payments on the related
                                            mortgage loans and to protect them
                                            from losses. This protection will be
                                            effected by:

                                            o  the preferential right of the
                                               senior certificateholders to
                                               receive, prior to any
                                               distribution being made in
                                               respect of the related
                                               subordinate certificates on each
                                               distribution date, current
                                               distributions on the related
                                               mortgage loans and
                                               mortgage-backed securities of
                                               principal and interest due them
                                               on each distribution date out of
                                               the funds available for
                                               distributions on such date;

                                            o  the right of such holders to
                                               receive future distributions on
                                               the mortgage loans and
                                               mortgage-backed securities that
                                               would otherwise have been payable
                                               to the holders of subordinate
                                               certificates;

                                            o  the prior allocation to the
                                               subordinate certificates of all
                                               or a portion of losses realized
                                               on the underlying mortgage loans
                                               and mortgage-backed securities;
                                               or

                                            o  any combination of the above.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Other Types of Credit Enhancement.........  If so specified in the applicable prospectus supplement, the
                                            certificates of any series, or any
                                            one or more classes of a series may
                                            be entitled to the benefits of the
                                            following types of credit
                                            enhancement:

                                            o  limited guarantee

                                            o  financial guaranty insurance
                                               policy

                                            o  surety bond

                                            o  letter of credit

                                            o  mortgage pool insurance policy

                                            o  reserve fund

                                            o  cross-support

                                            Any credit support will be described
                                            in the applicable prospectus
                                            supplement.

                          Distributions on Certificates

General...................................  Each series of certificates will consist of one or more classes of
                                            certificates that will be entitled,
                                            to the extent of funds available, to
                                            one of the following:

                                            o  principal and interest payments
                                               in respect of the related
                                               mortgage loans and
                                               mortgage-backed securities;

                                            o  principal distributions, with no
                                               interest distribution;

                                            o  interest distributions, with no
                                               principal distributions;

                                            o  sequential or concurrent
                                               distributions of principal;

                                            o  senior or subordinate
                                               distributions of interest or
                                               principal or both;

                                            o  distributions of interest after
                                               an interest accrual period; or

                                            o  such other distributions as are
                                               described in the applicable
                                               prospectus supplement.

Interest Distributions....................  With respect to each series of certificates, other than classes of
                                            certificates which may be entitled
                                            to disproportionately low, nominal
                                            or no interest distributions,
                                            interest on the related mortgage
                                            loans and mortgage-backed securities
                                            at the weighted average of their
                                            mortgage rates--net of servicing
                                            fees and other amounts as described
                                            in this prospectus or in the
                                            applicable prospectus supplement,
                                            will be passed through to holders of
                                            the related classes of certificates
                                            in accordance with the particular
                                            terms of each such class of
                                            certificates. The terms of each
                                            class of certificates will be
                                            described in the related prospectus
                                            supplement.

                                            Except as otherwise specified in the
                                            applicable prospectus supplement,
                                            interest on each class of
                                            certificates of each series will
                                            accrue at the fixed, floating or
                                            weighted average pass-through rate
                                            for each class

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            indicated in the applicable
                                            prospectus supplement on their
                                            outstanding principal balance or
                                            notional amount.

Principal.................................  With respect to a series of certificates, principal payments
                                            including prepayments on the related
                                            mortgage loans and mortgage-backed
                                            securities will be passed through to
                                            holders of the related certificates
                                            or otherwise applied in accordance
                                            with the related pooling and
                                            servicing agreement on each
                                            distribution date. Distributions in
                                            reduction of certificate balance
                                            will be allocated among the classes
                                            of certificates of a series in the
                                            manner specified in the applicable
                                            prospectus supplement.

Distribution Dates........................  The dates upon which distributions on each series of certificates will
                                            be made will be specified in the
                                            related prospectus supplement.

Advances..................................  Unless otherwise provided in the related prospectus supplement, in
                                            the event that a payment on a
                                            mortgage loan is delinquent, the
                                            master servicer will be obligated to
                                            make advances that the master
                                            servicer determines are recoverable.
                                            The master servicer will be
                                            reimbursed for advances as described
                                            in this prospectus and in the
                                            related prospectus supplement. The
                                            prospectus supplement for any series
                                            of certificates relating to a trust
                                            that includes mortgage-backed
                                            securities will describe any
                                            corresponding advancing obligation
                                            of any person in connection with
                                            such mortgage-backed securities.

                Additional Aspects of each Series of Certificates

Termination...............................  If so specified in the prospectus supplement with respect to a series
                                            of certificates, all, but not less
                                            than all, of the mortgage loans and
                                            mortgage-backed securities in the
                                            related trust fund and any property
                                            acquired with respect to such
                                            mortgage loans may be purchased by
                                            the party as is specified in the
                                            applicable prospectus supplement.
                                            Any such purchase must be made in
                                            the manner and at the price
                                            specified in such prospectus
                                            supplement. If so provided in the
                                            related prospectus supplement with
                                            respect to a series, upon the
                                            reduction of the certificate balance
                                            of a specified class or classes of
                                            certificates by a specified
                                            percentage or amount or on and after
                                            a date specified in the related
                                            prospectus supplement, the party
                                            specified in the related prospectus
                                            supplement will solicit bids for the
                                            purchase of all of the trust's
                                            assets, or of a sufficient portion
                                            of such assets to retire such class
                                            or classes, or purchase such assets
                                            at a price set forth in the related
                                            prospectus supplement. In addition,
                                            if so provided in the related
                                            prospectus supplement, certain
                                            classes of certificates may be
                                            purchased subject to similar
                                            conditions.

Forms of Certificates.....................  The certificates will be issued either:

                                            o  in book-entry form through the
                                               facilities of The Depository
                                               Trust Company; or

                                            o  in fully registered, certificated
                                               form.

                                            If you own book-entry certificates,
                                            you will not receive physical
                                            certificates representing your
                                            ownership interest in such
                                            book-entry certificates, except
                                            under extraordinary circumstances.
                                            Instead, The Depository Trust
                                            Company will effect payments and
                                            transfers by means of its electronic
                                            recordkeeping services, acting
                                            through participating

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                                            organizations. This may result in
                                            delays in your receipt of
                                            distributions and may restrict your
                                            ability to pledge your securities.
                                            Your rights with respect to
                                            book-entry certificates may
                                            generally only be exercised through
                                            The Depository Trust Company and its
                                            participating organizations.

Tax Status of Certificates................  The treatment of the certificates for federal income tax purposes will
                                            depend on:

                                            o  whether a "real estate mortgage
                                               investment conduit" election is
                                               made with respect to a series of
                                               certificates; and

                                            o  if a "real estate mortgage
                                               investment conduit" election is
                                               made, whether the certificates
                                               are regular interests or residual
                                               interests.

                                            If a "real estate mortgage
                                            investment conduit" election is not
                                            made, the certificates will be
                                            treated as interests in a grantor
                                            trust.

ERISA Considerations......................  If you are a fiduciary of any employee benefit plan subject to the
                                            fiduciary responsibility provisions
                                            of the Employee Retirement Income
                                            Security Act of 1974, as amended,
                                            also known as ERISA, you should
                                            carefully review with your own legal
                                            advisors whether the purchase or
                                            holding of certificates could give
                                            rise to a transaction prohibited or
                                            otherwise impermissible under ERISA
                                            or the Internal Revenue Code.

Legal Investment..........................  The applicable prospectus supplement will specify whether the class or
                                            classes of certificates offered will
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.
                                            If your investment authority is
                                            subject to legal restrictions, you
                                            should consult your own legal
                                            advisors to determine whether and to
                                            what extent such certificates
                                            constitute legal investments for
                                            you.

Rating....................................  Certificates of any series will not be offered pursuant to this
                                            prospectus and a prospectus
                                            supplement unless each offered class
                                            of certificates offered is rated in
                                            one of the four highest rating
                                            categories by at least one
                                            nationally recognized statistical
                                            rating organization.

                                            o  A security rating is not a
                                               recommendation to buy, sell or
                                               hold the certificates of any
                                               series and is subject to revision
                                               or withdrawal at any time by the
                                               assigning rating agency.

                                            o  Ratings do not address the effect
                                               of prepayments on the yield you
                                               may anticipate when you purchase
                                               your certificates.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should consider, among other things, the following factors in connection with the purchase of certificates. The risks and uncertainties described below, together with those in the related prospectus supplement under "Risk Factors," summarize the material risks relating to your certificates.

Lack of a Secondary Market May Make it
   Difficult for You to Resell
   YourCertificates                         The liquidity of your certificates
                                            may be limited. You should consider
                                            that:

                                            o  a secondary market for the
                                               certificates of any series may
                                               not develop, or if it does, it
                                               may not provide you with
                                               liquidity of investment, or it
                                               may not continue for the life of
                                               the certificates of any series;

                                            o  the prospectus supplement for any
                                               series of certificates may
                                               indicate that an underwriter
                                               intends to establish a secondary
                                               market in such certificates, but
                                               no underwriter will be obligated
                                               to do so; and

                                            o  unless specified in the
                                               applicable prospectus supplement,
                                               the certificates will not be
                                               listed on any securities
                                               exchange.

                                            Certain classes of certificates may
                                            not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.
                                            Accordingly, many institutions that
                                            lack the legal authority to invest
                                            in securities that do not constitute
                                            "mortgage related securities" will
                                            not be able to invest in such
                                            securities, thereby limiting the
                                            market for those securities. If your
                                            investment activities are subject to
                                            legal investment laws and
                                            regulations, regulatory capital
                                            requirements or review by regulatory
                                            authorities, then you may be subject
                                            to restrictions on investment in the
                                            certificates. You should consult
                                            your own legal advisors for
                                            assistance in determining the
                                            suitability of and consequences to
                                            you of the purchase, ownership, and
                                            sale of the certificates. We refer
                                            you to "Legal Investment" for
                                            additional information.

The Trust Fund's Assets May be
   Insufficient to Pay Your Certificates
   in Full Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                            o  loan repurchase obligations in
                                               connection with a breach of
                                               certain of the representations
                                               and warranties; and

                                            o  advances on delinquent loans, to
                                               the extent the master servicer
                                               deems the advance will be
                                               recoverable.

                                            Because some of the representations
                                            and warranties with respect to the
                                            mortgage loans and mortgage-backed
                                            securities may have been made or
                                            assigned in connection with
                                            transfers of the mortgage loans and
                                            mortgage-backed securities prior to
                                            the closing date, the rights of the
                                            trustee and the certificateholders
                                            with respect to those
                                            representations or warranties will
                                            be limited to their rights as
                                            assignees. Unless the related
                                            prospectus supplement so specifies,
                                            neither Morgan Stanley Capital I
                                            Inc., the master servicer nor any
                                            affiliate thereof will have any
                                            obligation with respect to
                                            representations or warranties made
                                            by any other entity. There may be
                                            accounts, as described in the
                                            related prospectus supplement
                                            maintained as credit support. The
                                            amounts in these accounts may be
                                            withdrawn amounts and will not be
                                            available for the future payment of
                                            principal or interest on the
                                            certificates. If a series of
                                            certificates consists of one or more
                                            classes of subordinate certificates,
                                            the amount of any losses or
                                            shortfalls in collections of assets
                                            on any distribution date will be
                                            borne first by one or more classes
                                            of the subordinate certificates, as
                                            described in the related prospectus
                                            supplement.

                                            Thereafter, those losses or
                                            shortfalls will be borne by the
                                            remaining classes of certificates,
                                            in the priority and manner and
                                            subject to the limitations specified
                                            in the related prospectus
                                            supplement.

Credit Enhancement is Limited in
   Amount and Coverage                      With respect to each series of
                                            certificates, credit enhancement may
                                            be provided to cover losses on the
                                            underlying mortgage loans and
                                            mortgage-backed securities up to
                                            specified amounts.

                                            Regardless of the form of credit
                                            enhancement provided:

                                            o  the amount of coverage will be
                                               limited in amount and in most
                                               cases will be subject to periodic
                                               reduction in accordance with a
                                               schedule or formula;

                                            o  the amount of coverage may
                                               provide only very limited
                                               coverage as to certain types of
                                               losses such as hazard losses,
                                               bankruptcy losses and fraud
                                               losses, and may provide no
                                               coverage as to certain other
                                               types of losses; and

                                            o  all or a portion of the credit
                                               enhancement for any series of
                                               certificates will generally be
                                               permitted to be reduced,
                                               terminated or substituted for, if
                                               each applicable rating agency
                                               indicates that the then-current
                                               ratings will not be adversely
                                               affected.

                                            In the event losses exceed the
                                            amount of coverage provided by any
                                            credit enhancement or losses of a
                                            type not covered by any credit
                                            enhancement occur, such losses will
                                            be borne by the holders of the
                                            related certificates. The rating of
                                            any series of certificates by any
                                            applicable rating agency may be
                                            lowered following the initial
                                            issuance thereof as a result of the
                                            downgrading of the obligations of
                                            any applicable credit support
                                            provider, or as a result of losses
                                            on the related mortgage loans in
                                            excess of the levels contemplated by
                                            such rating agency at the time of
                                            its initial rating analysis.

                                            None of Morgan Stanley Capital I
                                            Inc., any servicer, or any of their
                                            affiliates, will have any obligation
                                            to replace or supplement any credit
                                            enhancement, or to take any other
                                            action to maintain any rating of any
                                            class of certificates.

Changes in Conditions in the Real Estate
   Market Will Affect Mortgage
   Loan Performance                         An investment in securities such as
                                            the certificates, which generally
                                            represent interests in pools of
                                            residential mortgage loans, may be
                                            affected by a decline in real estate
                                            values and changes in the borrower's
                                            financial condition. There is no
                                            assurance that the values of the
                                            mortgaged properties securing the
                                            mortgage loans underlying any series
                                            of certificates have remained or
                                            will remain at their levels on the
                                            dates of origination of the related
                                            mortgage loans.

                                            If the residential real estate
                                            market should experience an overall
                                            decline in property values such that
                                            the outstanding balances of the
                                            mortgage loans contained in a
                                            particular trust fund and any
                                            secondary financing on the mortgaged
                                            properties, become equal to or
                                            greater than the value of the
                                            mortgaged properties, delinquencies,
                                            foreclosures and losses could be
                                            higher than those now generally
                                            experienced in the mortgage lending
                                            industry and those experienced in
                                            the servicer's or other servicers'
                                            servicing portfolios.

                                            To the extent that losses on
                                            mortgage loans underlying a series
                                            are not covered by credit
                                            enhancement, holders of certificates
                                            of the series will bear all risk of
                                            loss resulting from default by
                                            borrowers. Such loss may also be
                                            greater than anticipated as a result
                                            of a decline in real estate values.

Geographic Concentration May Increase
   Rates of Loss and
   Delinquency                              In addition to risk factors related
                                            to the residential real estate
                                            market generally, certain geographic
                                            regions of the United States from
                                            time to time will experience weaker
                                            regional economic conditions and
                                            housing markets or be directly or
                                            indirectly affected by natural
                                            disasters or civil disturbances such
                                            as earthquakes, hurricanes, floods,
                                            eruptions or riots. Mortgage assets
                                            in such areas will experience higher
                                            rates of loss and delinquency than
                                            on mortgage loans generally.
                                            Although mortgaged properties
                                            located in certain identified flood
                                            zones will be required to be
                                            covered, to the maximum extent
                                            available, by flood insurance, no
                                            mortgaged properties will otherwise
                                            be required to be insured against
                                            earthquake damage or any other loss
                                            not covered by standard hazard
                                            insurance policies.

                                            The ability of borrowers to make
                                            payments on the mortgage assets may
                                            also be affected by factors which do
                                            not necessarily affect property
                                            values, such as adverse economic
                                            conditions generally, in particular
                                            geographic areas or industries, or
                                            affecting particular segments of the
                                            borrowing community--such as
                                            borrowers relying on commission
                                            income and self-employed borrowers.
                                            Such occurrences may accordingly
                                            affect the actual rates of
                                            delinquencies, foreclosure and
                                            losses with respect to any trust
                                            fund.

The Rate of Prepayment on Mortgage
   Assets May Adversely Affect Average
   Lives and Yields on Certificates         The yield of the certificates of
                                            each series will depend in part on
                                            the rate of principal payment on the
                                            mortgage loans and mortgage-backed
                                            securities, including prepayments,
                                            liquidations due to defaults and
                                            mortgage loan repurchases. Such
                                            yield may be adversely affected,
                                            depending upon whether a particular
                                            certificate is purchased at a
                                            premium or a discount, by a higher
                                            or lower than anticipated rate of
                                            prepayments on the related mortgage
                                            loans and mortgage-backed
                                            securities, in particular:

                                            The yield on classes of certificates
                                            entitling their holders primarily or
                                            exclusively to payments of interest
                                            or primarily or exclusively to
                                            payments of principal will be
                                            extremely sensitive to the rate of
                                            prepayments on the related mortgage
                                            loans and mortgage-backed
                                            securities; and the yield on certain
                                            classes of certificates may be
                                            relatively more sensitive to the
                                            rate of prepayment of specified
                                            mortgage loans and mortgage-backed
                                            securities than other classes of
                                            certificates.

                                            The rate of prepayments on mortgage
                                            loans is influenced by a number of
                                            factors, including:

                                            o  prevailing mortgage market
                                               interest rates;

                                            o  local and national economic
                                               conditions;

                                            o  homeowner mobility; and

                                            o  the ability of the borrower to
                                               obtain refinancing.

                                            In addition, your yield may be
                                            adversely affected by interest
                                            shortfalls which may result from the
                                            timing of the receipt of prepayments
                                            or liquidations to the extent that
                                            such interest shortfalls are not
                                            covered by aggregate fees payable to
                                            the servicer or other mechanisms
                                            specified in the applicable
                                            prospectus supplement. Your yield
                                            will be also adversely affected to
                                            the extent that losses on the
                                            mortgage loans and mortgage-backed
                                            securities in the related trust fund
                                            are allocated to your certificates
                                            and may be adversely affected to the
                                            extent of unadvanced delinquencies
                                            on the mortgage loans and
                                            mortgage-backed securities in the
                                            related trust fund. Classes of
                                            certificates identified in the
                                            applicable prospectus supplement as
                                            subordinate certificates are more
                                            likely to be affected by
                                            delinquencies and losses than other
                                            classes of certificates.

Certificates May Not Be
   Appropriate for Individual
   Investors                                The offered certificates are not
                                            suitable investments for all
                                            investors. In particular, you should
                                            not purchase any class of offered
                                            certificates unless you understand
                                            the prepayment, credit, liquidity
                                            and market risks associated with
                                            that class because:

                                            o  The amounts you receive on your
                                            certificates will depend on the
                                            amount of the payments borrowers
                                            make on the related mortgage loans.
                                            Because we cannot predict the rate
                                            at which borrowers will repay their
                                            loans, you may receive distributions
                                            on your certificates in amounts that
                                            are larger or smaller than you
                                            expect. In addition, the life of
                                            your certificates may be longer or
                                            shorter than anticipated. Because of
                                            this, we cannot guarantee that you
                                            will receive distributions at any
                                            specific future date or in any
                                            specific amount.

                                            o The yield to maturity on your
                                            certificates will depend primarily
                                            on the purchase price of your
                                            certificates and the rate of
                                            principal payments and realized
                                            losses on the mortgage loans in the
                                            related aggregate loan group.

                                            o Rapid prepayment rates on the
                                            mortgage loans are likely to
                                            coincide with periods of low
                                            prevailing interest rates. During
                                            these periods, the yield at which
                                            you may be able to reinvest amounts
                                            received as payments on your
                                            certificates may be lower than the
                                            yield on your certificates.
                                            Conversely, slow prepayment rates on
                                            the mortgage loans are likely to
                                            coincide with periods of high
                                            interest rates. During these
                                            periods, the amount of payments
                                            available to you for reinvestment at
                                            high rates may be relatively low.

Ratings on Certificates Reflect
   Limited Assessments                      Any rating assigned by a rating
                                            agency to a class of certificates
                                            will reflect such rating agency's
                                            assessment solely of the likelihood
                                            that holders of certificates of such
                                            class will receive payments to which
                                            they are entitled under the related
                                            pooling and servicing agreement. A
                                            rating will not constitute an
                                            assessment of the likelihood that
                                            principal prepayments, including
                                            those caused by defaults, on the
                                            related mortgage loans and
                                            mortgage-backed securities will be
                                            made, the degree to which the rate
                                            of such prepayments might differ
                                            from that originally anticipated or
                                            the likelihood of early optional
                                            termination of the series of
                                            certificates. A rating will not
                                            address the possibility that
                                            prepayment at higher or lower rates
                                            than anticipated by an investor may
                                            cause such investor to experience a
                                            lower than anticipated yield or that
                                            an investor purchasing a certificate
                                            at a significant premium might fail
                                            to recoup its initial investment
                                            under certain prepayment scenarios.
                                            Each prospectus supplement will
                                            identify any payment to which
                                            holders of certificates of the
                                            related series are entitled that is
                                            not covered by the applicable
                                            rating.

                                            The amount, type and nature of
                                            credit support, if any, established
                                            with respect to a series of
                                            certificates will be determined on
                                            the basis of criteria established by
                                            each rating agency. These criteria
                                            are sometimes based upon an
                                            actuarial analysis of the behavior
                                            of mortgage loans in a larger group.
                                            The historical data supporting any
                                            such actuarial analysis may not
                                            accurately reflect future experience
                                            or accurately predict the actual
                                            delinquency, foreclosure or loss
                                            experience of the mortgage loans and
                                            mortgage-backed securities included
                                            in any trust fund.

Ratings Do Not Guaranty Value               If one or more rating agencies
                                            downgrade certificates of a series,
                                            your certificate will decrease in
                                            value. Because none of Morgan
                                            Stanley Capital I Inc., the seller,
                                            the master servicer, the trustee or
                                            any affiliate has any obligation to
                                            maintain a rating of a class of
                                            certificates, you will have no
                                            recourse if your certificate
                                            decreases in value.

                                            Each rating agency rating the
                                            certificates of any series may
                                            change or withdraw its initial
                                            ratings at any time in the future
                                            if, in its judgment, circumstances
                                            warrant a change. If your
                                            certificates have the benefit of a
                                            surety bond, such as a note or
                                            certificate insurance policy, the
                                            ratings of the certificates will
                                            depend primarily on the
                                            creditworthiness of the insurer as
                                            the provider of the bond or policy
                                            relating to the certificates. In
                                            that event, any reduction in the
                                            insurer's financial strength and
                                            claims-paying ability ratings could
                                            result in a reduction of the ratings
                                            on the certificates. In all cases,
                                            no person is obligated to maintain
                                            the ratings at their initial levels.
                                            If a rating agency qualifies,
                                            reduces or
                                            withdraws its rating on one or more
                                            classes of the certificates, the
                                            liquidity and market value of the
                                            affected certificates is likely to
                                            be reduced.

Payments in Full of a Balloon Loan
   Depend on the Borrower's Ability to
   Refinance the Balloon Loan or Sell
   the Mortgaged Property                   Certain of the mortgage loans may
                                            not be fully amortizing over their
                                            terms to maturity and, thus, will
                                            require substantial principal
                                            payments, i.e., balloon payments, at
                                            their stated maturity. Mortgage
                                            loans with balloon payments involve
                                            a greater degree of risk because the
                                            ability of a borrower to make a
                                            balloon payment typically will
                                            depend upon its ability either to
                                            timely refinance the loan or to
                                            timely sell the related mortgaged
                                            property. The ability of a borrower
                                            to accomplish either of these goals
                                            will be affected by a number of
                                            factors, including:

                                            o  the level of available mortgage
                                               interest rates at the time of
                                               sale or refinancing;

                                            o  the borrower's equity in the
                                               related mortgaged property;

                                            o  the financial condition of the
                                               mortgagor;

                                            o  tax laws;

                                            o  prevailing general economic
                                               conditions; and

                                            o  the availability of credit for
                                               single family real properties
                                               generally.

Mortgage Loans Secured by Junior Liens
   May Only Be Satisfied After the
   Related First Lien Mortgage
   Has Been Satisfied                       Certain of the mortgage loans may be
                                            secured by junior liens and the
                                            related first liens may not be
                                            included in the trust fund. The
                                            primary risk to holders of mortgage
                                            loans secured by junior liens is the
                                            possibility that adequate funds will
                                            not be received in connection with a
                                            foreclosure of the related first
                                            lien to satisfy fully both the first
                                            lien and the mortgage loan. In the
                                            event that a holder of the first
                                            lien forecloses on a mortgaged
                                            property, the proceeds of the
                                            foreclosure or similar sale will be
                                            applied first to the payment of
                                            court costs and fees in connection
                                            with the foreclosure, second to real
                                            estate taxes, third in satisfaction
                                            of all principal, interest,
                                            prepayment or acceleration
                                            penalties, if any, and any other
                                            sums due and owing to the holder of
                                            the first lien. The claims of the
                                            holder of the first lien will be
                                            satisfied in full out of proceeds of
                                            the liquidation of the mortgage
                                            loan, if such proceeds are
                                            sufficient, before the trust fund as
                                            holder of the junior lien receives
                                            any payments in respect of the
                                            mortgage loan. In the event that
                                            such proceeds from a foreclosure or
                                            similar sale of the related
                                            mortgaged property were insufficient
                                            to satisfy both loans in the
                                            aggregate, the trust fund, as the
                                            holder of the junior lien, and,
                                            accordingly, holders of the
                                            certificates, would bear the risk of
                                            delay in distributions while a
                                            deficiency judgment against the
                                            borrower was being obtained and the
                                            risk of loss if the deficiency
                                            judgment were not realized upon.

Obligors May Default in Payment
   of Mortgage Loans                        If so specified in the related
                                            prospectus supplement, in order to
                                            maximize recoveries on defaulted
                                            mortgage loans, a servicer or a
                                            subservicer will be permitted within
                                            prescribed parameters to extend and
                                            modify mortgage loans that are in
                                            default or as to which a payment
                                            default is imminent, including in
                                            particular with respect to balloon
                                            payments. While any such entity
                                            generally will be required to
                                            determine that any such extension or
                                            modification is reasonably likely to
                                            produce a greater recovery on a
                                            present value basis than
                                            liquidation, such extensions or
                                            modifications may not increase the
                                            present value of receipts from or
                                            proceeds of mortgage loans.

The Holders of Subordinate Certificates
   Will Bear a Greater
   Risk of Payment Delays and Losses

                                            The weighted average lives of, and
                                            the yields to maturity on,
                                            subordinate certificates will be
                                            progressively more sensitive to the
                                            rate and timing of borrower defaults
                                            and the severity of ensuing losses
                                            on the loans. If the actual rate and
                                            severity of losses on the loans is
                                            higher than those assumed by an
                                            investor in such certificates, the
                                            actual yield to maturity of such
                                            certificates may be lower than the
                                            yield anticipated by such holder
                                            based on such assumption. The timing
                                            of losses on the loans will also
                                            affect an investor's actual yield to
                                            maturity, even if the rate of
                                            defaults and severity of losses over
                                            the life of the loans are consistent
                                            with an investor's expectations. In
                                            general, the earlier a loss occurs,
                                            the greater the effect on an
                                            investor's yield to maturity. If so
                                            specified in the related prospectus
                                            supplement, realized losses on the
                                            loans, to the extent they exceed the
                                            amount of any overcollateralization
                                            following distributions of principal
                                            on the related distribution date,
                                            will reduce the aggregate principal
                                            balance of the subordinate
                                            certificates in inverse order of
                                            severity. Once a realized loss is
                                            allocated to security, no principal
                                            or interest will be distributable
                                            with respect to such written down
                                            amount, except to such extent and in
                                            such priority as may be specified in
                                            the related prospectus supplement in
                                            the event of any subsequent
                                            recoveries received on liquidated
                                            loans after they are liquidated.

                                            In addition, to the extent
                                            subordinate certificates are issued
                                            in the multiple classes, as
                                            described in the related prospectus
                                            supplement, the yield of such
                                            classes may be particularly
                                            sensitive to changes in the rates of
                                            prepayments of the loans.
                                            Distributions of principal will be
                                            made to the holders of such
                                            certificates according to the
                                            priorities described in the related
                                            prospectus supplement and the yield
                                            to maturity on such classes of
                                            certificates will be sensitive to
                                            the rates of prepayment on the loans
                                            experienced both before and after
                                            the commencement of principal
                                            distributions on such classes. The
                                            yield to maturity on such classes of
                                            certificates will also be extremely
                                            sensitive to losses due to defaults
                                            on the loans (and the timing of
                                            those losses), to the extent such
                                            losses are not covered by excess
                                            interest, overcollateralization,
                                            more subordinate certificates or
                                            other credit enhancement.
                                            Furthermore, as described in the
                                            related prospectus supplement, the
                                            timing of receipt of principal and
                                            interest by such certificates may be
                                            adversely affected by losses even if
                                            such classes of certificates do not
                                            ultimately bear such loss.

Mortgage Loan Acceleration Clauses
   May Not Be Enforceable                   Mortgages may contain a due-on-sale
                                            clause, which permits the lender to
                                            accelerate the maturity of the
                                            mortgage loan if the borrower sells,
                                            transfers or conveys the related
                                            mortgaged property or its interest
                                            in the
                                            mortgaged property. Mortgages may
                                            also include a debt-acceleration
                                            clause, which permits the lender to
                                            accelerate the debt upon a monetary
                                            or non-monetary default of the
                                            borrower. Such clauses are generally
                                            enforceable subject to certain
                                            exceptions. The courts of all states
                                            will enforce clauses providing for
                                            acceleration in the event of a
                                            material payment default. The equity
                                            courts of any state, however, may
                                            refuse the foreclosure of a mortgage
                                            or deed of trust when an
                                            acceleration of the indebtedness
                                            would be inequitable or unjust or
                                            the circumstances would render the
                                            acceleration unconscionable.

There Are Restrictions on Investors
   Subject to ERISA                         Generally, ERISA applies to
                                            investments made by employee benefit
                                            plans and transactions involving the
                                            assets of such plans. Due to the
                                            complexity of regulations which
                                            govern such plans, prospective
                                            investors that are subject to ERISA
                                            are urged to consult their own
                                            counsel regarding consequences under
                                            ERISA of acquisition, ownership and
                                            disposition of the certificates of
                                            any series. In particular, investors
                                            that are insurance companies should
                                            consult with their counsel with
                                            respect to the United States Supreme
                                            Court case, John Hancock Mutual Life
                                            Insurance Co. v. Harris Trust &
                                            Savings Bank.

If Your Certificates are Interest Only
   Certificates, the Return on Your
   Investment will be Especially
   Sensitive to Prepayments on the
   Loans An investment in interest only certificates is especially sensitive to prepayments on the loans held by the related trust because payments on interest only certificates depend entirely on the interest payments received on the loans. When borrowers prepay their loans, no further interest payments are made on such loans, and therefore no further amounts from such loans are available to make payments on the interest only certificates. If borrowers prepay their loans at a particularly high rate, investors in interest only certificates may not recover their initial investments.

Prepayments on the Loans Could Lead to
   Shortfalls in the Distribution of
   Interest on Your Certificates            When a voluntary principal
                                            prepayment is made by the borrower
                                            on a loan (excluding any payments
                                            made upon liquidation of any loan),
                                            the borrower is generally charged
                                            interest only up to the date of the
                                            prepayment, instead of for a full
                                            month. However, principal
                                            prepayments will only be passed
                                            through to the holders of the
                                            certificates on the distribution
                                            date that follows the prepayment
                                            period in which the prepayment was
                                            received by the applicable servicer.
                                            If and to the extent described in
                                            the related prospectus supplement,
                                            the applicable servicer will be
                                            obligated, without any right of
                                            reimbursement, for the amount of
                                            shortfalls in interest collections
                                            that are attributable to the
                                            difference between the interest paid
                                            by a borrower in connection with
                                            those principal prepayments and
                                            thirty (or such other number as may
                                            be specified in the related
                                            prospectus supplement) days'
                                            interest on the prepaid loans, but
                                            only to the extent those shortfalls
                                            do not exceed all or the specified
                                            percentage set forth in the
                                            prospectus supplement of the
                                            servicing fees for that distribution
                                            date payable to that servicer.

                                            For trusts to which this obligation
                                            of the servicer is applicable, if
                                            the servicer fails to make such
                                            payments or the resulting shortfall
                                            exceeds the applicable portion of
                                            the servicing fees payable to that
                                            servicer for
                                            the month, there will be fewer funds
                                            available for the distribution of
                                            interest on the certificates. In
                                            addition, no such payments from any
                                            servicer will be available to cover
                                            prepayment interest shortfalls
                                            resulting from involuntary
                                            prepayments such as liquidation of a
                                            defaulted loan. Such shortfalls of
                                            interest, if they result in the
                                            inability of the trust to pay the
                                            full amount of the current interest
                                            on the certificates, will result in
                                            a reduction the yield on your
                                            certificates.

If the Trust Includes a Pre-Funding
  Account and if the Funds on Deposit
  in the Pre-Funding Account are Not
  Used to Purchase Additional Loans,
  Those Funds will be Distributed as
  a Payment of Principal, Which May
  Adversely Affect the Yield on the
  Affected Certificates                     If, as described in the related
                                            prospectus supplement, the trust
                                            includes a pre-funding account and
                                            if all of the money originally
                                            deposited in the pre-funding account
                                            has not been used by the end of the
                                            pre-funding period as described in
                                            the related prospectus supplement,
                                            the remaining amount will be applied
                                            as a payment of principal on the
                                            following distribution date to the
                                            holders of the certificates in the
                                            manner described in the prospectus
                                            supplement. If the amount of cash is
                                            substantial, the affected
                                            certificates will receive a
                                            significant unexpected early payment
                                            of principal. These payments could
                                            adversely affect your yield,
                                            particularly if you purchased the
                                            affected certificates at a premium.

                                            Any purchase of additional loans by
                                            the trust using funds on deposit in
                                            the pre-funding account will be
                                            subject to the following conditions,
                                            among others:

                                            o  each additional loan must satisfy
                                               specified statistical criteria
                                               and representations and
                                               warranties; and

                                            o  additional loans will not be
                                               selected in a manner that is
                                               believed to be adverse to the
                                               interests of the holders of the
                                               certificates.

                                            The ability of the related seller to
                                            acquire subsequent loans meeting the
                                            requirements for inclusion in the
                                            loan pool may be affected as a
                                            result of a variety of social and
                                            economic factors. Economic factors
                                            include interest rates, unemployment
                                            levels, the rate of inflation and
                                            consumer perception of economic
                                            conditions generally. However, we
                                            cannot assure you as to whether or
                                            to what extent economic or social
                                            factors will affect the seller's
                                            ability to acquire additional loans
                                            and therefore the ability of the
                                            trust to fully utilize the amount
                                            deposited into the pre-funding
                                            account.

Your Investment will be Subject to
   Counterparty Risk if Payments on Your
   Certificates are Dependant to any
   Degree on Payment on Cash
   Flow Agreements

                                            The assets of the trust may, if
                                            specified in the related prospectus
                                            supplement, include agreements, such
                                            as interest rate swaps, caps, floors
                                            or other similar agreements which
                                            will require the provider of such
                                            instrument to make payments to the
                                            trust under the circumstances
                                            described in the prospectus
                                            supplement. If payments on one or
                                            more classes of the certificates of
                                            the related series depend in part on
                                            payments to be received under such a
                                            cash flow agreement, the ability
                                            of the trust to make payments on the
                                            applicable classes will be subject
                                            to the credit risk of the provider
                                            of the cash flow agreement. The
                                            related prospectus supplement will
                                            describe any mechanism, such as the
                                            payment of "breakage fees," which
                                            may exist to facilitate replacement
                                            of a cash flow agreement upon the
                                            default or credit impairment of the
                                            provider of the agreement. However,
                                            there can be no assurance that any
                                            such mechanism will be successful in
                                            enabling the related trust to obtain
                                            a replacement cash flow agreement in
                                            the event the credit of its provider
                                            becomes impaired, and the yield on
                                            the affected classes of certificates
                                            could be adversely affected as a
                                            result.

The Interest Rates of the Certificates
   with Adjustable Interest Rates May be
   Limited by the Effect of Interest
   Rates on the Loans and Other
   Factors The certificates may accrue interest at interest rates based on an index plus a specified margin as specified in the related prospectus supplement, but are subject to certain limitations. Those limitations on the interest rates for such certificates may, in part, be based on the weighted average of the interest rates on the loans net of certain fees and expenses of the trust.

                                            A variety of factors, in addition to
                                            those described in the next Risk
                                            Factor, could limit the interest
                                            rates and adversely affect the yield
                                            to maturity on such certificates.
                                            Some of these factors are described
                                            below:

                                            o  The interest rates on fixed-rate
                                               loans will not adjust, and the
                                               interest rates on adjustable-rate
                                               loans may be based on a variety
                                               of indexes, as specified in the
                                               related prospectus supplement.
                                               Adjustable-rate loans generally
                                               have periodic, minimum and
                                               maximum limitations on
                                               adjustments to their interest
                                               rates, and, as discussed in the
                                               next Risk Factor, most
                                               adjustable-rate loans will not
                                               have the first adjustment to
                                               their interest rates for some
                                               period of time after the
                                               origination of those loans. As a
                                               result of the limit on the
                                               interest rates for the
                                               certificates bearing an
                                               adjustable interest rate, these
                                               certificates may accrue less
                                               interest than they would accrue
                                               if their interest rates were
                                               based solely on the applicable
                                               index plus the specified margins.

                                            o  The index for the loans may
                                               change at different times and in
                                               different amounts than the index
                                               for the certificates. As a
                                               result, it is possible that
                                               interest rates on certain of the
                                               adjustable-rate loans may decline
                                               while the interest rates on such
                                               certificates are stable or
                                               rising. It is also possible that
                                               the interest rates on certain of
                                               the adjustable-rate loans and the
                                               interest rates for such
                                               certificates may decline or
                                               increase during the same period,
                                               but that the interest rates on
                                               such certificates may decline
                                               more slowly or increase more
                                               rapidly.

                                            o  If prepayments, defaults and
                                               liquidations occur more rapidly
                                               on the loans with relatively
                                               higher interest rates than on the
                                               loans with relatively lower
                                               interest rates, the interest
                                               rates on the certificates with
                                               adjustable interest rates that
                                               are subject to cap based on
                                               weighted average net-mortgage
                                               rates are more likely to be
                                               limited.

                                            o  To the extent specified in the
                                               related prospectus supplement, if
                                               the interest rates on
                                               certificates with adjustable
                                               interest rates are limited for
                                               any distribution date due to a
                                               cap based on the weighted average
                                               net interest rates of the loans
                                               or any particular groups, the
                                               resulting interest shortfalls may
                                               be recovered by the holders of
                                               these certificates on the same
                                               distribution date or on future
                                               distribution dates on a
                                               subordinated basis to the extent
                                               that on that distribution date or
                                               future distribution dates there
                                               are available funds remaining
                                               after certain other distributions
                                               on the certificates and the
                                               payment of certain fees and
                                               expenses of the trust. These
                                               shortfalls suffered by such
                                               certificates may, to the extent
                                               specified in the related
                                               prospectus supplement, also be
                                               covered by amounts payable under
                                               an interest rate cap or other
                                               similar agreement relating to
                                               such certificates. However, we
                                               cannot assure you that these
                                               funds, if available, will be
                                               sufficient to fully cover these
                                               shortfalls.

If the Credit Enhancement for Your
   Certificates is Provided in Whole or
   in Part by Overcollateralization, the
   Interest Generated by the Loans May be
   Insufficient to Maintain the Required
   Level of Overcollateralization           For certificates credit enhanced by
                                            overcollateralization, the weighted
                                            average of the net interest rates on
                                            the loans is expected to be higher
                                            than the weighted average of the
                                            interest rates on the certificates.
                                            In such cases, the loans are
                                            expected to generate more interest
                                            than is needed to pay interest owed
                                            on the certificates and to pay
                                            certain fees and expenses of the
                                            trust. Any remaining interest
                                            generated by the loans will then be
                                            used to absorb losses that occur on
                                            the loans. After these financial
                                            obligations of the trust are
                                            covered, the available excess
                                            interest generated by the loans will
                                            be used to maintain
                                            overcollateralization at the
                                            required level determined as
                                            provided in the related agreement.
                                            We cannot assure you, however, that
                                            enough excess interest will be
                                            generated to absorb losses or to
                                            maintain the required level of
                                            overcollateralization. The factors
                                            described below, as well as the
                                            factors described in the previous
                                            Risk Factor, will affect the amount
                                            of excess interest that the loans
                                            will generate:

                                            o  Every time a loan is prepaid in
                                               full, excess interest may be
                                               reduced because the loan will no
                                               longer be outstanding and
                                               generating interest or, in the
                                               case of a partial prepayment, the
                                               loan will be generating less
                                               interest.

                                            o  Every time a loan is liquidated
                                               or written off, excess interest
                                               may be reduced because those
                                               loans will no longer be
                                               outstanding and generating
                                               interest.

                                            o  If the rates of delinquencies,
                                               defaults or losses on the loans
                                               turn out to be higher than
                                               expected, excess interest will be
                                               reduced by the amount necessary
                                               to compensate for any shortfalls
                                               in cash available to make
                                               required distributions on the
                                               certificates.

                                            o  To the extent the mortgage pool
                                               includes adjustable-rate loans,
                                               such loans may have interest
                                               rates that adjust based on an
                                               index that is different from the
                                               index used to determine the
                                               interest rates on the
                                               certificates that bear adjustable
                                               rates of interest, and any
                                               fixed-rate loans have interest
                                               rates that do not adjust. In
                                               addition,
                                               the first adjustment of the
                                               interest rates for any adjustable
                                               rate loans may not occur for a
                                               significant period after the date
                                               of origination. As a result, the
                                               interest rates on any adjustable
                                               rate certificates may increase
                                               relative to the weighted average
                                               of the interest rates on the
                                               loans, or the interest rate on
                                               any adjustable rate certificates
                                               may remain constant as the
                                               weighted average of the interest
                                               rates on the loans declines. In
                                               either case, this would require
                                               that more of the interest
                                               generated by the loans be applied
                                               to cover interest on the
                                               certificates.

                                            o  If prepayments, defaults and
                                               liquidations occur more rapidly
                                               on the loans with relatively
                                               higher interest rates that on the
                                               loans with relatively lower
                                               interest rates, the amount of
                                               excess interest generated by the
                                               loans will be less than would
                                               otherwise be the case.

                                            o  Investors in certificates, and
                                               particularly subordinate
                                               certificates, should consider the
                                               risk that the
                                               overcollateralization may not be
                                               sufficient to protect your
                                               certificates from losses.

The Value of Your Certificates May be
   Adversely Affected by Losses on the
   Loans Even if Losses are Not
   Allocated to Your Certificates           If the rate of default and the
                                            amount of losses on the loans is
                                            higher than you expect, then your
                                            yield may be lower than you expect.
                                            Liquidations of defaulted loans,
                                            whether or not realized losses are
                                            incurred upon the liquidations, are
                                            likely to result in an earlier
                                            return of principal to senior
                                            certificates and are likely to
                                            influence the yield on such
                                            certificates in a manner similar to
                                            the manner in which principal
                                            prepayments on the loans would
                                            influence the yield on such
                                            certificates. You may be
                                            particularly affected if credit
                                            enhancement is provided in the form
                                            of overcollateralization as
                                            described in the applicable
                                            prospectus supplement. Such
                                            overcollateralization provisions are
                                            intended to result in an accelerated
                                            rate of principal distributions to
                                            holders of the certificates then
                                            entitled to principal distributions
                                            at any time that the
                                            overcollateralization provided by
                                            the loan pool falls below the
                                            required level. An earlier return of
                                            principal to the holders of the
                                            certificates as a result of the
                                            overcollateralization provisions
                                            will influence the yield on the
                                            certificates in a manner similar to
                                            the manner in which principal
                                            prepayments on the loans will
                                            influence the yield on the
                                            certificates.

                                            The value of your certificates may
                                            be reduced if the rate of default or
                                            the amount of losses is higher than
                                            expected. If the performance of
                                            loans is substantially worse than
                                            assumed by the rating agencies, the
                                            ratings of any class of the
                                            certificates may be lowered or
                                            withdrawn in the future. This may
                                            reduce the value of those
                                            certificates. No one will be
                                            required to supplement any credit
                                            enhancement or to take any other
                                            action to maintain any rating of the
                                            certificates.

Newly Originated Loans May be More
   Likely to Default, Which May Cause
   Losses on the Certificates               Defaults on loans tend to occur at
                                            higher rates during the early years
                                            of the loans. The loans described in
                                            the related prospectus supplement
                                            may primarily have been originated
                                            within the 12 months prior to their
                                            sale to the trust. In any such case,
                                            the trust may experience higher
                                            rates of default than if the loans
                                            had been outstanding for a longer
                                            period of time.

Declining Property Values and Delays and
   Expenses Inherent in Foreclosure
   Procedures Could Delay Distributions
   to You or Result in
   Losses Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Expenses incurred in the course of liquidating defaulted loans will be applied to reduce the foreclosure proceeds available to investors. Also, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in payable to you.

                                            There is no assurance that the value
                                            of the trust assets for any series
                                            of certificates at any time will
                                            equal or exceed the principal amount
                                            of the outstanding certificates of
                                            the series. If trust assets have to
                                            be sold because of an event of
                                            default or otherwise, providers of
                                            services to the trust (including the
                                            trustee, the master servicer and the
                                            credit enhancer, if any) generally
                                            will be entitled to receive the
                                            proceeds of the sale to the extent
                                            of their unpaid fees and other
                                            amounts due them before any proceeds
                                            are paid to certificateholders. As a
                                            result, you may not receive the full
                                            amount of interest and principal due
                                            on your certificate.

                                            Decline in Property Values May
                                            Increase Loan Losses. Your
                                            investment may be adversely affected
                                            by declines in property values. If
                                            the outstanding balance of a loan or
                                            contract and any secondary financing
                                            on the underlying property is
                                            greater than the value of the
                                            property, there is an increased risk
                                            of delinquency, foreclosure and
                                            loss. A decline in property values
                                            could extinguish the value of a
                                            junior mortgagee's interest in a
                                            property and, thus, reduce proceeds
                                            payable to the certificateholders.

                                            We refer you to "Material Legal
                                            Aspects of the
                                            Loans--Anti-Deficiency Legislation
                                            and other Limitations on Lenders"
                                            for additional information.

The Trust May Contain Loans Secured by
   Junior Liens; These Loans are More
   Likely than Loans Secured by
   Senior Liens to Experience Losses        The trust may contain loans that are
                                            in a junior lien position. Mortgages
                                            or deeds of trust securing junior
                                            loans will be satisfied after the
                                            claims of the senior mortgage
                                            holders and the foreclosure costs
                                            are satisfied. In addition, a junior
                                            mortgage lender may only foreclose
                                            in a manner that is consistent with
                                            the rights of the senior mortgage
                                            lender. As a result, the junior
                                            mortgage lender generally must
                                            either pay the related senior
                                            mortgage lender in full at or before
                                            the foreclosure sale or agree to
                                            make the regular payments on the
                                            senior mortgage. Since the trust
                                            will not have any source of funds to
                                            satisfy any senior mortgage or to
                                            continue making payments on that
                                            mortgage, the trust's ability as a
                                            practical matter to foreclose on any
                                            junior mortgage will be limited. In
                                            addition, since foreclosure proceeds
                                            first retire any senior liens, the
                                            foreclosure proceeds may not be
                                            sufficient to pay all amounts owed
                                            to you.

The Loans will be Underwritten Using
   Varying Standards, and Less Stringent
   Underwriting Standards and the
   Resultant Potential for Delinquencies
   on the Loans Could
   Lead to Losses on Your Certificates      The trust may contain loans that
                                            were made, in part, to borrowers
                                            who, for one reason or another, are
                                            not able, or do not wish, to obtain
                                            financing from traditional sources.
                                            These loans may be considered to be
                                            of a riskier nature than loans made
                                            by traditional sources of financing,
                                            so that the holders of the
                                            certificates may be deemed to be at
                                            greater risk than if the loans were
                                            made to other types of borrowers. In
                                            this event, the underwriting
                                            standards used in the origination of
                                            the loans held by the trust will
                                            generally be less stringent than
                                            those of Fannie Mae or Freddie Mac
                                            with respect to a borrower's credit
                                            history and in certain other
                                            respects. Borrowers on the loans may
                                            have an impaired or unsubstantiated
                                            credit history. As a result of this
                                            less stringent approach to
                                            underwriting, the loans purchased by
                                            the trust for your series of
                                            certificates may experience higher
                                            rates of delinquencies, defaults and
                                            foreclosures than loans underwritten
                                            in a manner which is more similar to
                                            the Fannie Mae and Freddie Mac
                                            guidelines.

Some Types of Loans May be More Prone to
   Defaults and the Trust May Contain
   Large Concentrations of
   These Loans                              Because your certificates represent
                                            an interest in the loans held by the
                                            related trust, your investment may
                                            be affected by a decline in real
                                            estate values and changes in
                                            individual borrowers' financial
                                            conditions. You should be aware that
                                            the value of the mortgaged
                                            properties may decline. If the
                                            outstanding balance of a loan and
                                            any secondary financing on the
                                            underlying property is greater than
                                            the value of the property, there is
                                            an increased risk of delinquency,
                                            foreclosure and losses. If the
                                            residential real estate market
                                            experiences an overall decline in
                                            property values, the rates of
                                            delinquencies, foreclosures and
                                            losses could be higher than those
                                            now generally experienced in the
                                            lending industry. To the extent your
                                            certificates are not covered by
                                            credit enhancements, you will bear
                                            all of the risks resulting from
                                            defaults by borrowers.

                                            In addition, certain types of loans
                                            which have higher than average rates
                                            of default may be included in the
                                            trust that issues your certificates.
                                            The following types of loans may be
                                            included:

                                            o  loans that are subject to
                                               "negative amortization." The
                                               principal balances of such loans
                                               may be increased to amounts
                                               greater than the value of the
                                               underlying property. This
                                               increases the likelihood of
                                               default;

                                            o  loans that for a specified period
                                               after origination require the
                                               borrower to only make interest
                                               payments. During the
                                               interest-only period there will
                                               be no scheduled reduction in the
                                               principal balance of these loans
                                               and at the end of the period the
                                               scheduled monthly payment on
                                               these loans will increase. This
                                               increases the likelihood of
                                               default and the potential
                                               severity of loss associated with
                                               the default;

                                            o  loans that do not fully amortize
                                               over their terms to maturity,
                                               which are sometimes referred to
                                               as balloon loans. Such loans
                                               require a large payment at their
                                               stated maturity. These loans
                                               involve a greater degree of risk
                                               because the ability of a borrower
                                               to make this final payment
                                               typically depends on the ability
                                               to refinance the loan or sell the
                                               related mortgaged property;

                                            o  loans that provide for escalating
                                               or variable interest payments by
                                               the borrower. The borrower may
                                               have qualified for such loans
                                               based on an income level
                                               sufficient to make the initial
                                               payments only. As the payments
                                               increase, the likelihood of
                                               default will increase; and

                                            o  loans that are concentrated in
                                               certain regions, states or zip
                                               code areas of the United States.
                                               Such geographic units may
                                               experience weak economic
                                               conditions and housing markets.
                                               This may cause higher rates of
                                               loss and delinquency.

                                            We refer you to "The Trust Fund -
                                            The Loans" for additional
                                            information. The related prospectus
                                            supplement will disclose the extent
                                            to which any of these or other types
                                            of special risk loans are present in
                                            the pool applicable to your
                                            certificates.

Increased Use of New Mortgage Loan
   Products by Borrowers May Result in
   Decline in Real Estate
   Values Generally                         In recent years, borrowers have
                                            increasingly financed their homes
                                            with new mortgage loan products,
                                            which in many cases have allowed
                                            them to purchase homes that they
                                            might otherwise have been unable to
                                            afford. Many of these new products
                                            feature low monthly payments during
                                            the initial years of the loan that
                                            can increase (in some cases,
                                            significantly) over the loan term.
                                            There is little historical data with
                                            respect to these new mortgage loan
                                            products. Consequently, as borrowers
                                            face potentially higher monthly
                                            payments for the remaining terms of
                                            their loans, it is possible that,
                                            combined with other economic
                                            conditions such as increasing
                                            interest rates and deterioration of
                                            home values, borrower delinquencies
                                            and defaults could exceed
                                            anticipated levels. In that event,
                                            the certificates, and your
                                            investment in the certificates, may
                                            not perform as you anticipate.

Geographic Concentration Of The Loans
   May Increase The Risk Of Loss            The loans underlying a series of
                                            certificates may be concentrated in
                                            certain regions, states or zip
                                            codes. This concentration may
                                            present risks of losses on the
                                            related certificates that are
                                            greater than those generally present
                                            for similar asset-backed securities
                                            without such concentration. Certain
                                            geographic regions of the United
                                            States from time to time will
                                            experience weaker regional economic
                                            conditions and housing markets than
                                            the nation generally and this
                                            weakness may result in losses on the
                                            related loans being higher than
                                            those in the nation generally. In
                                            addition, particular areas may be
                                            directly or indirectly affected by
                                            natural disasters or civil
                                            disturbances such as earthquakes,
                                            hurricanes, floods, eruptions,
                                            riots, industrial accidents or
                                            terrorism. Loans in areas adversely
                                            affected by these factors will
                                            experience higher rates of loss and
                                            delinquency than loans generally.
                                            The related prospectus supplement
                                            will contain information regarding
                                            the geographic concentration of the
                                            loans.

The Loans May be Subject to Negative
   Amortization, Which May Affect Your
   Yield and Result in Increased
   Delinquencies and Losses                 The trust may include mortgage loans
                                            that are negative amortization
                                            loans. Generally, the interest rates
                                            on negative amortization loans
                                            adjust monthly but their monthly
                                            payments and amortization schedules
                                            adjust based on a different schedule
                                            (e.g., annually). In addition, in
                                            many cases, the amount by which a
                                            monthly payment may be adjusted on
                                            an adjustment date may be limited
                                            and may not be sufficient to
                                            amortize fully the unpaid principal
                                            balance of a mortgage loan over its
                                            remaining term to maturity. In
                                            addition, the initial interest rates
                                            on negative amortization loans may
                                            be lower than the sum of the indices
                                            applicable at origination and the
                                            related margins. During a period of
                                            rising interest rates, as well as
                                            prior to the applicable adjustment
                                            to the monthly payment, the amount
                                            of interest accruing on the
                                            principal balance of these mortgage
                                            loans may exceed the amount of the
                                            minimum monthly payment. As a
                                            result, a portion of the accrued
                                            interest on negatively amortizing
                                            loans may become deferred interest,
                                            which will be added to their
                                            principal balances and will also
                                            bear interest at the applicable
                                            interest rates. The amount of any
                                            deferred interest accrued on a
                                            mortgage loan during a due period
                                            will reduce the amount of interest
                                            available to be distributed on the
                                            related certificates on the related
                                            distribution date.

                                            If the interest rates on negative
                                            amortization loans decrease prior to
                                            an adjustment in the monthly
                                            payment, a larger portion of the
                                            monthly payment will be applied to
                                            the unpaid principal balance of the
                                            mortgage loan, which may cause the
                                            related classes of certificates to
                                            amortize more quickly. Conversely,
                                            if the interest rates on negative
                                            amortization loans increase prior to
                                            an adjustment in the monthly
                                            payment, a smaller portion of the
                                            monthly payment will be applied to
                                            the unpaid principal balance of the
                                            mortgage loan, which may cause the
                                            related classes of certificates to
                                            amortize more slowly.

                                            In addition, as the principal
                                            balance of a negative amortization
                                            loan will increase by the amount of
                                            deferred interest allocated to such
                                            loan, the increasing principal
                                            balance of a negative amortization
                                            loan may approach or exceed the
                                            value of the related mortgaged
                                            property, thus increasing the
                                            likelihood of defaults as well as
                                            the amount of any loss experienced
                                            with respect to any such negative
                                            amortization that is required to be
                                            liquidated. Furthermore, each
                                            negative amortization loan will
                                            generally provide for the payment of
                                            any remaining unamortized principal
                                            balance (due to the addition of
                                            deferred interest, if any, to the
                                            principal balance of the loan) in a
                                            single payment at the maturity of
                                            such loan. Because the related
                                            mortgagors may be required to make a
                                            larger single payment upon maturity,
                                            it is possible that the default risk
                                            associated with negative
                                            amortization loans is greater than
                                            associated with fully amortizing
                                            mortgage loans.

Some of the Loans May Have an Initial
   Interest-Only Period, Which May Result
   in Increased Delinquencies
   and Losses

                                            To the extent specified in the
                                            related prospectus supplement,
                                            certain loans may be interest-only
                                            until for a period of months or
                                            years after the date of origination.
                                            During this period, the payment made
                                            by the related borrower will be less
                                            than it would be if the principal of
                                            the loan was required to amortize.
                                            In addition, the loan principal
                                            balance will not be reduced because
                                            there will be no scheduled monthly
                                            payments of
                                            principal during this period. As a
                                            result, no principal payments will
                                            be made on the certificates with
                                            respect to these loans during their
                                            interest-only period unless there is
                                            a principal prepayment.

                                            After the initial interest-only
                                            period, the scheduled monthly
                                            payment on these loans will
                                            increase, which may result in
                                            increased delinquencies by the
                                            related borrowers. In addition,
                                            losses may be greater on these loans
                                            as a result of there being no
                                            principal amortization during the
                                            early years of these loans. Although
                                            the amount of principal included in
                                            each scheduled monthly payment for a
                                            traditional loan is relatively small
                                            during the first few years after the
                                            origination of a loan, in the
                                            aggregate, the amount can be
                                            significant. Any resulting
                                            delinquencies and losses, to the
                                            extent not covered by available
                                            credit enhancement, will be
                                            allocated to the certificates in
                                            reverse order of seniority.

                                            Loans with an initial interest-only
                                            period are relatively new in the
                                            mortgage marketplace. The
                                            performance of these loans may be
                                            significantly different from loans
                                            that amortize from origination. In
                                            particular, the failure by the
                                            related borrower to build equity in
                                            the property may affect the
                                            delinquency, loss and prepayment
                                            experience with respect to these
                                            loans.

The Collateral Securing Cooperative
   Loans May be More Likely to
   Diminish in Value                        Certain of the mortgage loans may be
                                            cooperative loans. A cooperative (1)
                                            owns all the real property that
                                            comprises the project, including the
                                            land and the apartment building
                                            comprised of separate dwelling units
                                            and common areas or (2) leases the
                                            land generally by a long term ground
                                            lease and owns the apartment
                                            building. The cooperative is
                                            directly responsible for project
                                            management and, in most cases,
                                            payment of real estate taxes and
                                            hazard and liability insurance. If
                                            there is a blanket mortgage on the
                                            property and/or underlying land, as
                                            is generally the case, the
                                            cooperative, as project mortgagor,
                                            is also responsible for meeting
                                            these mortgage obligations.
                                            Ordinarily, the cooperative incurs a
                                            blanket mortgage in connection with
                                            the construction or purchase of the
                                            cooperative's apartment building.
                                            The interest of the occupants under
                                            proprietary leases or occupancy
                                            agreements to which the cooperative
                                            is a party are generally subordinate
                                            to the interest of the holder of the
                                            blanket mortgage in that building.
                                            If the cooperative is unable to meet
                                            the payment obligations arising
                                            under its blanket mortgage, the
                                            mortgagee holding the blanket
                                            mortgage could foreclose on that
                                            mortgage and terminate all
                                            subordinate proprietary leases and
                                            occupancy agreements. In addition,
                                            the blanket mortgage on a
                                            cooperative may provide financing in
                                            the form of a mortgage that does not
                                            fully amortize with a significant
                                            portion of principal being due in
                                            one lump sum at final maturity. The
                                            inability of the cooperative to
                                            refinance this mortgage and its
                                            consequent inability to make such
                                            final payment could lead to
                                            foreclosure by the mortgagee
                                            providing the financing. A
                                            foreclosure in either event by the
                                            holder of the blanket mortgage could
                                            eliminate or significantly diminish
                                            the value of any collateral held by
                                            the lender who financed the purchase
                                            by an individual tenant stockholder
                                            of cooperative shares or, in the
                                            case of a trust fund including
                                            cooperative loans, the collateral
                                            securing the cooperative loans.

If Consumer Protection Laws are Violated in the Origination or Servicing of the Loans, Losses on Your Investment could
   Result There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade
                                            Commission, the U.S. Department of
                                            Justice, the U.S. Department of
                                            Housing and Urban Development and
                                            state and local governmental
                                            authorities on certain lending
                                            practices by some companies in the
                                            subprime industry, sometimes
                                            referred to as "predatory lending"
                                            practices. Sanctions have been
                                            imposed by state, local and federal
                                            governmental agencies for practices
                                            including, but not limited to,
                                            charging borrowers excessive fees,
                                            imposing higher interest rates than
                                            the borrower's credit risk warrants
                                            and failing to adequately disclose
                                            the material terms of loans to the
                                            borrowers.

                                            Applicable state and local laws
                                            generally regulate interest rates
                                            and other charges, require certain
                                            disclosure, and require licensing of
                                            the originators. In addition, other
                                            state and local laws, public policy
                                            and general principles of equity
                                            relating to the protection of
                                            consumers, unfair and deceptive
                                            practices and debt collection
                                            practices may apply to the
                                            origination, servicing and
                                            collection of the loans.

                                            The loans are also subject to
                                            federal laws, including:

                                            o  the Federal Truth in Lending Act
                                               and Regulation Z promulgated
                                               under that Act, which require
                                               certain disclosures to the
                                               borrowers regarding the terms of
                                               the loans;

                                            o  the Equal Credit Opportunity Act
                                               and Regulation B promulgated
                                               under that Act, which prohibit
                                               discrimination on the basis of
                                               age, race, color, sex, religion,
                                               marital status, national origin,
                                               receipt of public assistance or
                                               the exercise of any right under
                                               the Consumer Credit Protection
                                               Act, in the extension of credit;
                                               and

                                            o  the Fair Credit Reporting Act,
                                               which regulates the use and
                                               reporting of information related
                                               to the borrower's credit
                                               experience.

                                            Violations of certain provisions of
                                            these federal, state and local laws
                                            may limit the ability of the
                                            servicers to collect all or part of
                                            the principal of, or interest on,
                                            the loans and in addition could
                                            subject the trust to damages and
                                            administrative enforcement
                                            (including disgorgement of prior
                                            interest and fees paid). In
                                            particular, an originator's failure
                                            to comply with certain requirements
                                            of these federal, state or local
                                            laws could subject the trust (and
                                            other assignees of the loans) to
                                            monetary penalties, and result in
                                            the obligors' rescinding the loans
                                            against either the trust or
                                            subsequent holders of the loans.

                                            The loan seller, and other
                                            responsible parties making
                                            representations with respect to the
                                            mortgage loans, will represent that
                                            each mortgage loan sold by it is in
                                            compliance with applicable federal,
                                            state and local laws and
                                            regulations. In addition, such party
                                            will represent that none of the
                                            mortgage loans sold by it are
                                            covered by the Home Ownership and
                                            Equity Protection Act of 1994 or are
                                            classified as a "high cost home,"
                                            "threshold," "covered," "high risk
                                            home," "predatory," or similar loan
                                            under any other applicable federal,
                                            state or local law. In the event of
                                            a breach of any such
                                            representations, such party will be
                                            obligated to cure
                                            such breach or repurchase or replace
                                            the affected mortgage loan, in the
                                            manner and to the extent described
                                            in the related prospectus
                                            supplement.

High Loan-To-Value Ratios Increase
   Risk of Loss                             Loans with higher loan-to-value
                                            ratios may present a greater risk of
                                            loss than loans with loan-to-value
                                            ratios of 80.00% or below. The
                                            related prospectus supplement will
                                            identify the extent to which loans
                                            in the trust have high loan-to-value
                                            ratios. Additionally, the
                                            determination of the value of a
                                            mortgaged property used in the
                                            calculation of the loan-to-value
                                            ratios or combined loan-to-value
                                            ratios of the loans may differ from
                                            the appraised value of such
                                            mortgaged properties or the actual
                                            value of such mortgaged properties.

High Balance Mortgage Loans May
   Pose Special Risks                       The prospectus supplement for a
                                            series of certificates will specify
                                            the stated principal balances of the
                                            mortgage loans in that trust fund as
                                            of the cut-off date. Certain of
                                            these mortgage loans may have
                                            principal balances greater than
                                            $500,000. You should consider the
                                            risk that the loss and delinquency
                                            experience on these high balance
                                            mortgage loans may have a
                                            disproportionate effect on the
                                            related loan group and the pool of
                                            mortgage loans as a whole.

Losses Could Result if Violations of
   Environmental Laws Occurred
   Affecting the Mortgaged Properties       Under the laws of some states,
                                            contamination of a property may give
                                            rise to a lien on the property to
                                            assure the costs of cleanup. In
                                            several states, a lien to assure
                                            cleanup has priority over the lien
                                            of an existing mortgage. In
                                            addition, the trust issuing your
                                            certificates, because it is a
                                            mortgage holder, may be held
                                            responsible for the costs associated
                                            with the clean up of hazardous
                                            substances released at a property.
                                            Those costs could result in a loss
                                            to the certificateholders.

                                            We refer you to "Material Legal
                                            Aspects of the Loans--Environmental
                                            Risks" for additional information.

Delay in Receipt of Liquidation
   Proceeds; Liquidation Proceeds May
   be Less Than the Loan Balance            Substantial delays could be
                                            encountered in connection with the
                                            liquidation of delinquent loans.
                                            Further, reimbursement of advances
                                            made on a loan, liquidation expenses
                                            such as legal fees, real estate
                                            taxes, hazard insurance and
                                            maintenance and preservation
                                            expenses may reduce the portion of
                                            liquidation proceeds payable on the
                                            certificates. If a mortgaged
                                            property fails to provide adequate
                                            security for the loan, you will
                                            incur a loss on your investment if
                                            the credit enhancements are
                                            insufficient to cover the loss.

The Bankruptcy of the Depositor or a
   Seller May Delay or Reduce
   Collections on Loans                     Neither the United States Bankruptcy
                                            Code nor similar applicable state
                                            insolvency laws prohibit the
                                            depositor or any seller, including
                                            the sponsor of each securitization,
                                            from filing a voluntary application
                                            for bankruptcy relief under
                                            applicable law. However, the
                                            transactions contemplated by the
                                            related prospectus will be
                                            structured so that

                                            o  the voluntary or involuntary
                                               application for bankruptcy relief
                                               by the depositor is unlikely,

                                            o  in the event of a bankruptcy
                                               filing by the depositor, the
                                               loans backing your series of
                                               certificates should be treated by
                                               the bankruptcy court as property
                                               of the related trust and not as
                                               part of the bankrupt estate of
                                               the depositor, and

                                            o  a bankruptcy filing by a seller
                                               which is an affiliate of the
                                               depositor from whom the depositor
                                               acquires the loans should not
                                               result in consolidation of the
                                               assets and liabilities of the
                                               depositor with those of such
                                               seller.

                                            These steps include the creation of
                                            the depositor as a separate, limited
                                            purpose subsidiary, the certificate
                                            of incorporation of which contains
                                            limitations on the nature of the
                                            depositor's business, restrictions
                                            on the ability of the depositor to
                                            commence voluntary or involuntary
                                            cases or proceedings under
                                            insolvency laws without the prior
                                            unanimous affirmative vote of all
                                            its directors and the structuring of
                                            each transfer of loans from the
                                            depositor to the related trust as a
                                            sale rather than a pledge. However,
                                            there can be no assurance that the
                                            activities of the depositor would
                                            not result in a court concluding
                                            that the assets and liabilities of
                                            the depositor should be consolidated
                                            with those of such a seller, or that
                                            the transfer of loans to the trust
                                            would in fact be treated by a court
                                            as a sale.

                                            The trust assets will be acquired by
                                            the depositor from the sponsor, that
                                            in turn will acquire the trust
                                            assets, either directly or through
                                            affiliates, from originators. Each
                                            seller (which may include the
                                            sponsor) will transfer its related
                                            loans to the depositor and the
                                            depositor will transfer the loans to
                                            the related trust. If a seller were
                                            to become a debtor in a bankruptcy
                                            case, a creditor or trustee, or the
                                            debtor itself, may take the position
                                            that the transfer of the loans by
                                            the seller should be characterized
                                            as a pledge of the related loans to
                                            secure a borrowing of such debtor,
                                            with the result that the depositor
                                            or the trust is deemed to be a
                                            creditor of such seller, secured by
                                            a pledge of the applicable loans.

                                            An attempt to recharacterize the
                                            loan transfers related to your
                                            series of certificates, if
                                            successful, could result in delays
                                            in payments of collections on the
                                            loans or reductions in the amount of
                                            such payments which could result in
                                            losses on the certificates, or in a
                                            trustee in bankruptcy electing to
                                            accelerate payment by liquidating
                                            the loans. Even if such an attempt
                                            were unsuccessful, delays in
                                            payments on the loans and resulting
                                            delays or losses on the certificates
                                            could result.

The Loan Seller or Other Responsible
   Parties May Not be Able to
   Repurchase Defective Loans               Each loan seller or another
                                            responsible party identified in the
                                            prospectus supplement will make
                                            various representations and
                                            warranties related to the loans. If
                                            any such loan seller or responsible
                                            party fails to cure a material
                                            breach of its representations and
                                            warranties with respect to any loan
                                            in a timely manner, then it would be
                                            required to repurchase or, if so
                                            specified in the related prospectus
                                            supplement, substitute for the
                                            defective loan. It is possible that
                                            any such loan seller or responsible
                                            party may not be capable of
                                            repurchasing or substituting any
                                            defective loans, for financial or
                                            other reasons. The inability of any
                                            such party to repurchase or
                                            substitute for defective loans would
                                            likely cause the loans to experience
                                            higher rates of delinquencies,
                                            defaults and losses. As a result,
                                            shortfalls in the distributions due
                                            on the certificates could occur.

External Events May Increase the Risk
   of Loss on the Loans                     In response to previously executed
                                            and threatened terrorist attacks in
                                            the United States and foreign
                                            countries, the United States has
                                            initiated military operations and
                                            has placed a substantial number of
                                            armed forces reservists and members
                                            of the National Guard on active duty
                                            status. It is possible that the
                                            number of reservists and members of
                                            the National Guard placed on active
                                            duty status in the near future may
                                            increase. To the extent that a
                                            member of the military, or a member
                                            of the armed forces reserves or
                                            National Guard who is called to
                                            active duty is a borrower of a loan
                                            in the trust, the interest rate
                                            limitation of the Servicemembers
                                            Civil Relief Act, and any comparable
                                            state law, will apply. Generally,
                                            substantially all of the loans in
                                            the trust for a series of
                                            certificates are expected to have
                                            interest rates which exceed such
                                            limitation, if applicable. This may
                                            result in interest shortfalls on the
                                            loans, which may result in
                                            shortfalls of interest on your
                                            certificates.

Failure of Servicers and/or Master
   Servicer to Perform May Adversely
   Affect Distributions on Certificates     The amount and timing of
                                            distributions on the certificates in
                                            a series generally will be dependent
                                            on the related servicers performing
                                            their respective servicing
                                            obligations and on the master
                                            servicer performing its master
                                            servicing obligations in an adequate
                                            and timely manner. See "Servicing of
                                            the Mortgage Loans--Servicing and
                                            Collection Procedures" in this free
                                            writing prospectus. If a servicer or
                                            the master servicer fails to perform
                                            its respective servicing or master
                                            servicing obligations, this failure
                                            may result in the termination of
                                            that servicer or master servicer.
                                            That termination, with its
                                            corresponding transfer of daily
                                            collection activities, will likely
                                            increase the rates of delinquencies,
                                            defaults and losses on the related
                                            mortgage loans. As a result,
                                            shortfalls in the distributions due
                                            on your certificates could occur.

The Servicing Fee May Be Insufficient To
   Engage Replacement Servicers
   or Master Servicer                       The prospectus supplement will
                                            specify the servicing fee and master
                                            servicing fee payable by the related
                                            trust. In the event it becomes
                                            necessary to replace a servicer or
                                            master servicer, no assurance can be
                                            made that the servicing fee or
                                            master servicing fee, as applicable,
                                            will be sufficient to attract
                                            replacement servicers or a
                                            replacement master servicer to
                                            accept an appointment for the
                                            related trust. In addition, to the
                                            extent the loans of any series have
                                            amortized significantly at the time
                                            that a replacement servicer or a
                                            replacement master servicer is
                                            sought, the aggregate fee that would
                                            be payable to any such replacement
                                            may not be sufficient to attract a
                                            replacement to accept an appointment
                                            for the trust.

Drug, RICO and Money Laundering
   Violations Could Lead to Property
   Forfeitures                              Federal law provides that property
                                            purchased or improved with assets
                                            derived from criminal activity or
                                            otherwise tainted, or used in the
                                            commission of certain offenses, can
                                            be seized and ordered forfeited to
                                            the United States of America. The
                                            offenses which can trigger such a
                                            seizure and forfeiture include,
                                            among others, violations of the
                                            Racketeer Influenced and Corrupt
                                            Organizations Act, the Bank Secrecy
                                            Act, the anti-money laundering laws
                                            and regulations, including the USA
                                            Patriot Act of 2001 and the
                                            regulations issued pursuant to that
                                            Act, as well as the narcotic drug
                                            laws. In many instances, the United
                                            States may seize the property even
                                            before a conviction occurs.

                                            In the event of a forfeiture
                                            proceeding, a lender may be able to
                                            establish its interest in the
                                            property by proving that (1) its
                                            mortgage was executed and recorded
                                            before the commission of the illegal
                                            conduct from which the assets used
                                            to purchase or improve the property
                                            were derived or before the
                                            commission of any other crime upon
                                            which the forfeiture is based, or
                                            (2) the lender, at the time of the
                                            execution of the mortgage, did not
                                            know or was reasonably without cause
                                            to believe that the property was
                                            subject to forfeiture. However,
                                            there is no assurance that such a
                                            defense would be successful.

   Rights of Beneficial Owners May Be
    Limited by Book-Entry System            If you are a purchaser of a
                                            book-entry certificate, your
                                            ownership of that certificate will
                                            be registered electronically with
                                            DTC. The lack of physical
                                            certificates could:

                                            o  result in payment delays on your
                                               certificates because the
                                               securities administrator will be
                                               sending distributions on the
                                               certificates to DTC instead of
                                               directly to you;

                                            o  make it difficult for you to
                                               pledge your certificates if
                                               physical certificates are
                                               required by the party demanding
                                               the pledge; and

                                            o  hinder your ability to resell
                                               your certificates because some
                                               investors may be unwilling to buy
                                               certificates that are not in
                                               physical form. See "Description
                                               of the Certificates--Book-Entry
                                               Certificates" in this free
                                               writing prospectus.

Risks Related to the Class A-R
   Certificates

                                            If you purchase the Class A-R
                                            Certificates of a series, as holder
                                            you must include the taxable income
                                            or loss of each REMIC created by the
                                            related trust in determining its
                                            federal taxable income. It is not
                                            anticipated that the residual
                                            certificateholders will receive
                                            distributions from the trust. As
                                            such, prospective investors are
                                            cautioned that the residual
                                            certificateholders' REMIC taxable
                                            income and the tax liability
                                            associated therewith may be
                                            substantial during certain periods,
                                            in which event the holders of those
                                            certificates must have sufficient
                                            sources of funds to pay such tax
                                            liability. Furthermore, it is
                                            anticipated that all or a
                                            substantial portion of the taxable
                                            income of the REMICs includible by
                                            the holders of the residual
                                            certificates will be treated as
                                            "excess inclusion" income. As such,
                                            the holder will (i) be unable to use
                                            net operating losses to offset such
                                            income, (ii) treat such income as
                                            "unrelated business taxable income"
                                            (if applicable), and (iii) if such
                                            holder is a foreign person, be
                                            subject to 30% withholding tax to
                                            certain non-U.S. investors, with no
                                            exemption or treaty reduction.

                                            Under the provisions of the Internal
                                            Revenue Code relating to REMICs, it
                                            is likely that the residual
                                            certificates will be considered to
                                            be a "non-economic residual
                                            interest." As such, a transfer of
                                            those certificates would be
                                            disregarded if it had a significant
                                            purpose to impede the assessment or
                                            collection of tax. Accordingly, the
                                            transferee affidavit used for
                                            transfers of the residual
                                            certificates will require each
                                            transferee to affirm that it (i)
                                            historically has paid its debts as
                                            they have come due and intends to do
                                            so in the future, (ii) understands
                                            that it may incur tax liabilities
                                            with respect to the residual
                                            certificate in excess of cash flows
                                            generated by it, (iii) intends to
                                            pay taxes associated with holding
                                            such residual certificates as such
                                            taxes become due, (iv) will not
                                            cause the income from the residual
                                            certificates to be attributable to a
                                            foreign permanent establishment or
                                            fixed base, within the meaning of an
                                            applicable income tax treaty, of the
                                            transferee or any other person and
                                            (v) will not transfer the residual
                                            certificates to any person or entity
                                            that does not provide a similar
                                            affidavit. Each transferor must
                                            certify in writing to the securities
                                            administrator that, as of the date
                                            of transfer, it had no knowledge or
                                            reason to know that the affirmations
                                            made by the transferee pursuant to
                                            the preceding sentence were false.
                                            Under the regulations, any transfer
                                            of the Class A-R Certificate will be
                                            disregarded for federal tax purposes
                                            if a significant purpose of the
                                            transfer was to enable the seller to
                                            impede the assessment or collection
                                            of tax. A significant purpose to
                                            impede the assessment or collection
                                            of tax exists if the seller, at the
                                            time of the transfer, either knew or
                                            should have known that the
                                            transferee would be unwilling or
                                            unable to pay taxes due on its share
                                            of the taxable income of each REMIC
                                            created by the trust fund.
                                            Notwithstanding the above, a
                                            transfer will be respected if (a)
                                            the transferor has performed
                                            reasonable investigations of the
                                            transferee and has no knowledge or
                                            no reason to know that a transferee
                                            intended to impede the assessment or
                                            collection of taxes, (b) the
                                            transfer is not made to a foreign
                                            permanent establishment or fixed
                                            base of a U.S. taxpayer (an
                                            "Offshore Location"), (c) the
                                            transferee represents that it will
                                            not cause income from the Class A-R
                                            Certificate to be attributable to an
                                            Offshore Location and (d) one of the
                                            two tests set forth in Treasury
                                            regulations issued on July 19, 2002
                                            is satisfied. See "Material Federal
                                            Income Tax Consequences--The Class
                                            A-R Certificates" and "ERISA
                                            Matters" in this free writing
                                            prospectus and "Federal Income Tax
                                            Consequences--REMICs-Taxation of
                                            Owners of REMIC Residual
                                            Certificates," and "Federal Income
                                            Tax Consequences--Tax-Related
                                            Restrictions on Transfers of REMIC
                                            Residual Certificates" in the
                                            prospectus.

                                            An individual, trust or estate that
                                            holds a Class A-R Certificate
                                            (whether the residual certificate is
                                            held directly or indirectly through
                                            certain pass-through entities) also
                                            would have additional gross income
                                            with respect to, but may be subject
                                            to limitations or disallowance of
                                            deductions for servicing fees on the
                                            mortgage loans and other
                                            administrative expenses properly
                                            allocable to such residual
                                            certificate in computing such
                                            holder's regular tax liability, and
                                            may not be able to deduct such fees
                                            or expenses at all in computing such
                                            holder's alternative minimum tax
                                            liability. As a result, the Class
                                            A-R Certificates generally are not
                                            suitable investments for individuals
                                            or for partnerships, estates or S
                                            corporations with individuals as
                                            partners, beneficiaries or
                                            shareholders. The pooling and
                                            servicing agreement will require
                                            that any such gross income and such
                                            fees and expenses will be allocable
                                            to holders of the Class A-R
                                            Certificates in proportion to their
                                            respective ownership interests. See
                                            "Federal Income Tax
                                            Consequences--REMICS-Taxation of
                                            Owners of REMIC Residual
                                            Certificates" in the prospectus.
                                            Furthermore, the federal income tax
                                            consequences of any consideration
                                            paid to a transferee on a transfer
                                            of a Class A-R Certificate are
                                            unclear. Any transferee of a Class
                                            A-R Certificate receiving such
                                            consideration should consult its tax
                                            advisors.

                                            Due to the special tax treatment of
                                            residual interests, the effective
                                            after-tax return of the Class A-R
                                            Certificates may be significantly
                                            lower than would be the case if the
                                            Class A-R Certificates were taxed as
                                            debt instruments and could be
                                            negative.

                         DESCRIPTION OF THE TRUST FUNDS

      Capitalized terms are defined in the "Glossary of Terms" beginning on page 126.

Assets

      The primary assets of each trust fund will include:

      o     single family mortgage loans, including mortgage participations;

      o pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or mortgage participations;

      o direct obligations of the United States or other governmental agencies which are not subject to redemption prior to maturity at the option of the issuer and are:

            o     interest-bearing securities;

            o     non-interest-bearing securities;

            o originally interest-bearing securities from which coupons representing the right to payment of interest have been removed;

            o interest-bearing securities from which the right to payment of principal has been removed; or

      o a combination of mortgage loans, mortgage-backed securities and government securities.

      The mortgage loans and mortgage-backed securities will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans and mortgage-backed securities, which prior holder may or may not be the originator of the mortgage loans or the issuer of the mortgage-backed securities. The trust fund assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sellers may be affiliates of the sponsor, may be an affiliate of the depositor and may have acquired the mortgage loans from other sellers. If so specified in the related prospectus supplement, the sponsor or other sellers may be originators of some or all of the loans.

      The certificates will be entitled to payment from the assets of the related trust fund. If so specified in the related prospectus supplement, the certificates will also be entitled to payments in respect of the assets of another trust fund or trust funds established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

      General

      To the extent specified in the related prospectus supplement, the mortgage loans will be secured by:

      o liens on mortgaged properties consisting of one- to four-family residential properties or security interests in shares issued by private cooperative housing corporations; or

      o liens on mortgaged properties located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, if so specified in the related prospectus supplement, mortgaged properties may be located elsewhere.

To the extent specified in the related prospectus supplement, the mortgage loans will be secured by first liens or junior liens, or both, mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. The mortgaged properties may include apartments owned by cooperatives. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. To the extent specified in the related prospectus supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator is an affiliate of Morgan Stanley Capital I Inc. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating a lien on the mortgaged properties.

      Mortgage Loan Information in Prospectus Supplements

      Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

      o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

      o     the type of property securing the mortgage loans;

      o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

      o the earliest and latest origination date and maturity date of the mortgage loans;

      o the weighted average, by principal balance, of the loan-to-value ratios at origination of the mortgage loans;

      o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

      o the states or, if applicable, countries in which most of the mortgaged properties are located;

      o information with respect to the prepayment provisions, if any, of the mortgage loans;

      o     any interest retained by a seller;

      o with respect to mortgage loans with adjustable mortgage rates, the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the loan and the frequency of monthly payment adjustments; and

      o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

      If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

      Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

      o have individual principal balances at origination of not less than $25,000;

      o     have original terms to maturity of not more than 40 years; and

      o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as is specified in the related prospectus supplement.

      Each mortgage loan may provide for no accrual of interest or for accrual of interest at a Mortgage Rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of specified events. Each mortgage loan may also provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related prospectus supplement.

      In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated.

Mortgage-Backed Securities

      Any mortgage-backed security will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement. A seller or servicer or both of the underlying mortgage loans or underlying mortgage-backed securities will have entered into an agreement with a trustee or a custodian or with the original purchaser of the interest in the underlying mortgage loans or mortgage-backed securities evidenced by the mortgage-backed securities.

      Distributions of any principal or interest, as applicable, will be made on mortgage-backed securities on the dates specified in the related prospectus supplement. The mortgage-backed securities may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the mortgage-backed securities by the related trustee or servicer. The issuer of the mortgage-backed securities or a servicer or other person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement. In any securitization where private mortgage-backed securities are included in a trust fund, the offering of the private mortgage-backed securities will be registered if required in accordance with Rule 190(b) under the Securities Act of 1933.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the mortgage-backed securities. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or underlying mortgage-backed securities evidenced by or securing the mortgage-backed securities and other factors. The type, characteristics and amount of the credit support generally will have been established for the mortgage-backed securities on the basis of requirements of any rating agency that may have assigned a rating to the mortgage-backed securities or the initial purchasers of the mortgage-backed securities.

      The prospectus supplement for a series of certificates evidencing interests in mortgage assets that include mortgage-backed securities will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the mortgage-backed securities to be included in the trust fund;

      o the original and remaining term to stated maturity of the mortgage-backed securities, if applicable;

      o whether the mortgage-backed securities are entitled only to interest payments, only to principal payments or to both;

      o the pass-through or bond rate of the mortgage-backed securities or formula for determining the rates, if any;

      o the applicable payment provisions for the mortgage-backed securities, including, but not limited to, any priorities, payment schedules and subordination features;

      o the issuing entity, any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related certificates, any other material servicer that is responsible for performing an aspect of the servicing on which the certificates would be materially dependent and trustee, as applicable;

      o certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related underlying mortgage loans, the underlying mortgage-backed securities or directly to such mortgage-backed securities;

      o the terms on which the related underlying mortgage loans or underlying mortgage-backed securities for such mortgage-backed securities or the mortgage-backed securities may, or are required to, be purchased prior to their maturity;

      o the terms on which mortgage loans or underlying mortgage-backed securities may be substituted for those originally underlying the mortgage-backed securities;

      o     the applicable servicing fees;

      o the type of information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the underlying mortgage-backed securities described in this paragraph;

      o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the mortgage-backed securities; and

      o whether the mortgage-backed securities are in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

Government Securities

      The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

      o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;

      o the original and remaining terms to stated maturity of the government securities;

      o whether the government securities are entitled only to interest payments, only to principal payments or to both;

      o the interest rates of the government securities or the formula to determine the rates, if any;

      o     the applicable payment provisions for the government securities; and

      o to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

      Government securities will consist of securities guaranteed by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Accounts

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in such prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in the account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

Credit Support

      If so provided in the related prospectus supplement, partial or full protection against defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series:

      o in the form of subordination of one or more other classes of certificates in the series; or

      o by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee reserve fund or a combination thereof.

      The amount and types of coverage, the identification of the entity providing the coverage, if applicable, and related information with respect to each type of credit support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

Cash Flow Agreements and Derivatives

      If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, such as:

      o     interest rate exchange agreements,

      o     interest rate cap, floor or collar agreements,

      o     currency swap agreements and currency exchange agreements,

      o     interest rate swap agreements,

      o other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series, or

      o     a combination of the foregoing.

In addition, the related prospectus supplement will provide information with respect to the obligor under any cash flow agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. Morgan Stanley Capital I Inc. expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

General

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

Pass-Through Rate

      Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify:

      o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

      o the effect, if any, of the prepayment of any mortgage loan or mortgage-backed security on the pass-through rate of one or more classes of certificates; and

      o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

      The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

      Each payment of interest on the certificates or addition to the certificate balance of a class of accrual certificates on a distribution date will include interest accrued during the interest accrual period for such distribution date. As indicated in this prospectus under "--Pass-Through Rate" above, if the interest accrual period ends on a date other than a distribution date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the interest accrual period ended on that distribution date. In addition, if so specified in the related prospectus supplement, interest accrued for an interest accrual period for one or more classes of certificates may be calculated on the assumption that:

      o     distributions of principal,

      o     additions to the certificate balance of accrual certificates, and

      o     allocations of losses on the assets.

may be made on the first day of the interest accrual period for a distribution date and not on that distribution date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period. The interest accrual period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

      The yield to maturity on the certificates will be affected by the rate of principal payments on the assets, including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of mortgage-backed securities may be a number of percentage points higher or lower than certain of the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series:

      o will correspond to the rate of principal payments on the assets in the related trust fund;

      o is likely to be affected by the existence of lock-out periods and prepayment premium provisions of the mortgage loans underlying or comprising the assets; and

      o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the lockout period and prepayment premium provisions.

Mortgage loans with a lock-out period or a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower prepayment premiums.

      If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

      When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. To the extent specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. To the extent specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the due date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the mortgage loans and mortgage-backed securities may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and mortgage-backed securities and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments, Maturity and Weighted Average Life

      The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any credit support or cash flow agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

      If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled distribution date, which is the date on or prior to which the certificate balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities is paid to that class. The principal may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

      In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the mortgage-backed securities. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled distribution dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model--also known as CPR--or the Standard Prepayment Assumption prepayment model--also known as SPA, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A Prepayment Assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans and mortgage-backed securities.

      In general, if interest rates fall below the mortgage rates on fixed-rate mortgage loans, the rate of prepayment would be expected to increase.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate balance of each class that would be outstanding on specified distribution dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

      Type of Mortgage Asset

      If so specified in the related prospectus supplement, a number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates, thereby lengthening the period of time elapsed from the date of issuance of a certificate until it is retired.

      With respect to certain mortgage loans, including adjustable rate loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any mortgage loan may thus be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate.

      In addition, certain mortgage loans may be subject to temporary buydown plans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon. The periodic increase in the amount paid by the borrower of a buydown mortgage loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related mortgage loan.

      The mortgage rates on adjustable rate loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over the index at which interest accrues), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any Deferred Interest to the principal balance of any related class or classes of certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      In addition, with respect to an adjustable rate loan subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on that mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan. Since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which those certificates were purchased.

      Defaults

      The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the assets and thus the yield on the certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

      Foreclosures

      The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities and that of the related series of certificates.

      Refinancing

      At the request of a borrower, the servicer or a subservicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments on that loan and permitting a new loan secured by a mortgage on the same property. In the event of a refinancing, the new loan would not be included in the related trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The master servicer or a subservicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, subservicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

      Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of transfers of underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related mortgaged property. With respect to any mortgage loans, unless otherwise provided in the related prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. However, the servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000.

      Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

      The depositor has been engaged since its incorporation in the securitization of loans and other asset types included within the description of the trust fund assets in this prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trust. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of certificates. The depositor will obtain representations and warranties from the sponsor or other sellers or originators regarding the loans or other trust fund assets. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator or other transaction participant that resigns or is otherwise removed and preparation of reports filed under the Exchange Act.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the certificates of any series.

                                   THE SPONSOR

      The prospectus supplement for each series of certificates will identify the sponsor for the related series.

                             STATIC POOL INFORMATION

      The prospectus supplement for each series of certificates will identify where you can obtain static pool information concerning the Sponsor's prior residential mortgage loan securitizations of prime and alt-a mortgage loans secured by first- [or second-] lien mortgages or deeds of trust in residential real properties.

                                 ISSUING ENTITY

      The issuing entity for each series of certificates will be a trust formed for the purpose of issuing that series of certificates. The trust will be a common law trust and will be more fully described in the related prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

General

      The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

      o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

      o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

      o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

      o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

      o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

      o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a stripped principal certificate component and a stripped interest certificate component; or

      o     do all or any combination of the above.

      If so specified in the related prospectus supplement, distributions on one or more classes of a series of certificates may be limited to collections from a designated portion of the mortgage loans in the related mortgage pool. Any of the foregoing may be included in the certificates being offered to you.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the certificate balances or, in case of stripped interest certificates, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However, Morgan Stanley Capital I Inc. or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate certificate balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" and "--The Trust Fund's Assets May be Insufficient to Pay Your Certificates in Full."

Categories of Classes of Certificates

      The certificates of any series may be comprised of one or more classes. Classes of certificates, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

Categories of Classes                       Definition

Principal Types

Accretion Directed........................  A class that receives principal payments from the accreted interest
                                            from specified accrual classes. An
                                            accretion directed class also may
                                            receive principal payments from
                                            principal paid on the underlying
                                            Mortgage Assets or other assets of
                                            the trust fund for the related
                                            series.

Companion Class ..........................  A class that receives principal payments on any distribution date
                                            only if scheduled payments have been
                                            made on specified planned principal
                                            classes, targeted principal classes
                                            or scheduled principal classes.

Component Certificates....................  A class consisting of "components."
                                            The components of a class of
                                            component certificates may have
                                            different principal and interest
                                            payment characteristics but together
                                            constitute a single class. Each
                                            component of a class of component
                                            certificates may be identified as
                                            falling into one or more of the
                                            categories in this chart.

Non-Accelerated Senior or NAS.............  A class that, for the period of time specified in the related prospectus
                                            supplement, generally will not
                                            receive (in other words, is locked
                                            out of) (1) principal prepayments on
                                            the underlying Mortgage Assets that
                                            are allocated disproportionately to
                                            the senior certificates because of
                                            the shifting interest structure of
                                            the certificates in the trust and/or
                                            (2) scheduled principal payments on
                                            the underlying Mortgage Assets, as
                                            specified in the related prospectus
                                            supplement. During the lock-out
                                            period, the portion of the principal
                                            distributions on the underlying
                                            Mortgage Assets that the NAS class
                                            is locked out of will be distributed
                                            to the other classes of senior
                                            certificates.

Notional Amount Certificates..............  A class having no principal balance and bearing interest on the related
                                            notional amount. The notional amount
                                            is used for purposes of the
                                            determination of interest
                                            distributions.

Planned Principal Class or PACs...........  A class that is designed to receive principal payments using a
                                            predetermined principal balance
                                            schedule derived by assuming two
                                            constant prepayment rates for the
                                            underlying Mortgage Assets. These
                                            two rates are the endpoints for the
                                            "structuring range" for the planned
                                            principal class. The planned
                                            principal classes in any series of
                                            certificates may be subdivided into
                                            different categories (e.g., primary
                                            planned principal classes, secondary
                                            planned principal classes and so
                                            forth) having different effective
                                            structuring ranges and different
                                            principal payment priorities. The
                                            structuring range for the secondary
                                            planned principal class of a series
                                            of certificates will be narrower
                                            than that for the primary planned
                                            principal class of the series.

Scheduled Principal Class.................  A class that is designed to receive principal payments using a
                                            predetermined principal balance
                                            schedule but is not designated as a
                                            planned principal class or targeted
                                            principal class. In many cases, the
                                            schedule is derived by assuming two
                                            constant prepayment rates for the
                                            underlying Mortgage Assets. These
                                            two rates are the endpoints for the
                                            "structuring range" for the
                                            scheduled principal class.

Sequential Pay............................  Classes that receive principal payments in a prescribed sequence,
                                            that do not have predetermined
                                            principal balance schedules and that
                                            under all circumstances receive
                                            payments of principal continuously
                                            from the first distribution date on
                                            which they receive principal until
                                            they are retired. A single class
                                            that receives principal payments
                                            before or after all other classes in
                                            the same series of certificates may
                                            be identified as a sequential pay
                                            class.

Strip.....................................  A class that receives a constant proportion, or "strip," of the
                                            principal payments on the underlying
                                            Mortgage Assets or other assets of
                                            the trust fund.

Super Senior..............................  A class that will not bear its proportionate share of realized
                                            losses (other than excess losses) as
                                            its share is directed to another
                                            class, referred to as the "support
                                            class" until the class certificate
                                            balance of the support class is
                                            reduced to zero.

Support Class.............................  A class that absorbs the realized losses other than excess losses that
                                            would otherwise be allocated to a
                                            Super Senior class after the related
                                            classes of subordinated certificates
                                            are no longer outstanding.

Targeted Principal Class or TACs..........  A class that is designed to receive principal payments using a
                                            predetermined principal balance
                                            schedule derived by assuming a
                                            single constant prepayment rate for
                                            the underlying Mortgage Assets.

Interest Types

Fixed Rate................................  A class with an interest rate that is fixed throughout the life of the
                                            class.

Floating Rate.............................  A class with an interest rate that resets periodically based upon a
                                            designated index and that varies
                                            directly with changes in the index.

Inverse Floating Rate.....................  A class with an interest rate that resets periodically based upon a
                                            designated index and that varies
                                            inversely with changes in the index.

Variable Rate.............................  A class with an interest rate that resets periodically and is
                                            calculated by reference to the rate
                                            or rates of interest applicable to
                                            specified assets or instruments
                                            (e.g., the mortgage rates borne by
                                            the underlying mortgage loans).

Interest Only.............................  A class that receives some or all of the interest payments made on the
                                            underlying Mortgage Assets or other
                                            assets of the trust fund and little
                                            or no principal. Interest only
                                            classes have either a nominal
                                            principal balance or a notional
                                            amount. A nominal principal balance
                                            represents actual principal that
                                            will be paid on the class. It is
                                            referred to as nominal since it is
                                            extremely small compared to other
                                            classes. A notional amount is the
                                            amount used as a reference to
                                            calculate the amount of interest due
                                            on an interest only class that is
                                            not entitled to any distributions of
                                            principal.

Principal Only............................  A class that does not bear interest and is entitled to receive only
                                            distributions of principal.

Partial Accrual...........................  A class that accretes a portion of the amount of accrued interest on
                                            it, which amount will be added to
                                            the principal balance of the class
                                            on each applicable distribution
                                            date, with the remainder of the
                                            accrued interest to be distributed
                                            currently as interest on the class.
                                            The accretion may continue until a
                                            specified event has occurred or
                                            until the partial accrual class is
                                            retired.

Accrual...................................  A class that accretes the amount of accrued interest otherwise
                                            distributable on the class, which
                                            amount will be added as principal to
                                            the principal balance of the class
                                            on each applicable distribution
                                            date. The accretion may continue
                                            until some specified event has
                                            occurred or until the accrual class
                                            is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

      The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBO Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

LIBOR will be established as follows:

      (1) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

      (2) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

      o     LIBOR as determined on the previous LIBOR determination date or

      o     the reserve interest rate.

      The reserve rate is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

      (3) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (2) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

      The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

      o     savings deposits,

      o     time deposits,

      o     FHLBSF advances,

      o     repurchase agreements, and

      o     all other borrowings.

      Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI certificates for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI certificates, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

      The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on

      (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or

      (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

      On the date specified in the related prospectus supplement for any class of certificates the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of certificates. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Distributions

      Distributions on the certificates of each series will be made by or on behalf of the trustee on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee. Payments will be made either:

      o by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate wire transfer facilities, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or

      o by check mailed to the address of the person entitled thereto as it appears on the certificate register;

provided, however, that the final distribution in retirement of the certificates whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

      All distributions on the certificates of each series on each distribution date will be made from the Available Distribution Amount, in accordance with the terms described in the related prospectus supplement.

      The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

Distributions of Interest on the Certificates

      Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. If so specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the certificates of any class will be made on each distribution date--other than any class of accrual certificates, which will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest--based on the accrued certificate interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of accrued certificate interest otherwise distributable on the class will be added to the certificate balance thereof on each distribution date. Unless otherwise provided in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding certificate balance of the stripped interest certificates immediately prior to the distribution date, at the applicable pass-through rate, reduced as described below. To the extent specified in the prospectus supplement, accrued certificate interest on stripped interest certificates will be equal to interest accrued for a specified period on the outstanding notional amount of the stripped interest certificates immediately prior to each distribution date, at the applicable pass-through rate, reduced as described below in the next paragraph.

      The method of determining the notional amount for any class of stripped interest certificates will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the accrued certificate interest on a series of certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued certificate interest that is otherwise distributable on, or, in the case of accrual certificates, that may otherwise be added to the certificate balance of, a class of offered certificates may be reduced as a result of any other contingencies, including:

      o     delinquencies,

      o     losses, and

      o     Deferred Interest

on or in respect of the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund. To the extent specified in the related prospectus supplement, any reduction in the amount of accrued certificate interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any Deferred Interest on the mortgage loans comprising or underlying the mortgage loans and mortgage-backed securities in the related trust fund will result in a corresponding increase in the certificate balance of the class. See "Risk Factors--The Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on Certificates" and "Yield Considerations."

Distributions of Principal of the Certificates

      The certificates of each series, other than certain classes of stripped interest certificates, will have a certificate balance. The certificate balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding certificate balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding certificate balance may be increased in respect of Deferred Interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding certificate balance may be increased, in the case of accrual certificates prior to the distribution date on which distributions of interest are required to commence, by any related accrued certificate interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable cut-off date. The initial aggregate certificate balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled to the distributions of principal in accordance with the provisions described in the prospectus supplement until the certificate balance of that class has been reduced to zero. Stripped Interest Certificates with no certificate balance are not entitled to any distributions of principal.

Components

      To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. The descriptions set forth under "--Distributions of Interest on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to certificate balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums

      If so provided in the related prospectus supplement, prepayment premiums that are collected on the mortgage loans and mortgage-backed securities in the related trust fund will be distributed on each distribution date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

      If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage loans and mortgage-backed securities have been incurred, the amount of losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans and mortgage-backed securities comprising the trust fund.

Advances in Respect of Delinquencies

      With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of payments of principal other than any balloon payments, and interest, net of related servicing fees and retained interest loans and mortgage-backed securities, that were due on the mortgage loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The advances will be made subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of senior certificates. The advance obligation may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of subordinate certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of the series. However, advances will be reimbursable from amounts in the certificate account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a nonrecoverable advance. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer is required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the related prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes mortgage-backed securities will describe any corresponding advancing obligation of any person in connection with such mortgage-backed securities.

Reports to Certificateholders

      Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (1) the amount of the distribution to holders of certificates of that class applied to reduce the certificate balance thereof;

      (2) the amount of the distribution to holders of certificates of that class allocable to accrued certificate interest, including any shortfalls in the payment of interest due on the certificates or any interest that is accrued but is not then payable or has been carried forward because of any cap on the amount of interest that is currently payable;

      (3) the amount of the distribution allocable to prepayment premiums;

      (4) the amount of related servicing compensation received by a servicer and, if payable directly out of the related trust fund, by any subservicer and any other customary information as that servicer or trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

      (6) the aggregate principal balance of the assets at the close of business on that distribution date;

      (7) the number and aggregate principal balance of mortgage loans in respect of which:

      o     one scheduled payment is delinquent;

      o     two scheduled payments are delinquent;

      o     three or more scheduled payments are delinquent; and

      o     foreclosure proceedings have been commenced;

      (8) with respect to any mortgage loan liquidated during the related Due
Period:

      o the portion of liquidation proceeds payable or reimbursable to the servicer or any other entity in respect of such mortgage loan; and

      o     the amount of any loss to certificateholders;

      (9) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

      o     the loan number of the related mortgage loan; and

      o     the date of acquisition;

      (10) with respect to each REO property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period:

      o     the book value;

      o the principal balance of the related mortgage loan immediately following the distribution date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement;

      o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof; and

      o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (11) with respect to any REO property sold during the related Due Period:

      o     the aggregate amount of sale proceeds;

      o the portion of sales proceeds payable or reimbursable to the servicer in respect of the REO property or the related mortgage loan; and

      o the amount of any loss to certificateholders in respect of the related mortgage loan;

      (12) the aggregate certificate balance or notional amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the distribution date, separately identifying any reduction in the certificate balance due to the allocation of any loss and increase in the certificate balance of a class of accrual certificates in the event that accrued certificate interest has been added to the balance;

      (13) the aggregate amount of principal prepayments made during the related Due Period;

      (14) the amount deposited in the reserve fund, if any, on the distribution date;

      (15) the amount remaining in the reserve fund, if any, as of the close of business on the distribution date;

      (16) the aggregate unpaid accrued certificate interest, if any, on each class of certificates at the close of business on the distribution date;

      (17) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the distribution date, and, if available, the immediately succeeding distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

      (18) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the distribution date and the immediately succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement;

      (19) as to any series which includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on the distribution date; and

      (20) the aggregate amount of payments by the borrowers of:

      o     default interest;

      o     late charges; and

      o     assumption and modification fees collected during the related Due
            Period.

      In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts shall be expressed as a dollar amount per minimum denomination of certificates or for another specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (1), (2), (12), (16) and (17) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the servicer or the trustee, as applicable, with respect to any mortgage-backed securities. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of certificates.

      Within a reasonable period of time after the end of each calendar year, the servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion of the calendar year during which the person was a certificateholder. This obligation of the servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the servicer or the trustee pursuant to any requirements of the Internal

Revenue Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Termination

      The obligations created by the related Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the certificate account or by the servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of:

      o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto; and

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the related prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

Book-Entry Registration and Definitive Certificates

      As described in the related prospectus supplement, if not issued in fully registered form, each class of certificates will be registered as book-entry certificates. Persons acquiring beneficial ownership interests in the certificates--the certificate owners--will hold their certificates through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking (formerly Cedelbank) or Euroclear Bank S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

      The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the certificates and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry certificate exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry certificate will be entitled to receive a physical certificate representing that certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the certificates will be Cede & Co., as nominee of DTC or one of the relevant depositories. Certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

      Purchases of book-entry certificates under the DTC system must be made by or through Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each certificateholder is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of a book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate. certificateholders will not receive written confirmation from DTC of their purchase, but certificateholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the certificateholder entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of certificateholders. certificateholders will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates is discontinued.

      To facilitate subsequent transfers, all book-entry certificates deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry certificates with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual certificateholders of the book-entry certificates; DTC's records reflect only the identity of the Participants to whose accounts such book-entry certificates are credited, which may or may not be the certificateholders. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to certificateholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry certificates are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distributions on the book-entry certificates will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to certificateholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the certificateholders shall be the responsibility of Participants and indirect participants.

      Because of time zone differences, credits of certificates received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in certificates settled during the processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of certificates by or through a Clearstream Participant or Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving certificates in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositaries for Clearstream or Euroclear.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

      Clearstream is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 37 currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a licensed bank, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels.

      Belgium office of Euroclear Bank, as Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry certificates.

      Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry certificates of those beneficial owners are credited.

      DTC has advised the depositor that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the applicable agreement only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of Securities Intermediaries whose holdings include those book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates and then will recognize the holders of the definitive certificates as certificateholders under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                         DESCRIPTION OF THE AGREEMENTS

      The certificates will be offered pursuant to a pooling and servicing agreement or a trust agreement.

      o A pooling and servicing agreement will be used where the trust fund includes mortgage loans. The parties to a pooling and servicing agreement will be Morgan Stanley Capital I Inc., a trustee and a master servicer appointed as of the date of the pooling and servicing agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of mortgage loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing mortgage loans directly.

      o A trust agreement will be used where the trust fund does not include mortgage loans. The parties to a trust agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the trust agreement for any trust fund to administer the trust fund.

      The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Any trust agreement will generally conform to the form of pooling and servicing agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of mortgage loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036. Attention: Mortgage Securities.

Assignment of Assets; Repurchases

      At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The depositor will have acquired the trust assets directly or through one or more entities, from one or more sellers identified in the prospectus supplement, one of which shall be identified as the sponsor of the securitization The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and mortgaged-backed security will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information:

      o in respect of each mortgage loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and loan-to-value ratio as of the date indicated and payment and prepayment provisions, if applicable; and

      o in respect of each mortgage-backed security included in the related trust fund, including without limitation, the related issuer, servicer and trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each mortgage loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, loan documents, which to the extent specified in the related prospectus supplement will include:

      o the original mortgage note endorsed, without recourse, in blank or to the order of the trustee,

      o the original mortgage or a certified copy with evidence of recording, and

      o     an assignment of the mortgage to the trustee in recordable form.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. To the extent specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note.

      Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the related prospectus supplement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, recordation of the assignment of mortgage is not required in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the mortgage loan.

      The trustee or a custodian will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then unless otherwise specified in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. To the extent specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

      With respect to each government security or mortgage-backed security in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the government security or mortgage-backed security, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the government security or mortgage-backed security, as applicable, to the trustee for the benefit of the certificateholders. With respect to each government security or mortgage-backed security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the Uniform Commercial Code, Morgan Stanley Capital I Inc. and the trustee will cause the government security or mortgage-backed security to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any mortgage-backed securities and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

      Unless otherwise provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, with respect to each mortgage loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

      o the accuracy of the information set forth for the mortgage loan on the schedule of assets appearing as an exhibit to the related Agreement;

      o the existence of title insurance insuring the lien priority of the mortgage loan;

      o the authority of the warrantying party to sell the mortgage loan;

      o the payment status of the mortgage loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

      o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

      o the existence of hazard and extended perils insurance coverage on the mortgaged property.

      Any warrantying party, if other than Morgan Stanley Capital I Inc. or the sponsor, shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

      Representations and warranties made in respect of a mortgage loan may have been made as of a date prior to the applicable cut-off date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the warrantying party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected mortgage loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the warrantying party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The warrantying party would have no obligations if the relevant event that causes the breach occurs after that date.

      Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee or both, will be required to notify promptly the relevant warrantying party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the value of the mortgage loan or the interests in the mortgage loan of the certificateholders. If the warrantying party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then:

      o the warrantying party will be obligated to repurchase the mortgage loan from the trustee within a specified period from the date on which the warrantying party was notified of the breach, at the Purchase Price; or

      o if so provided in the prospectus supplement for a series, the warrantying party will have the option, within a specified period after initial issuance of such series of certificates, to cause the mortgage loan to be removed from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described in the related prospectus supplement; or

      o if so provided in the prospectus supplement for a series, the warrantying party will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

      Unless otherwise provided in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a warrantying party.

      Neither Morgan Stanley Capital I Inc. except to the extent that it is the warrantying party, nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a warrantying party defaults on its obligation to do so, and no assurance can be given that warrantying parties will carry out their obligations with respect to mortgage loans.

      Unless otherwise provided in the related prospectus supplement the warrantying party will, with respect to a trust fund that includes government securities or mortgage-backed securities, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or mortgage-backed securities, covering:

      o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement; and

      o the authority of the warrantying party to sell the assets.

      The related prospectus supplement will describe the remedies for a breach thereof.

      A master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the master servicer which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights unless otherwise provided in the related prospectus supplement, will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default" below.

Certificate Account and Other Collection Accounts

      General

      The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained the certificate account, which must be either an account or accounts:

      o the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, to the limits established by the Federal Deposit Insurance Corporation, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained; or

      o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the certificate account is limited to Permitted Investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding distribution date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the certificate account will be paid to a master servicer or its designee as additional servicing compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

      Deposits

      A master servicer or the trustee will deposit or cause to be deposited in the certificate account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any amounts representing a retained interest:

      (1) all payments on account of principal, including principal prepayments, on the assets;

      (2) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer or a subservicer as its servicing compensation and net of any retained interest;

      (3) all proceeds of the hazard insurance policies to be maintained in respect of each mortgaged property securing a mortgage loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of a master servicer or the related subservicer, subject to the terms and conditions of the related mortgage and mortgage note, insurance proceeds and all liquidation proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      (5) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (6) any amounts paid under any cash flow agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (7) all proceeds of any asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described under "--Realization Upon Defaulted Mortgage loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

      (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of mortgage loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans and mortgage-backed securities;

      (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      (12) any other amounts required to be deposited in the certificate account as provided in the related Agreement and described in the related prospectus supplement.

      Withdrawals

      A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the certificate account for each trust fund for any of the following purposes:

      (1) to make distributions to the certificateholders on each distribution date;

      (2) to reimburse a master servicer for unreimbursed amounts advanced as described under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and retained interest, on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to mortgage loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

      (4) to reimburse a master servicer for any advances described in clause
(2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

      (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause
(2) above and the servicing expenses described in clause (3) above while these remain outstanding and unreimbursed;

      (6) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Matters Regarding a Master Servicer and the Depositor";

      (7) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

      (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

      (9) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the certificate account;

      (10) to pay the person entitled thereto any amounts deposited in the certificate account that were identified and applied by the master servicer as recoveries of retained interest;

      (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

      (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Taxes";

      (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the defaulted mortgage loan or property;

      (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

      (15) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the warrantying party to remedy any breach of representation or warranty under the Agreement;

      (16) to pay the person entitled thereto any amounts deposited in the certificate account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

      (17) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

      (18) to clear and terminate the certificate account at the termination of the trust fund.

      Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn from the collection account and deposited into the appropriate certificate account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the certificate account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Pre-Funding Account

      If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

      The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement.

      For any series of securities for which a pre-funding account is established, the amount deposited in the pre-funding account on the closing date of the series will equal the depositor's estimate of the principal amount of loans it expects the related seller to convey for deposit into the trust fund during the funding period. However, there will be no assurance that the seller will in fact be able to convey that amount of loans for deposit into the trust fund prior to the date set for the funding period to end. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. Therefore, any inability of the seller to convey a sufficient principal amount of loans and the resulting prepayment of principal could cause the overall rate of prepayments on the related securities to be higher than you may have anticipated when you made your investment decision. See "Yield and Prepayment Considerations."

      The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

      In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

Collection and Other Servicing Procedures

      The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late mortgage loan payment.

      Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage loans. To the extent specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support."

      The master servicer may agree to modify, waive or amend any term of any mortgage loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not:

      o affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan; or

      o in its judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

      The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a mortgage loan if, unless otherwise provided in the related prospectus supplement:

      o in its judgment, a material default on the mortgage loan has occurred or a payment default is imminent; and

      o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

      The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any mortgage loan.

Subservicers

      A master servicer may delegate its servicing obligations in respect of the mortgage loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each sub-servicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under a subservicing agreement.

      Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses."

Realization Upon Defaulted Mortgage Loans

      A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

      o monitor any mortgage loan which is in default;

      o contact the borrower concerning the default;

      o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property;

      o initiate corrective action in cooperation with the borrower if cure is likely;

      o inspect the mortgaged property; and

      o take any other actions as are consistent with the Servicing Standard.

      A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a mortgage loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

      Any Agreement relating to a trust fund that includes mortgage loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

      If so specified in the related prospectus supplement, the master servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      If a default on a mortgage loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the Servicing Standard, the master servicer, on behalf of the trustee, may at any time:

      o institute foreclosure proceedings;

      o exercise any power of sale contained in any mortgage;

      o obtain a deed in lieu of foreclosure; or

      o otherwise acquire title to a mortgaged property securing the mortgage loan.

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

      o the Internal Revenue Service grants an extension of time to sell the property; or

      o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

      Subject to the foregoing, the master servicer will be required to:

      o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property; and

      o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Internal Revenue Code, if a REMIC election has been made with respect to the related trust fund, on the ownership and management of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of the liquidation proceeds to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of credit support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines:

      o that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses; and

      o that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      As servicer of the mortgage loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of credit support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans.

      If a master servicer or its designee recovers payments under any instrument of credit support with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

Hazard Insurance Policies

      To the extent specified in the related prospectus supplement, each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. To the extent specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note will be deposited in the certificate account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mud flows, wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the mortgaged properties securing the mortgage loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of:

      o the replacement cost of the improvements less physical depreciation; and

      o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      Each Agreement for a trust fund that includes mortgage loans will require the master servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

      Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer or subservicer, as the case may be, from the collection account, with interest thereon, as provided by the Agreement.

      Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the mortgage loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Fidelity Bonds and Errors and Omissions Insurance

      To the extent specified in the related prospectus supplement, each Agreement will require that the master servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer. The related Agreement will allow the master servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer so long as criteria set forth in the Agreement are met.

Due-on-Sale Provisions

      Some of the mortgage loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. To the extent specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

Retained Interest; Servicing Compensation and Payment of Expenses

      The prospectus supplement for a series of certificates will specify whether there will be any retained interest in the assets, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

      To the extent specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any retained interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the certificate account or any account established by a subservicer pursuant to the Agreement.

      The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement may be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust fund during that period prior to their respective due dates therein.

Evidence as to Compliance

      The master servicer will be required to deliver to the depositor and the trustee by not later than March 15th of each year, starting in the year following the year of issuance of the related series of securities, an officer's certificate stating that:

      o a review of the activities of the master servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the master servicer to remedy such default.

      In addition, on or prior to March 15th of each year, commencing with the year following the year of issuance of the related series of securities , the master servicer will be required to deliver to the depositor an Assessment of Compliance that contains the following:

      o a statement of the master servicer's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the master servicer used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

      o the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the master servicer; and

      o a statement that a registered public accounting firm has issued an attestation report on the master servicer's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      The master servicer will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the master servicer's assessment of compliance with the applicable servicing criteria.

      In addition, the related prospectus supplement will identify each other party performing a servicing function that will be required to provide either or both of the above evidences of compliance. You will be able to obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in the prospectus supplement.

Matters Regarding a Master Servicer and the Depositor

      For each series of certificates, the servicing of the related loans may be provided, as specified in the prospectus supplement, either by the master servicer directly, by one or more servicers under supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for the series and services the loans directly or through one or more subservicers. The master servicer, if any, or a servicer for substantially all the mortgage loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the mortgage loans, if applicable. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

      If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

      To the extent specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; provided that the other activities of the master servicer causing the conflict were carried on by the master servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

      To the extent specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise described in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

      o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

      o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

      o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

      o incurred in connection with any violation of any state or federal securities law; or

      o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account.

      In general, the only obligations of the depositor with respect to a series of certificates will be to obtain representations and warranties from the sponsor, the sellers and/or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also establish the trust fund for each series of certificates and will assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. The only ongoing responsibilities of the depositor with respect to any series of certificates will be, if necessary, to assure that it has fully transferred to the trust fund its rights in the assets of the trust fund. The depositor will have no ongoing servicing, administrative or enforcement obligations with respect to any trust fund.

      Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

      Unless otherwise provided in the related prospectus supplement for a trust fund that includes mortgage loans, Events of Default under the related Agreement will include:

      o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

      o any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

Rights Upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any retained interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise described in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

      Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66(2)/3% of the voting rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in the first bullet point under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the Agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the Agreement:

      o     to cure any ambiguity;

      o to conform the Agreement to this Prospectus and the prospectus supplement provided to investors in connection with the initial offering of the related certificates

      o to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

      o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

      o     to comply with any requirements imposed by the Internal Revenue
            Code;

provided that the amendment--other than an amendment for the purpose specified in the fourth bullet point above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

      To the extent specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected thereby evidencing not less than 51% of the voting rights, for any purpose; provided, however, that to the extent specified in the related prospectus supplement, no such amendment may:

      o reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

      o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

      o modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

      However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The Trustee

      The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee in respect of the certificates or the assets, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

      Unless otherwise described in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the certificate account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:

      o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

      o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

      o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

      o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the voting rights for the series; provided, however, that the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Agreement, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

      For any series of certificates, credit support may be provided with respect to one or more classes thereof or the related assets. Credit support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds and/or spread accounts, or any combination of the foregoing. In addition, derivatives in the form of interest rate swap agreements, interest rate caps, floors and collars, currency swap agreements, currency exchange agreements or any combination of the foregoing may be used by the related trust fund to alter the payment characteristics of the loans or other trust fund assets. Credit support and derivatives will not provide protection against all risks of loss or interest rate or currency movements, as applicable, and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses or other shortfalls occur which exceed the amount covered by credit support or such derivatives or which are not covered by the credit enhancement or such derivatives, securityholders will bear their allocable share of any deficiencies.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire certificate balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, certificateholders will bear their allocable share of deficiencies.

      If credit support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

      o     the nature and amount of coverage under the credit support;

      o any conditions to payment thereunder not otherwise described in this prospectus;

      o the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced;

      o     the material provisions relating to such credit support; and

      o information regarding the obligor under any instrument of credit support, including:

      o     a brief description of its principal business activities;

      o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

      o its total assets, and its stockholders or policyholders surplus, if applicable, as of the date specified in the prospectus supplement.

      See "Risk Factors--Credit Enhancement is Limited in Amount and Coverage."

Subordinate Certificates

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions of principal and interest from the certificate account on any distribution date will be subordinated to the rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

      If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans and mortgage-backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans and mortgage-backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Mortgage Loans

      If so provided in the prospectus supplement for a series of certificates, the mortgage loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and mortgage-backed securities on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any instrument for a series will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent described in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each distribution date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

      Moneys deposited in any reserve funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related reserve fund for the series, and any loss resulting from these investments will be charged to the reserve fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise described in the related prospectus supplement.

      Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to certificateholders and use of investment earnings from the reserve fund, if any.

Derivative Products

      If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products consisting of the agreements described under "Description of the Trust Funds-Cash Flow Agreements and Derivatives". For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

Credit Support for Mortgage-Backed Securities

      If so provided in the prospectus supplement for a series of certificates, the mortgage-backed securities in the related trust fund or the mortgage loans underlying the mortgage-backed securities may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify as to each form of credit support the information indicated above under "Description of Credit Support--General" to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by single-family residential properties. The legal aspects are governed primarily by applicable state law, which laws may differ substantially. As such, the summaries do not purport to:

      o     be complete;

      o     reflect the laws of any particular state; or

      o encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

General

      All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties:

      o a mortgagor--the borrower and usually the owner of the subject property, and

      o     a mortgagee--the lender.

      In contrast, a deed of trust is a three-party instrument, among:

      o     a trustor--the equivalent of a borrower,

      o     a trustee to whom the mortgaged property is conveyed, and

      o     a beneficiary--the lender--for whose benefit the conveyance is made.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

      By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage or other instrument may encumber other interests in real property such as:

      o     a tenant's interest in a lease of land or improvements, or both, and

      o     the leasehold estate created by the lease.

A mortgage or other instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. To the extent specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make certain representations and warranties in the Agreement with respect to any mortgage loans that are secured by an interest in a leasehold estate. The representations and warranties, if applicable, will be set forth in the prospectus supplement.

Cooperative Loans

      If specified in the prospectus supplement relating to a series of offered certificates, the mortgage loans may also consist of cooperative apartment loans secured by security interests in shares issued by a cooperative and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This type of lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations:

      o arising under a blanket mortgage, the lender holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or

      o arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

      Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the lender. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives' interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Foreclosure--Cooperative Loans" below.

Foreclosure

      General

      Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

      Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale clause" contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

      REO Properties

      If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer, on behalf of the certificateholders, will be required to sell the mortgaged property by the close of the third calendar year following the year of acquisition, unless:

      o     the Internal Revenue Service grants an REO extension or

      o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Internal Revenue Code.

Subject to the foregoing, the master servicer or any related subservicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer may retain an independent contractor to operate and manage any REO property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer of its obligations with respect to the REO property.

      In general, the master servicer or any related subservicer or an independent contractor employed by the master servicer or any related subservicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer could determine, particularly in the case of an REO property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax. To the extent that income the trust fund receives from an REO property is subject to a tax on (i) "net income from foreclosure property" that income would be subject to federal income tax at the highest marginal corporate tax rate--currently 35% or (ii) "prohibited transactions," that income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the master servicer or any related subservicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of the income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders.

      Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

      Rights of Redemption

      The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC provisions.

      Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement which will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

Junior Mortgages

      Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior lender's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" in this prospectus.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior lender or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the lender or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first lender expends these sums, such sums will generally have priority over all sums due under the junior mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Statutes in some states limit the right of a beneficiary under a deed of trust or a lender under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Environmental Legislation

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a trust fund) secured by residential real property. In the event that title to a mortgaged property securing a mortgage loan in a trust fund was acquired by the trust fund and cleanup costs were incurred in respect of the mortgaged property, the holders of the related series of certificates might realize a loss if such costs were required to be paid by the trust fund.

Due-on-Sale Clauses

      Unless the related prospectus supplement indicates otherwise, the mortgage loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related mortgaged property. The enforceability of "due-on-sale" clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of these clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if the loans are paid prior to maturity. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans. The absence of a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans.

Subordinate Financing

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

      o the borrower may have difficulty servicing and repaying multiple loans;

      o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

      o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

      Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

      o the interest rate, discount points and charges as are permitted in that state; or

      o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Alternative Mortgage Instruments

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act provides that, notwithstanding any state law to the contrary:

      o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

      o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St Germain Act provides that any state may reject applicability of the provisions of Title VIII of the Garn-St Germain Act by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Certain states have taken this type of action.

Servicemembers' Civil Relief Act

      Under the terms of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Servicemembers' Civil Relief Act, as amended, applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Servicemembers' Civil Relief Act, as amended, applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Servicemembers' Civil Relief Act, as amended. Application of the Servicemembers' Civil Relief Act, as amended, would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Servicemembers' Civil Relief Act, as amended, would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley Austin LLP or Latham & Watkins LLP or Cadwalader, Wickersham & Taft LLP, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including the REMIC Regulations promulgated by the Treasury Department, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which, for example, banks and insurance companies, may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

      The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

Grantor Trust Funds

      If a REMIC election is not made, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion that the trust fund will not be classified as a publicly traded partnership, a taxable mortgage pool or an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

a. Single Class of Grantor Trust Certificates

      Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and mortgage-backed securities in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan and mortgage-backed security because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Internal Revenue Code Sections 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Internal Revenue Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Internal Revenue Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of:

      o 3% of the excess of adjusted gross income over the applicable amount and

      o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

      This limitation will be phased out beginning in 2006 and eliminated after 2009.

      In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the master servicer, whichever is earlier, and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans and mortgage-backed securities directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and mortgage-backed securities. The mortgage loans and mortgage-backed securities would then be subject to the "coupon stripping" rules of the Internal Revenue Code discussed below under "--Stripped Bonds and Coupons."

      Unless otherwise described in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

      o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Internal Revenue Code Section 7701(a)(19) representing principal and interest payments on mortgage loans and mortgage-backed securities will be considered to represent "loans secured by an interest in real property which is ... residential property" within the meaning of Internal Revenue Code
            Section 7701(a)(19)(C)(v), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section;

      o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans and mortgage-backed securities will be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and interest income on the mortgage loans and mortgage-backed securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), to the extent that the mortgage loans and mortgage-backed securities represented by that grantor trust certificate are of a type described in that Internal Revenue Code section; and

      o a grantor trust certificate owned by a REMIC will represent "obligation[s] which [are] principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3).

      Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in Internal Revenue Code Section 1286, and, as a result, these assets would be subject to the stripped bond provisions of the Internal Revenue Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each government security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain trust funds may include buydown loans. The characterization of any investment in buydown loans will depend upon the precise terms of the related buydown agreement, but to the extent that buydown loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Internal Revenue Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown loans. Accordingly, grantor trust certificateholders should consult their own tax advisors with respect to the characterization of investments in grantor trust certificates representing an interest in a trust fund that includes buydown loans.

      Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan and mortgage-backed security based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans and mortgage-backed securities at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans and mortgage-backed securities were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for the grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable Prepayment Assumption should be used in computing amortization of premium allowable under Internal Revenue Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a mortgage loan or an underlying mortgage loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan. If a reasonable Prepayment Assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Internal Revenue Code Section 1272(a)(6). Absent further guidance from the Internal Revenue Service and unless otherwise described in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans and mortgage-backed securities meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Internal Revenue Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans and mortgage-backed securities may be subject to the market discount rules of Internal Revenue Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or mortgage-backed security allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of

      o     the total remaining market discount and

      o a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

      For grantor trust certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

      o     the total remaining market discount and

      o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Single Class of Grantor Trust Certificates--Premium" above in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Anti-abuse Rule. The Internal Revenue Service can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, mortgage-backed security or grantor trust certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b. Multiple Classes of Grantor Trust Certificates

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Internal Revenue Code Sections 1271 through 1288, Internal Revenue Code
Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

      Excess Servicing will be Treated Under the Stripped Bond Rules. If the excess servicing fee is less than 100 basis points, i.e., 1% interest on the mortgage asset principal balance, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The Internal Revenue Service appears to require that reasonable servicing fees be calculated on a mortgage asset by mortgage asset basis, which could result in some mortgage loans and mortgage-backed securities being treated as having more than 100 basis points of interest stripped off. See "--Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" in this prospectus.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans and mortgage-backed securities issued on the day the certificate is purchased for purposes of calculating any original issue discount. Generally, if the discount on a mortgage loan or mortgage-backed security is larger than a de minimis amount, as calculated for purposes of the original issue discount rules, a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Internal Revenue Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" in this prospectus. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans and mortgage-backed securities as market discount rather than original issue discount if either

      o the amount of original issue discount with respect to the mortgage loans and mortgage-backed securities is treated as zero under the original issue discount de minimis rule when the certificate was stripped or

      o no more than 100 basis points, including any amount of servicing fees in excess of reasonable servicing fees, is stripped off of the trust fund's mortgage loans and mortgage-backed securities.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the Internal Revenue Service to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Internal Revenue Code could be read literally to require that original issue discount computations be made for each payment from each mortgage loan or mortgage-backed security. Unless otherwise described in the related prospectus supplement, all payments from a mortgage loan or mortgage-backed security underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the original issue discount rules of the Internal Revenue Code, in which case, all payments from the mortgage loan or mortgage-backed security would be included in the stated redemption price at maturity for the mortgage loan and mortgage-backed security purposes of calculating income on the certificate under the original issue discount rules of the Internal Revenue Code.

      It is unclear under what circumstances, if any, the prepayment of mortgage loans and mortgage-backed securities will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans or mortgage-backed securities, or if no Prepayment Assumption is used, then when a mortgage loan or mortgage-backed security is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or mortgage-backed security.

      In light of the application of Internal Revenue Code Section 1286, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to this Stripped Bond Certificate, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the Internal Revenue Service.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Internal Revenue Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans and mortgage-backed securities of the type that make up the trust fund. With respect to these Internal Revenue Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans and mortgage-backed securities. While Internal Revenue Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Internal Revenue Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Internal Revenue Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, unless otherwise described in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Internal Revenue Code Section 856(c)(5)(B) and "loans ... secured by, an interest in real property which is ... residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and mortgage-backed securities and interest on such mortgage loans and mortgage-backed securities qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s]...which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

      The original issue discount rules of Internal Revenue Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans and mortgage-backed securities as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers--other than individuals--originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Internal Revenue Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans and mortgage-backed securities. Original issue discount on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans and mortgage-backed securities other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Internal Revenue Code, the mortgage loans and mortgage-backed securities underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or mortgage-backed security is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or mortgage-backed security is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described below under "--Accrual of Original Issue Discount," will, unless otherwise described in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued.

      In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

      Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the original issue discount on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the distribution dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

      o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

      o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans and mortgage-backed securities acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans and mortgage-backed securities--e.g., that arising from a "teaser" rate--would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

      The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the Internal Revenue Service has not issued guidance under the Internal Revenue Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly original issue discount income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c. Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the original issue discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Internal Revenue Code Section 1221, except to the extent described above with respect to the market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year.

      Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

      It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

      o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

      o     the grantor trust certificate is part of a straddle;

      o the grantor trust certificate is marketed or sold as producing capital gain; or

      o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor trust certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. Non-U.S. Persons

      Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans and mortgage-backed securities that were issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to

      o     an owner that is not a U.S. Person or

      o a grantor trust certificate holder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

      Accrued original issue discount recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans and mortgage-backed securities issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans and mortgage-backed securities, or such grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans and mortgage-backed securities of where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or mortgage-backed security secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

e. Information Reporting and Backup Withholding

      The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate of the entire purchase price, unless either

      o the broker determines that the seller is a corporation or other exempt recipient, or

      o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

      Such a sale must also be reported by the broker to the Internal Revenue Service, unless either

      o     the broker determines that the seller is an exempt recipient or

      o the seller certifies its non-U.S. Person status and other conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

      On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are held by "middlemen", and whose assets are mortgages or regular interests in a REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

REMICS

      The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Internal Revenue Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

      In general, with respect to each series of certificates for which a REMIC election is made:

      o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Internal Revenue Code Section 7701(a)(19)(C);

      o certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Internal Revenue Code
            Section 856(c)(5)(B); and

      o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B).

      If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Internal Revenue Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      In some instances the mortgage loans and mortgage-backed securities may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 856(c)(5)(B), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Internal Revenue Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes, not including recreational vehicles, campers or similar vehicles, that are "single family residences" under Internal Revenue Code
Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Internal Revenue Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley Austin LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

      o     "real estate assets" within the meaning of Internal Revenue Code
            Section 856(c)(5)(B);

      o "loans secured by an interest in real property" under Internal Revenue Code Section 7701(a)(19)(C); and

      o whether the income on such certificates is interest described in Internal Revenue Code Section 856(c)(3)(B).

a. Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with original issue discount. Generally, the original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The REMIC Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing original issue discount are set forth in Internal Revenue Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Internal Revenue Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the Prepayment Assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first distribution date on a REMIC Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

      The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of original issue discount rather than being immediately deductible, when prepayments on the mortgage loans and mortgage-backed securities exceed those estimated under the Prepayment Assumption. The Internal Revenue Service might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Internal Revenue Code Section 1272(a)(6), they represent the only guidance regarding the current views of the Internal Revenue Service with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the Internal Revenue Service could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than a REMIC Regular Certificate based on a notional amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Internal Revenue Code
Section 171 is made to amortize such premium. Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period--an "accrual period"--that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

      o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption--of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

      o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

      The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease--but never below zero--in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of original issue discount may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with original issue discount who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that REMIC Regular Certificate. In computing the daily portions of original issue discount for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      o the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

      o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

      A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Under the original issue discount rules, interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally:

      o     the interest is unconditionally payable at least annually;

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

      o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificate.

      The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the Internal Revenue Service may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how original issue discount would be determined for debt instruments subject to Internal Revenue Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payments debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the Internal Revenue Service.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Internal Revenue Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with original issue discount, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Internal Revenue Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Sections 1276 through 1278.

      The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Internal Revenue Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1) the total remaining market discount and

      2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

      For REMIC Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of

      1) the total remaining market discount and

      2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such Deferred Interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Internal Revenue Code Section 171. The Internal Revenue Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Internal Revenue Code Section 1272(a)(6), such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as original issue discount, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans and mortgage-backed securities, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on the mortgage loans and mortgage-backed securities, except to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans and mortgage-backed securities. Timing and characterization of such losses is discussed in "--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the

REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Internal Revenue Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

      o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Internal Revenue Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

      o     the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Internal Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      The certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each such distribution date. The period between the closing date for Payment Lag Certificates and their first distribution date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the closing date and the first distribution date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of subordinate certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinate certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults and delinquencies on the mortgage loans.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

      Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued original issue discount, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

      o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

      o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Internal Revenue Code Section 957, related to the issuer; and

      o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular Certificateholder.

      If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued original issue discount, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then the holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the Internal Revenue Service may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a borrower is a "United States shareholder" within the meaning of Internal Revenue Code Section 951(b), are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related borrower.

      Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 30% for 2003, 29% for 2004-05 and 28% for 2006-2010 may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the backup withholding rate on the entire purchase price, unless either:

      o the broker determines that the seller is a corporation or other exempt recipient, or

      o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a non-U.S. Person, and other conditions are met.

      A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the Internal Revenue Service, unless either:

      o     the broker determines that the seller is an exempt recipient, or

      o the seller certifies its non-U.S. Person status and other conditions are met.

      Certification of the registered owner's non-U.S. Person status normally would be made on Internal Revenue Service Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

b. Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions that is, phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and mortgage-backed securities and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative value. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of:

      o the income from the mortgage loans and mortgage-backed securities and the REMIC's other assets, and

      o the deductions allowed to the REMIC for interest and original issue discount on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular
            Certificates--Non-Interest Expenses of the REMIC," other expenses.

      REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      o     all bad loans will be deductible as business bad debts, and

      o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans and mortgage-backed securities may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans and mortgage-backed securities and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or mortgage-backed security will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. The REMIC may elect under Internal Revenue Code Section 171 to amortize any premium on the mortgage loans and mortgage-backed securities. Premium on any mortgage loan or mortgage-backed security to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or mortgage-backed security would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and original issue discount on the REMIC Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Internal Revenue Code.

      Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the Internal Revenue Service finalized Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Internal Revenue Code Section 67 only to the extent that such expenses, plus other miscellaneous itemized deductions of the individual, exceed 2% of such individual's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that the applicable amount will be reduced by the lesser of:

      o 3% of the excess of the individual's adjusted gross income over the applicable amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      This limitation will be phased out beginning in 2006 and eliminated after 2009.

      The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Internal Revenue Code Section 67 or Internal Revenue Code Section 68 may be substantial. Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the Internal Revenue Service such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate referred to in the Internal Revenue Code as an excess inclusion , for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

      o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

      o will be treated as unrelated business taxable income within the meaning of Internal Revenue Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

      o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
            Payments--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the daily accruals for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the Federal long-term rate in effect at the time the REMIC Residual Certificate is issued. For this purpose, the adjusted issue price of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Internal Revenue Service.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Internal Revenue Code
Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Internal Revenue Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the second following paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased--but not below zero--by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Internal Revenue Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. In addition, a transfer of a REMIC Residual Certificate that is a

"noneconomic residual interest" may be subject to different rules. See "Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool," as defined in Internal Revenue Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Internal Revenue Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      A REMIC Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the related REMIC's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees must be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non economic residual interest sells or otherwise disposes of the non economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding these regulations.

Prohibited Transactions and Other Taxes

      The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means:

      o the disposition of a mortgage loan or mortgage-backed security; the receipt of income from a source other than a mortgage loan or mortgage-backed security or certain other permitted investments;

      o     the receipt of compensation for services; or

      o gain from the disposition of an asset purchased with the payments on the mortgage loans and mortgage-backed securities for temporary investment pending distribution on the certificates.

      It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

      In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from:

      o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds; or

      o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

      In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Internal Revenue Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with an Internal Revenue Service proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement.

      Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Internal Revenue Service may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code
Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Internal Revenue Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Internal Revenue Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

      (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency),

      (B) any organization, other than certain farmers cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income," and

      (C)   a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

      o a regulated investment company, real estate investment trust or common trust fund,

      o     a partnership, trust or estate and

      o     certain cooperatives.

      Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships--generally, non-service partnerships with 100 or more members electing to be subject to simplified Internal Revenue Service reporting provisions under Internal Revenue Code sections 771 through 777--will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

      o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and

      o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

      o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

      o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

      A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

      (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

      (2) the transferee represents to the transferor that (i) it understands that, as the holder of the REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

      (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, and either:

            (i) the present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

                  (a) the present value of any consideration given to the
            transferee to acquire the REMIC Residual Certificate;

                  (b) the present value of the expected future distributions on the REMIC Residual Certificate; and

                  (c) the present value of the anticipated tax savings
            associated with the holding the REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Internal Revenue Code Section 11(b)(1) (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee; or

            (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;

                  (b) the transferee is an eligible corporation (as defined in
            Treasury regulation section I.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause 3(ii); and

                  (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause 3(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

      If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form adopted by the Internal Revenue Service for such purposes and the trustee consents to the transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

      Any holder of an offered certificate that reports any item or items of income, gain, expense, or loss in respect of an offered certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Internal Revenue Code Section 4975 impose certain restrictions on Plans and on persons who are parties in interest or disqualified persons with respect to the Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Internal Revenue Code Section 410(d)), are not subject to the restrictions of ERISA. However, these plans may be subject to other applicable federal, state or local law that is similar to the provisions of ERISA or the Code. Moreover, any governmental or church plan that is not subject to ERISA but is qualified under Internal Revenue Code Section 401(a) and exempt from taxation under Internal Revenue Code Section 501(a) is subject to the prohibited transaction rules set forth in Internal Revenue Code
Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

Prohibited Transactions

      General

      Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Internal Revenue Code Section 4975 imposes excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest that engage in non-exempt prohibited transactions.

      The United States Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless an exception applies.

      Under the terms of the regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust. In this event, the asset seller, the master servicer, the trustee, any insurer of the mortgage loans and mortgage-backed securities and other persons, in providing services with respect to the assets of the trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Internal Revenue Code Section 4975), with respect to transactions involving the plan assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation the value of equity interest held by persons who have discretionary authority or control with access to the assets of the entity or held by affiliates of such persons. "Benefit Plan Investors" include both Plans and employee benefit plans not subject to ERISA (e.g., governmental and foreign plans). To fit within the safe harbor, the 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      Availability of Underwriter's Exemption for Certificates

      The United States Department of Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and by PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption"), which, as amended, exempts from the application of the prohibited transaction rules transactions relating to:

      o the acquisition, sale and holding by Plans of certain securities, including certificates, representing an undivided interest in certain asset-backed pass-through entities, including trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

      o the servicing, operation and management of those asset-backed pass-through trusts,

provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust may be eligible for exemptive relief thereunder:

            (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm s-length transaction with an unrelated party;

            (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories (or four highest, if the investment pool contains only certain types of assets, such as fully-secured mortgage loans) from any of the following rating agencies: Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

            (3) The trustee is a substantial financial institution and is not an affiliate of any member of the Restricted Group (as defined below) other than an underwriter;

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the asset seller pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by each servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

            (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended; and

            (6) Unless the investment pool contains only certain types of assets, such as fully secured mortgage loans, the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

      The trust fund must also meet the following requirements:

            (i) the corpus of the trust fund must consist solely of assets of a type that have been included in other investment pools;

            (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest (four highest, if the trust contains only certain types of assets) rating categories of a rating agency for at least one year prior to the Plan's acquisition of the securities; and

            (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

      The Exemption provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust may be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

            (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "pre-funding limit") must not exceed twenty-five percent (25%).

            (2) All receivables transferred after the closing date (the "additional obligations") must meet the same terms and conditions for eligibility as the original receivables used to create the trust, which terms and conditions have been approved by a rating agency.

            (3) The transfer of such additional obligations to the trust during the pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

            (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the receivables in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the receivables transferred to the trust on the closing date.

            (5) In order to insure that the characteristics of the additional obligations are substantially similar to the original receivables which were transferred to the trust fund:

                  (i) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of Morgan Stanley Capital I Inc.; or

                  (ii)an independent accountant retained by Morgan Stanley
            Capital I Inc. must provide Morgan Stanley Capital I Inc. with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the receivables transferred to the trust as of the closing date.

            (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

            (7) Amounts transferred to any pre-funding account or capitalized interest account, or both, used in connection with the pre-funding may be invested only in certain permitted investments.

            (8) The related prospectus or prospectus supplement must describe:

                  (i) any pre-funding account or capitalized interest account, or both, used in connection with a pre-funding account;

                  (ii)the duration of the pre-funding period;

                  (iii) the percentage or dollar amount, or both, of the
            pre-funding limit for the trust; and

                  (iv)that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

            (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account or capitalized interest account, or both, and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire certificates in a trust holding receivables on which that person or an affiliate is an obligor, provided that, among other requirements:

      o the person or its affiliate is an obligor with respect to no more than five percent of the fair market value of the obligations or receivables contained in the trust;

      o no member of the Restricted Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA) of the Plan;

      o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

      o a Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      This exemptive relief does not apply to Plans sponsored by the asset seller, Morgan Stanley Capital I Inc., Morgan Stanley & Co. Incorporated and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any pool insurer, any obligor with respect to obligations included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any affiliate of any of such parties (the "Restricted Group").

      Before purchasing a certificate, a fiduciary of a Plan should itself confirm (a) that the certificates constitute "securities" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The prospectus supplement for each series of certificates will specify whether there is a "pre-funding period" and whether such additional conditions will be satisfied. Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the

Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, the rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them). If none of S&P, Moody's or Fitch rate the applicable class of certificates in one of the four highest generic rating categories at the time of such purchase, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTE 95-60) to effect such purchase and is eligible for exemptive release under and satisfies all of the conditions set forth in Section I and III of PTE 95-60.

Review by Plan Fiduciaries

      Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code and of the Plan Assets Regulation to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. PTCE 83-1 does not apply to pools containing loans secured by shares issued by a cooperative association. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption with respect to the certificates offered thereby.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

      The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

      As to any offering of securities, in addition to the plan of distribution as described in the prospectus supplement and this prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b) under the Securities Act of 1933.

      Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to the offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate balance or notional amount of the offered certificates as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

      Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

      Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

      All or part of any class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP, Sidley Austin LLP or Latham & Watkins LLP.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any, ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

      The SEC allows Morgan Stanley Capital I Inc. to "incorporate by reference" information it files with the SEC, which means that Morgan Stanley Capital I Inc. can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Morgan Stanley Capital I Inc. files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement.

      Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

      All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Steven S. Stern, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

      Morgan Stanley Capital I Inc. filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports and the Agreement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 100 Fifth Street, N.W., Washington, D.C. 20549 or be accessed at the internet site http://www.sec.gov maintained by the Commission. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330.

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

      Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

      "Agreement" means the pooling and servicing agreement or the trust agreement, as applicable.

      "Amortizable Bond Premium Regulations" means final regulations issued by the Internal Revenue Service which deal with the amortizable bond premium.

      "Available Distribution Amount" means for each distribution date, the sum of the following amounts:

      o the total amount of all cash on deposit in the related certificate account as of the corresponding Determination Date, exclusive of:

            o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

            o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, liquidation proceeds, insurance proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

            o all amounts in the certificate account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

      o if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account, including any net amounts paid under any cash flow agreements;

      o all advances made by a servicer or any other entity as specified in the related prospectus supplement with respect to the distribution date;

      o if and to the extent the related prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related prepayment period; and

      o unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related certificate account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support with respect to the distribution date.

      "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

      "Deferred Interest" means interest deferred by reason of negative amortization.

      "Determination Date" means the close of business on the date specified in the related prospectus supplement.

      "Due Period" means the period which will commence on the second day of the month in which the immediately preceding distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and will end on the first day of the month of the related distribution date.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Events of Default" means, with respect to the master servicer under the pooling and servicing agreement, any one of the following events:

      o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment.

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc., and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

      o any breach of a representation or warranty made by the master servicer under the pooling and servicing agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

      "FHLMC" means the Federal Home Loan Mortgage Corporation.

      "Mark-to-Market Regulations" means the finalized Internal Revenue Service regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

      "OID Regulations" means the special rules of the Internal Revenue Code relating to original issue discount (currently Internal Revenue Code Sections 1271 through 1273 and 1275) and the related Treasury regulations.

      "Payment Lag Certificates" means certain of the REMIC Regular
Certificates.

      "Permitted Investments" means United States government securities and other investment grade obligations specified in the Agreement.

      "Plans" means employee benefit plans subject to ERISA and certain other similar plans and arrangements, including but not limited to individual retirement accounts and annuities.

      "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

      "Prohibited Transaction Tax" means the tax the Internal Revenue Code imposes on REMICs equal to 100% of the net income derived from prohibited transactions.

      "Purchase Price" means, with respect to any mortgage loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

      "Record Date" means the last business day of the month immediately preceding the month in which the distribution date for a class of certificates occurs.

      "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of credit support, for which advances were made.

      "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificates where an election is made to treat the trust fund as a REMIC.

      "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

      "REMIC Regular Certificateholders" means holders of REMIC and Regular Certificates.

      "REMIC Regulations" means the REMIC Regulations promulgated by the Treasury Department.

      "REMIC Residual Certificate" means the sole class of residual interests in the REMIC.

      "REMIC Residual Certificateholders" means holders of the REMIC Regular Certificates.

      "REO Tax" means a tax on net income from foreclosure property, within the meaning of Internal Revenue Code Section 857(b)(4)(B).

      "Restricted Group" means the underwriter, the asset seller, the trustee, the master servicer, any insurer of the mortgage loans and mortgage-backed securities, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, any swap counterparty of a permitted swap or notional principal contract included in the trust, or any of their respective affiliates.

      "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

      "Servicing Standard" means:

      o the standard for servicing the servicer must follow as defined by the terms of the related pooling and servicing agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of credit support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

      o     applicable law; and

      o the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Stripped ARM Obligations" means original issue discount on grantor trust certificates attributable to adjustable rate loans.

      "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans and mortgage-backed securities, if a trust fund is created with two classes of grantor trust certificates.

      "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

      "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, or no interest distributions.

      "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

      "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

      "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

      "Value" means:

      o with respect to any mortgaged property other than a mortgaged property securing a refinance loan, generally the lesser of

            o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

            o     the sales price for that property; and

      o with respect to any refinance loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the refinance loan.